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                          SECURITIES PURCHASE AGREEMENT
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                                      Among

                             AMERICAN SKIING COMPANY

                                       and

                         OAK HILL CAPITAL PARTNERS, L.P.

                                       and

                   THE OTHER ENTITIES NAMED IN ANNEX A HERETO

                            Dated as of July 15, 2001













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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS..........................................................2

  SECTION 1.01             Certain Defined Terms...............................2
  SECTION 1.02             Other Definitions...................................7
  SECTION 1.03             Terms Generally.....................................7

ARTICLE II SUBSCRIPTION AND SALE...............................................8

  SECTION 2.01             Purchase and Sale of the Junior Subordinated Notes..8
  SECTION 2.02             Purchase and Sale of the Common Shares..............8
  SECTION 2.03             Closing.............................................8
  SECTION 2.04             Closing Deliveries by the Company...................9
  SECTION 2.05             Closing Deliveries by the Purchasers...............10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................10

  SECTION 3.01             Authority..........................................11
  SECTION 3.02             Capital Stock of the Company; Ownership of the
                                Shares........................................12
  SECTION 3.03             No Conflict........................................14
  SECTION 3.04             No Default.........................................14
  SECTION 3.05             NYSE...............................................14
  SECTION 3.06             Governmental Consents and Approvals................14
  SECTION 3.07             Compliance With Laws...............................14
  SECTION 3.08             Full Disclosure....................................15
  SECTION 3.09             Brokers............................................15
  SECTION 3.10             Securities Law Compliance..........................15
  SECTION 3.11             Taxes).............................................15
  SECTION 3.12             Representations and Warranties on Closing Date.....16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................16

  SECTION 4.01             Organization and Authority of Each Purchaser.......16
  SECTION 4.02             No Conflict........................................17
  SECTION 4.03             Governmental Consents and Approvals................17
  SECTION 4.04             Investment Purpose.................................18
  SECTION 4.05             Status of Junior Subordinated Notes and Shares;
                                Limitations on Transfer and Other
                                Restrictions..................................18
  SECTION 4.06             Sophistication and Financial Condition of Each
                                Purchaser.....................................18
  SECTION 4.07             Brokers............................................18
  SECTION 4.08             Full Disclosure....................................19
  SECTION 4.09             Representations and Warranties on Closing Date.....19

ARTICLE V ADDITIONAL AGREEMENTS...............................................19

  SECTION 5.01             Use of Proceeds....................................19
  SECTION 5.02             Further Action; Consents; Filings..................19
  SECTION 5.03             Tax Reporting......................................19
  SECTION 5.04             Heavenly Gondola Guarantee.........................20
  SECTION 5.05             Exchange of the Tranche C Loan.....................21
  SECTION 5.06             Series B Preferred Stock ..........................21
  SECTION 5.07             Termination of Warrant Purchase Agreement..........26
  SECTION 5.08             Committees; Directors of Material Subsidiaries.....26
  SECTION 5.09             Public Announcements Public Announcements..........26
  SECTION 5.10             NYSE Listing.......................................27
  SECTION 5.11             Enforcement of the Company's Rights................27

ARTICLE VI CONDITIONS TO THE CLOSING..........................................27

  SECTION 6.01             Conditions to the Obligations of Each Party........27
  SECTION 6.02             Conditions to Obligations of the Company...........28
  SECTION 6.03             Conditions to Obligations of the Purchasers........29
  SECTION 6.04             Additional Condition to the Obligations of the
                                Purchasers....................................30

ARTICLE VII TERMINATION.......................................................30

  SECTION 7.01             Termination........................................30

ARTICLE VIII GENERAL PROVISIONS...............................................31

  SECTION 8.01             Expenses...........................................31
  SECTION 8.02             Survival...........................................31
  SECTION 8.03             Notices............................................31
  SECTION 8.04             Headings...........................................32
  SECTION 8.05             Severability.......................................32
  SECTION 8.06             Entire Agreement...................................33
  SECTION 8.07             Assignment.........................................33
  SECTION 8.08             No Third Party Beneficiaries.......................33
  SECTION 8.09             Amendments and Waivers.............................33
  SECTION 8.10             Governing Law. ....................................33
  SECTION 8.11             Counterparts.......................................33
  SECTION 8.12             Specific Performance...............................34

ANNEX/EXHIBITS

Annex A         Purchasers
Annex B         JSN Purchasers
Annex C         Common Share Purchasers
Annex D         Series C-1 and Series C-2 Allocations

Exhibit A       Form of Junior Subordinated Note Indenture
Exhibit B       Form of Registration Rights Agreement
Exhibit C-1     Form of Series C-1 Certificate of Designation
Exhibit C-2     Form of Series C-2 Certificate of Designation
Exhibit D       Form of Series D Certificate of Designation
Exhibit E       Form of Amended and Restated By-laws



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                  SECURITIES PURCHASE AGREEMENT dated as of July 15, 2001 among
AMERICAN SKIING COMPANY, a Delaware corporation (the "Company"), OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Oak Hill"), and the other entities identified in Annex A attached hereto (together with Oak Hill, the "Purchasers").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue and sell to the Purchasers identified on Annex B and C, and such Purchasers wish to purchase from the Company, an aggregate of $12,500,000 principal amount of the Company's 11.3025% junior subordinated convertible notes (as more particularly defined herein, the "Junior Subordinated Notes"), and an aggregate of 1,000,000 shares (the "Common Shares") of Common Stock (as defined herein) upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in order to further assist the Company in its financial restructuring efforts, Oak Hill has agreed to (i) provide a $14,000,000 guarantee of the Heavenly Gondola Capital Lease (as defined herein),
(ii) fund $2,500,000 of additional Tranche C Loans (as defined in the Resort Properties Credit Agreement) under the Resort Properties Credit Agreement (as defined herein), and (iii) the termination of its right to receive the Tranche C Warrants (as defined herein);

                  WHEREAS, in order to induce the Purchasers set forth on Annex B & C to provide additional financing to the Company in the form of the purchase of the Junior Subordinated Notes and the Common Shares, and in consideration of Oak Hill's agreement to (i) provide a guarantee of the obligations of Heavenly Valley LP (as defined herein) under the Heavenly Gondola Capital Lease, (ii) fund $2,500,000 of additional Tranche C Loans under the Resort Properties Credit Agreement and (iii) the termination of its right to receive the Tranche C Warrants, and in consideration of the other covenants and agreements of the Purchasers in this Agreement, subject to the terms and conditions set forth below, the Company has agreed to issue to the Purchasers 40,000 shares of Series C-1 Preferred Stock (as defined herein) and a number of shares of Series C-2 Preferred Stock (as defined herein) determined as provided herein, and to effect certain changes to its existing capital structure, all as more particularly set forth herein;

                  WHEREAS, on July 13, 2001 the Tranche A Lenders (as defined in the Resort Properties Credit Agreement) are advancing to ASCRP an additional $1,250,000 pursuant to the Resort Properties Credit Agreement and Oak Hill, in partial satisfaction of its obligations pursuant to this Agreement to fund $2,500,000 of additional Tranche C Loans, is advancing to ASCRP Tranche C Loans in the sum of $1,250,000 pursuant to its existing Tranche C Loan commitment.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchasers and the Company hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Securities Purchase Agreement dated as of July 15, 2001 among the Company and the Purchasers (including the Annex and the Schedules and Exhibits hereto and the Disclosure Letter) and all amendments hereto made in accordance with the provisions of Section 7.09.

     "Amended and Restated Credit Agreement" means the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999, as it may be amended from time to time, among the Company and certain Company Subsidiaries, as borrowers, the lenders and Fleet National Bank (f/k/a BankBoston, N.A.), as agent for the lenders.

     "ASCRP" means American Skiing Company Resort Properties, Inc., a Maine corporation.

     "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended to the date of this Agreement and as may be amended from time to time.

     "Board" means the board of directors of the Company.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

     "By-laws" means the by-laws of the Company as amended to the date of this Agreement and as may be further amended from time to time.

     "Class A Common Stock" means the Class A common stock of the Company, par value $.01 per share.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Common Stock" means the common stock of the Company (excluding the Class A Common Stock), par value $.01 per share.

     "Company Subsidiary" or "Company Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Company, respectively.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Conversion Stock" means new shares of Common Stock issued or issuable upon conversion of the Series C-1 Preferred Stock.

     "Designated C-2 Share Number" means a number (rounded up to the nearest whole number) calculated as follows: the aggregate Liquidation Price (as defined in Exhibit B to the Certificate of Incorporation) of the Series B Preferred Stock on the Closing Date less $40,000,000 divided by 1000.

     "Director" means a member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Governmental Authority" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Heavenly Gondola Capital Lease" means the lease to be entered into between a financial institution reasonably acceptable to the Company and the Purchasers and Heavenly Valley LP covering certain gondola towers and cars and related equipment and assets servicing the Heavenly resort and yielding proceeds to the Company of $14,000,000.

     "Heavenly Valley LP" means Heavenly Valley Limited Partnership, a Nevada limited partnership and a wholly owned subsidiary of the Company.

     "Junior Subordinated Note Indenture" means the Indenture relating to the Subordinated Notes to be entered into as of the Closing Date among the Company, as issuer, and Oak Hill, as trustee, substantially in the form of Exhibit A attached hereto.

     "Junior   Subordinated   Notes"  means  the   Company's   11.3025%   Junior
Subordinated   Convertible   Notes  due  2007  issued  pursuant  to  the  Junior
Subordinated Note Indenture.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Lien" means any security interests, pledges, mortgages, liens, deeds of trust, charges, claims, judgments, unsatisfied preemptive rights, purchase options, rights of first refusal or first offer, proxies, voting agreements, transfer restrictions, and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, other than any created by the Purchasers or pursuant to this Agreement or arising under applicable state or federal securities laws.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Company, any Company Subsidiary or their businesses or any resort location that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company, any Company Subsidiary or their businesses or any resort location is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, prospects, assets or properties of the Company and the Company Subsidiaries, taken as a whole, except for any changes or effects principally resulting from or principally arising in connection with (i) any occurrence or condition affecting the leisure industry generally or (ii) any changes in general economic conditions, it being understood that the fact that the business or financial condition, results of operations, prospects, assets or properties of each resort location are consolidated with the other resort locations and business of the Company and the Company Subsidiaries for purposes of defining whether there has been a "Material Adverse Effect" shall in no way imply that a material adverse change in the business, financial condition, results of operations, prospects, assets or properties of any single resort location could not result in a Material Adverse Effect.

     "Mr. Otten" means Mr. Leslie B. Otten.

     "NYSE" means the New York Stock Exchange.


     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by the Company in a written notice to Oak Hill, on behalf of each Purchaser, at least two Business Days before the Closing.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into as of the Closing Date by the Company and the Purchasers substantially in the form of Exhibit B attached hereto.

     "Resort Properties Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of July 31, 2000, as amended and as it may be further amended from time to time, among ASCRP, the lenders party thereto and Fleet National Bank, as agent for the lenders.

     "SEC" means the United States Securities and Exchange Commission. ---

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999 and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Company, as issuer, several of the Company Subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

     "Senior Subordinated Notes" means the Company's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated
Note Indenture.

     "Senior Preferred Stock" means the Company's 10.5% Repriced Convertible Exchangeable Preferred Stock, par value $.01 per share.

     "Series B Preferred Stock" means the Company's 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share.

     "Series C-1 Certificate of Designation" means the documents to be filed with the Secretary of State of the State of Delaware, substantially in the form of Exhibit C-1 attached hereto, setting forth the rights and preferences of the Series C-1 Preferred Stock.

     "Series C-2 Certificate of Designation" means the documents to be filed with the Secretary of State of the State of Delaware, substantially in the form of Exhibit C-2 attached hereto, setting forth the rights and preferences of the Series C-2 Preferred Stock.

     "Series C Preferred Shares" means, collectively, the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock to be issued to the Purchasers pursuant to this Agreement.

     "Series C-1 Preferred Stock" means the Company's 12% Series C-1 Convertible Participating Preferred Stock, par value $.01 per share.

     "Series C-2 Preferred Stock" means the Company's 15% Series C-2 Preferred Stock, par value $.01 per share.

     "Series D Certificate of Designation" means the documents to be filed with the Secretary of State of the State of Delaware, substantially in the form of Exhibit D attached hereto, setting forth the rights and preferences of the Series D Preferred Stock.

     "Series D Preferred Stock" means the Company's Series D Participating Preferred Stock, par value $.01 per share.

     "Shares" means the Common Shares and the Series C Preferred Shares.

     "Stockholders' Agreement" means the Stockholders' Agreement dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Company, Mr. Otten, Oak Hill and the other parties identified therein.

     "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

     "Textron Credit Agreement" means the Loan and Security Agreement dated as of September 1, 1998, as amended by the First Amendment dated as of April 5, 1999 and the Accession, Loan Sale and Second Amendment Agreement dated June 24, 1999 and as it may be further amended from time to time, among Grand Summit Resort Properties, Inc., as borrower, the lenders party thereto and Textron Financial Corporation, as administrative agent.

     "Tranche C Warrants" means the warrants to purchase 6,000,000 shares of Common Stock to be issued to Oak Hill pursuant to the Warrant Purchase Agreement.

     "Warrant Purchase Agreement" means the Securities Purchase Agreement dated July 31, 2000 among the Company, ASCRP and Oak Hill, as it has been and may be amended from time to time.

     SECTION 1.02 Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

Term                                                    Section
----                                                    -------
Aggregate CS Purchase Price                             Section 2.02(b)
Aggregate JSN Purchase Price                            Section 2.01(b)
Aggregate Purchase Price                                Section 2.02(b)
Closing                                                 Section 2.03
Closing Date                                            Section 2.03
Common Shares                                           Preamble
Company                                                 Preamble
CS Purchase Price                                       Section 2.02(b)
Disclosure Letter                                       Article III
Heavenly Gondola Guarantee                              Section 5.04
JSN Purchase Price                                      Section 2.01(b)
Material Subsidiaries                                   Section 5.08
Non-Purchaser Directors                                 Section 5.11
Oak Hill                                                Preamble
Purchase Price                                          Section 2.02(b)
Purchasers                                              Preamble
Reporting Agreement                                     Section 5.03
Series B Voting Rights                                  Section 5.06(b)
Tax Returns                                             Section 3.11(a)
Terminating Company Breach                              Section 7.01(d)
Terminating Purchaser Breach                            Section 7.01(e)
Transfer                                                Section 5.06(i)

     SECTION 1.03 Terms Generally. References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns. The words "shall" and "will" have the same meaning and effect.

                                   ARTICLE II

                              SUBSCRIPTION AND SALE

     SECTION 2.01 Purchase and Sale of the Junior Subordinated Notes. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell to each of the Purchasers identified in Annex B, and each such Purchaser shall purchase from the Company, Junior Subordinated Notes in the aggregate principal amount set forth opposite such Purchaser's name on Annex B for the aggregate price set forth in Section 2.01(b). Oak Hill shall be responsible and liable for the performance of all obligations of each such Purchaser under this Agreement, including, without limitation, full payment of the Aggregate JSN Purchase Price (as defined below).

     (b) The purchase price to be paid by each Purchaser to the Company for the Junior Subordinated Notes to be purchased by it shall be the amount set forth opposite its name on Annex B and shall be payable at the Closing (as defined below) by wire transfer in immediately available funds (such payable amount with respect to each Purchaser being referred to as the "JSN Purchase Price"). The aggregate purchase price for all of the Junior Subordinated Notes sold hereby for which Oak Hill is responsible in accordance with Section 2.01(a) is $12,500,000 (the "Aggregate JSN Purchase Price").

     SECTION 2.02 Purchase and Sale of the Common Shares. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall sell to each of the Purchasers identified in Annex C, and each such Purchaser shall purchase from the Company, a number of Common Shares set forth opposite such Purchaser's name on Annex C for the price set forth in Section 2.02(b). Oak Hill shall be responsible and liable for the performance of all obligations of each such Purchaser under this Agreement, including, without limitation, full payment of the Aggregate CS Purchase Price (as defined below).

     (b) The purchase price to be paid by each Purchaser to the Company for the Common Shares to be purchased by it shall be the amount set forth opposite its name on Annex C and shall be payable at the Closing (as defined below) by wire transfer in immediately available funds (such payable amount with respect to each Purchaser being referred to as the "CS Purchase Price," and together with the JSN Purchase Price, the "Purchase Price"). The aggregate purchase price for all of the Shares sold hereby for which Oak Hill is responsible in accordance with Section 2.02(a) is $1,000,000 (the "Aggregate CS Purchase Price," and together with the Aggregate JSN Purchase price, the "Aggregate Purchase Price").

     SECTION 2.03 Closing. The purchase and sale of the Junior Subordinated Notes and the Common Shares and the consummation of the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. on the first Business Day following the expiration of the 10-day NYSE notice period described in Section

5.10, or at such other time, place and/or date as shall be agreed upon by the Company and Oak Hill. The date upon which the Closing occurs is referred to herein as the "Closing Date".

     SECTION 2.04 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchasers:

     (a) Junior Subordinated Notes in the aggregate principal amount of $12,500,000, registered in the name of the Purchasers identified in Annex B in accordance with their respective allocations as set forth in Annex B and duly executed and authenticated pursuant to the requirements of the Junior Subordinated Note Indenture;

     (b) a newly issued stock certificate or certificates representing in the aggregate 1,000,000 shares of Common Stock and issued in the name the Purchasers identified in Annex C in accordance with their respective allocations as set forth in Annex C;

     (c) newly issued stock certificates representing in the aggregate 40,000 shares of Series C-1 Preferred Stock and the Designated C-2 Share Number of Series C-2 Preferred Stock and issued in the name of the Purchasers identified in Annex D in accordance with their respective allocations as set forth in Annex D;

     (d) a receipt for the Purchase Price paid by each Purchaser;

     (e) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes and the consummation of the transactions contemplated hereby and thereby, including the filing of the Series C-1 Certificate of Designation, the Series C-2 Certificate of Designation and the Series D Certificate of Designation with the Secretary of State of the State of Delaware and the issuance of the Junior Subordinated Notes, the Common Shares and the Series C Preferred Shares;

     (f) a legal opinion addressed to the Purchasers and dated the Closing Date, from counsel to the Company, in a form reasonably acceptable to Oak Hill and its counsel;

     (g) a copy of (i) the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary or other authorized officer of the Company, dated as of the Closing Date, stating that no amendments, other than the filing of the Series C-1 Certificate of Designation, the Series C-2 Certificate of Designation and the Series D Certificate of Designation, have been made to such Certificate of Incorporation since such date, and (ii) the By-laws, certified by the Secretary or Assistant Secretary of the Company as amended in accordance with Section 6.03(d) and in effect on the Closing Date;

     (h) a good standing certificate for the Company from the Secretary of State of the State of Delaware dated as of a date not earlier than five Business Days prior to the Closing Date;

     (i) a copy of (i) the fairness opinion of Credit Suisse First Boston dated as of the date hereof and delivered to the independent Directors in connection with this Agreement and the transactions contemplated hereby and (ii) the bringdown fairness opinion of Credit Suisse First Boston dated as of the Closing Date and delivered to the independent Directors in connection with this Agreement and the transactions contemplated hereby, such bringdown fairness opinion to be substantially the same in form and substance as the fairness opinion described in clause (i) above (each of which opinions will expressly permit the Company to deliver a copy thereof to the Purchasers in satisfaction of the Company's obligation under this Section 2.04(i)); and

     (j) the other documents and instruments to be delivered by the Company pursuant to Section 6.03.

     SECTION 2.05 Closing Deliveries by the Purchasers. At the Closing, the Purchasers shall deliver to the Company the items specified below:

     (a) the Aggregate Purchase Price for the Junior Subordinated Notes and the Common Shares, to the Purchase Price Bank Account;

     (b) a receipt acknowledging delivery by the Company of the Junior Subordinated Notes and the stock certificates specified in Section 2.04(b) and
(c);

     (c) a legal opinion addressed to the Company and dated the Closing Date, from counsel for the Purchasers, in a form reasonably satisfactory to the Company and its counsel;

     (d) a good standing certificate for each Purchaser from the Secretary of State of the state of its organization as of a date not earlier than five Business Days prior to the Closing Date; and

     (e) the other documents and instruments to be delivered by the Purchasers pursuant to Section 6.02.

                                  ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

     As an inducement to the Purchasers to enter into this Agreement, and except as disclosed in a letter duly executed by an authorized officer of the Company and delivered by the Company to each Purchaser immediately prior to the execution of this Agreement (the "Disclosure Letter"), the Company hereby represents and warrants to the Purchasers, as follows:

     SECTION 3.01 Authority. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the Company has all necessary corporate power and authority to enter into each of this Agreement, the Registration Rights Agreement and the Junior Subordinated Note Indenture and the Junior Subordinated Notes, and to carry out its obligations hereunder and thereunder.

     (b) The execution and delivery of each of this Agreement, the Registration Rights Agreement and the Junior Subordinated Note Indenture and the Junior Subordinated Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance to the Purchasers of the Junior Subordinated Notes (including the Series D Preferred Stock issuable on conversion of the Junior Subordinated Notes), the Common Shares and the Series C Preferred Shares (including the Conversion Stock or Series D Preferred Stock issuable upon conversion of the Series C-1 Preferred Stock), have been duly authorized by all requisite action on the part of the Company (including approval by a majority of the Board (which majority includes the unanimous approval of all Directors not nominated or appointed by the Purchasers or their Affiliates) and the recommendation by a special committee of disinterested Directors), and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize such execution, delivery and performance by the Company. Except for the approval of the holders of the Series B Preferred Stock as evidenced by their execution and delivery of this Agreement, no stockholder vote of the Company is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture or the Junior Subordinated Notes.

     (c) This Agreement has been and, as of the Closing Date, the Registration Rights Agreement will be, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchasers) this Agreement constitutes and, as of the Closing Date, the Registration Rights Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (d) As of the Closing Date the Junior Subordinated Note Indenture will be duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Oak Hill, as trustee), will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (e) The Junior Subordinated Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Junior

Subordinated Note Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to bankruptcy insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 3.02 Capital Stock of the Company; Ownership of the Shares. (a) As of the date hereof, the authorized capital stock of the Company consists of (x) 100 million shares of Common Stock, of which (i) 15,929,353 shares are issued and outstanding, (ii) 3,623,608 shares are reserved for issuance upon conversion of the Senior Preferred Stock, (iii) 46,124,575 shares are reserved for issuance upon conversion of the Series B Preferred Stock, (iv) 14,760,530 shares are reserved for issuance upon conversion of the Class A Common Stock, (v) 8,688,699 shares are reserved for issuance upon the exercise of stock options granted to directors, officers and other employees of the Company pursuant to equity incentive plans approved by the Board, and (vi) six million shares have been reserved for issuance upon exercise of the Tranche C Warrants, (y) 15 million shares of Class A Common Stock, of which 14,760,530 shares are outstanding, and
(z) 500,000 shares of preferred stock, par value $.01 per share, of which (i) 150,000 shares have been designated Series B Preferred Stock and are issued and outstanding, and (ii) 40,000 shares have been designated Senior Preferred Stock, of which 36,626 shares are issued and outstanding.

     (b) As of the Closing Date, upon consummation of the Closing as contemplated hereby, subject to the conversion or exercise of any convertible or other common share equivalent securities, the authorized capital stock of the Company will consist of (x) 100 million shares of Common Stock, of which (i) 16,929,353 shares will be issued and outstanding, (ii) 3,623,608 shares will be reserved for issuance upon conversion of the Senior Preferred Stock, (iii) 14,760,530 shares will be reserved for issuance upon conversion of the Class A Common Stock, (iv) 8,688,699 shares will be reserved for issuance upon the exercise of stock options granted to directors, officers and other employees of the Company pursuant to equity incentive plans approved by the Board and (v) 45,883,352 shares shall have been reserved for issuance upon conversion of the Series C-1 Preferred Stock, (y) 15 million shares of Class A Common Stock, of which 14,760,530 shares will be outstanding, and (z) 500,000 shares of preferred stock, par value $.01 per share, of which (i) 150,000 shall have been designated Series B Preferred Stock and will be issued and outstanding (subject to Section
5.06 of this Agreement), (ii) 40,000 shares shall have been designated Senior Preferred Stock, of which 36,626 shares will be issued and outstanding, (iii) 40,000 shall have been designated Series C-1 Convertible Preferred Stock, 40,000 of which will be issued and outstanding, (iv) 150,000 shall have been designated Series C-2 Preferred Stock, of which the Designated C-2 Share Number will be issued and outstanding, and (v) 5,000 shall have been designated Series D Participating Preferred Stock, none of which will be issued and outstanding, 5,000 shares of which shall have been reserved for issuance upon conversion of the Junior Subordinated Notes and upon conversion of the Series C-1 Preferred Stock.

     (c) All of the outstanding shares of the Company's capital stock are (and upon consummation of the Closing as contemplated hereby will have been) validly issued, fully paid and nonassessable. As of the date hereof, none of the issued and outstanding shares of capital stock of the Company have been issued and, as of the Closing Date, upon consummation of the Closing as contemplated hereby, none of the shares of capital stock of the Company will have been issued, in violation of any preemptive rights. Except as described above, there are no (and upon consummation of the Closing as contemplated hereby there will not be any) options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. Except as provided in the Senior Subordinated Note Indenture, there are no (and upon consummation of the Closing as contemplated hereby there will not be any) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Company Subsidiary.

     (d) Upon consummation of the Closing as contemplated hereby, including receipt by the Company of the Aggregate Purchase Price, (i) the Common Shares and the Series C Preferred Shares will be validly issued, fully paid and nonassessable, and (ii) the Purchasers shall acquire good and valid title to the Common Shares and the Series C Preferred Shares, free and clear of any Liens. Upon issuance and delivery of the Series C-1 Preferred Stock and the Junior Subordinated Notes in accordance with this Agreement and the Junior Subordinated
Note Indenture, the Series C-1 Preferred Stock will be convertible into the Conversion Stock and Series D Preferred Stock in accordance with the terms of the Series C-1 Certificate of Designation, and the Junior Subordinated Notes will be convertible into shares of Series D Preferred Stock in accordance with the terms of the Junior Subordinated Notes and the Junior Subordinated Note Indenture. The Series D Preferred Stock and the Conversion Stock have been duly authorized by all necessary corporate action and, when issued and delivered by the Company upon conversion of the Junior Subordinated Notes and the Series C-1 Preferred Stock, as applicable, will be validly issued, fully paid and non-assessable.

     SECTION 3.03 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.06, except as may result from facts or circumstances relating solely to the Purchasers, the execution, delivery and performance of this Agreement does not and, as of the Closing Date, the execution, delivery and performance of the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes by the Company will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary, (b) conflict with or violate any existing Law or Governmental Order applicable to the Company, any Company Subsidiary or any of its respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Company or any Company Subsidiary pursuant to (i) the Stockholders' Agreement, the Amended and Restated Credit Agreement, the Resort Properties Credit Agreement, the Textron Credit Agreement, the Senior Subordinated Note Indenture or the Senior Subordinated Notes, or (ii) any other material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound or affected. except with respect to clause (c)(ii) only, as would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.04 No Default. Neither the Company nor any Company Subsidiary is in violation of its charter or by-laws or other constituting or organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition under the Amended and Restated Credit Agreement, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Resort Properties Credit Agreement or the Textron Credit Agreement.

     SECTION 3.05 NYSE. The Company has obtained all consents and waivers from the NYSE necessary in connection with this Agreement and the transactions contemplated hereby, including a waiver of any requirement that the issuance of the Common Shares or the Conversion Stock or any of the other transactions hereunder be approved by the Company's stockholders. The Company has delivered to the Purchasers true and correct copies of all such waivers and consents. The Company is not in default or violation of any material rule, regulation, condition or requirement of the NYSE.

     SECTION 3.06 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, (ii) any consents or waivers from the NYSE, which are addressed in Section 3.05, and (iii) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably expected to result in a Material Adverse Effect or to materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 3.07 Compliance With Laws. Neither the Company nor any Company Subsidiary is in default or violation of any Governmental Order, except for (i) such defaults or violations of any rule, regulations, conditions or requirements of the NYSE, which are addressed in Section 3.05 and (ii) such other defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.08 Full Disclosure. None of the information supplied by the Company in this Agreement or any other document, certificate, notice or consent related to any of the foregoing delivered to the Purchasers in connection with this Agreement at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

     SECTION 3.09 Brokers. Except for the fees of Credit Suisse First Boston which will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.10 Securities Law Compliance. Assuming the representations and warranties of the Purchasers set forth in Article IV hereof are true and correct in all respects, the subscription and sale of the Junior Subordinated Notes to the Purchasers (including the Series D Preferred Stock issuable on conversion thereof) and the issuance of the Common Shares and the Series C Preferred Shares to the Purchasers (including the Conversion Stock and, if applicable, Series D Preferred Stock, issuable on conversion of the Series C-1 Preferred Stock) pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the sale of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Shares or of securities of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

     SECTION 3.11 Taxes. (a) To the knowledge of the Company, the Company has filed or caused to be filed, or has properly filed extensions for, all material tax returns, reports, forms and other such documents ("Tax Returns") that are required to be filed and has paid or caused to be paid all Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except any Tax the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. To the knowledge of the Company, such Tax Returns are true and correct in all material respects. The Company has paid or caused to be paid, or has established reserves in accordance with GAAP for all material Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). To the knowledge of the Company, no material additional Tax assessment against the Company or any Company Subsidiary has been heretofore proposed by any Governmental Authority for which provision deemed adequate by the Company in its reasonable judgment has not been made on its balance sheet. Except as disclosed in Section 3.11(a) of the Disclosure Letter, no waivers of the statute of limitation or extension of time within which to assess any Tax have been granted by the Company or any Company Subsidiary. United States federal income tax returns of the Company have been closed through the tax year ended July 27, 1997.

     (b) Except as disclosed in Section 3.11(b) of the Disclosure Letter, with respect to all Tax Returns of the Company and the Company Subsidiaries, (i) no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax and
(ii) to the knowledge of the Company there is no unassessed deficiency proposed or threatened against the Company or any of the Company Subsidiaries.

     (c) The Company knows of no change in the rates or basis of assessment of any Tax (other than federal income tax) of the Company and the Company Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

     (d) Neither the Company nor any of the Company Subsidiaries has agreed to or to the knowledge of the Company is required to make any adjustments under section 481 of the Code by reason of a change or accounting method or otherwise.

     (e) None of the respective assets of the Company or any of the consolidated tax Company Subsidiaries is required to be treated as being owned by any Person, other than the Company or any of the Company Subsidiaries, pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code.

     (f) The Company underwent an "ownership change" as defined in Section 382 of the Code on August 9, 1999. The Closing will not result in an ownership change (as so defined in Section 382 of the Code).

     SECTION 3.12 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representation had been made on and as of the Closing Date, except that any representation and warranty made as of a specific date prior to the Closing Date shall be true in all material respects on and as of such specific date.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     As an inducement to the Company to enter into this Agreement, each of the Purchasers hereby represents and warrants severally, and not jointly, to the Company as follows:

     SECTION 4.01 Organization and Authority of Each Purchaser. (a) Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Purchaser has all necessary power and authority to enter into this Agreement and the Registration Rights Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     (b) The execution and delivery of each of this Agreement and the Registration Rights Agreement by such Purchaser, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Purchaser.

     (c) This Agreement has been, and, as of the Closing Date, the Registration Rights Agreement will be, duly executed and delivered by each Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes and, as of the Closing Date, the Registration Rights Agreement will constitute, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

     SECTION 4.02 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by each Purchaser does not and will not
(a) violate, conflict with or result in the breach of any provision of its certificate of limited partnership or by-laws or similar organizational document of such Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to such Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Lien on any of the assets or properties of such Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above, would have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement.

     SECTION 4.03 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by each Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to be material to such Purchaser or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.04 Investment Purpose. Each Purchaser is acquiring the Junior Subordinated Notes and the Shares for its own account solely for the purpose of holding such securities for purposes of investment and not with a view to, or for offer or sale in connection with, any distribution thereof, public or otherwise in violation of the federal securities laws or any applicable state securities laws.

     SECTION 4.05 Status of Junior Subordinated Notes and Shares; Limitations on Transfer and Other Restrictions. Each Purchaser understands that the Junior Subordinated Notes and the Shares have not been and will not be registered under the Securities Act or under any state securities laws (other than in accordance with the Registration Rights Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and that the Shares have not been approved or disapproved by the SEC or by any other federal or state agency. Each Purchaser further understands that such exemption depends in part upon, and the Junior Subordinated Notes and the Shares are being sold in reliance on, the representations and warranties set forth in this Article IV. Each Purchaser further understands that none of the Junior Subordinated Notes or the Shares may be sold, transferred or assigned unless registered by the Company pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for each Purchaser to liquidate its investment in the Junior Subordinated Notes or the Shares, and each Purchaser agrees not to sell, assign or otherwise transfer or dispose of any of the Junior Subordinated Notes or the Shares unless such Junior Subordinated Notes or Shares have been so registered or an exemption from registration is available.

     SECTION 4.06 Sophistication and Financial Condition of Each Purchaser. Each Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act and each Purchaser considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Junior Subordinated Notes and the Shares. Each Purchaser has not been organized for the sole purpose of acquiring the Junior Subordinated Notes or the Shares. Each Purchaser has been provided access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Junior Subordinated Notes and Shares contemplated hereby.

     SECTION 4.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers.

     SECTION 4.08 Full Disclosure. None of the information supplied by the Purchasers in this Agreement or any other document, certificate, notice or consent related to any of the foregoing delivered to the Company in connection with this Agreement at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

     SECTION 4.09 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 4 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representation had been made on and as of the Closing Date, except that any representation and warranty made as of a specific date prior to the Closing Date shall be true in all material respects on and as of such specific date.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.01 Use of Proceeds. The Company shall use, and shall cause ASCRP to use, the proceeds of the Aggregate Purchase Price substantially as follows:

     (a) approximately $12,500,000 to acquire real property and improvements from ASCRP and/or one of its Subsidiaries as agreed to by the Purchasers; and

     (b) the remainder of the proceeds for (i) fees and expenses of the Company relating to the transactions contemplated by this Agreement and (ii) general working capital purposes. SECTION 5.02......Further Action; Consents; Filings.
(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement and, when executed, the Registration Rights Agreement and the Junior Subordinated Note Indenture, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchasers or the Company or any of their partners or Subsidiaries, as the case may be, in connection with the authorization, execution and delivery of this Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes and the consummation of the transactions contemplated hereby and thereby and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Registration Rights Agreement and the Junior Subordinated Note Indenture, the Junior Subordinated Notes and the transactions contemplated hereby and thereby that are required under the Exchange Act and any other applicable Law.

     SECTION 5.03 Tax Reporting. The parties hereto agree and acknowledge that unless otherwise required in the opinion of outside counsel to the relevant party, as a result of a change in applicable law (including, without limitation, a clarification of law pursuant to legislative, administrative or judicial guidance), to comply with its obligations under the Code, (i) no party hereto will take the position that any amount will be includible in income with respect to the securities issued pursuant to this Agreement (including the Conversion Stock or Series D Preferred Stock issuable upon conversion of the Series C-1 Preferred Stock and the shares of Series D Preferred Stock issuable upon conversion of the Junior Subordinates Notes) under Section 305 of the Code and that the parties shall file all Tax Returns accordingly (the "Reporting Agreement") and (ii) no party shall affirmatively take any position inconsistent with the Reporting Agreement upon examination of any Tax Return, in any refund claim, in any litigation or otherwise.

     SECTION 5.04 Heavenly Gondola Guarantee. On or after the Closing Date, upon the request of the Company, Oak Hill (or an Affiliate of Oak Hill reasonably acceptable to the lessor under the Heavenly Gondola Capital Lease) shall provide a guarantee of the obligations of Heavenly Valley LP under the Heavenly Gondola Capital Lease, such guarantee to be on commercially reasonable terms and have a maximum aggregate liability of $14,000,000 (the "Heavenly Gondola Guarantee"). Oak Hill shall use its best efforts to assist the Company to obtain the Heavenly Gondola Capital Lease on commercially reasonable terms. The Company shall cooperate with Oak Hill to obtain the Heavenly Gondola Capital Lease and shall use all commercially reasonable efforts to negotiate a provision in the Heavenly Gondola Capital Lease for the release of the Heavenly Gondola Guarantee upon the sale or other disposition of assets by the Company or any of the Company Subsidiaries in one transaction or multiple transactions resulting in aggregate gross proceeds to the Company or the Company Subsidiaries of $90,000,000 or more.

     Subject to the provisions of the Heavenly Gondola Guarantee and to the provisions of the debt instruments of the Company and the Company Subsidiaries, in the event that Oak Hill shall make any payment under the Heavenly Gondola Guarantee, the Company agrees that on demand it shall, or shall cause Heavenly Valley Limited Partnership to, promptly reimburse, without setoff or counterclaim, Oak Hill in full for any such payments. To the extent permitted under the debt instruments of the Company and the Company Subsidiaries, Oak Hill may elect (with the consent of the Company) to exchange such reimbursement obligation in respect of payments under the Heavenly Gondola Guarantee for a bridge loan instrument of the Company with a maturity of less than one year from such exchange and an interest rate equal to the deemed interest rate under the Heavenly Gondola Capital Lease, and containing such other terms consistent with the foregoing reimbursement obligation as Oak Hill may reasonably request or approve. The foregoing rights afforded to Oak Hill shall be in addition to, and not in lieu of, any rights that Oak Hill may have to be reimbursed for payments made under the Heavenly Gondola Guarantee under common law, in equity, by separate agreement or otherwise.

     SECTION 5.05 Exchange of the Tranche C Loan. If and when permitted pursuant to the terms of the Senior Debt (as defined in the Junior Subordinated Note Indenture), at the request of Oak Hill, the Company shall take, and shall cause its Subsidiaries to take, all actions reasonably necessary to exchange the Tranche C Loans for an unsubordinated and unsecured (or subordinated and unsecured if agreed to by Oak Hill) debt instrument of the Company with a market interest rate as agreed to by the Company and Oak Hill (or if not so agreed then as determined by a nationally recognized investment bank selected by the Company and Oak Hill or if no investment bank is selected within 10 days following Oak Hill's request, selected in the manner described in the second to last sentence of Section 9(c)(iv) of the Series C-1 Certificate of Designation with the expenses of such investment bank to be paid by the Company), and with the same maturity and payment terms, and containing such other terms consistent with, the Tranche C Loans as Oak Hill may reasonably request or approve.

     SECTION 5.06 Series B Preferred Stock. (a) Except for the Series B Voting Rights (as defined in paragraph (b) of this Section 5.06), effective as of and from the Closing Date, the Purchasers and their respective successors in interest, hereby irrevocably waive and relinquish all rights, powers and preferences (including the right to receive dividends or any amount upon the liquidation, dissolution or winding up of the Company or upon any optional or mandatory redemption) the Purchasers and their respective successors in interest have as a holder of Series B Preferred Stock by the terms of the Series B Preferred Stock contained in Exhibit B to the Certificate of Incorporation, and the registration rights in respect of the Series B Preferred Stock contained in the Stockholders' Agreement, but excluding any rights, or remedies the Purchasers and their respective successors in interest and transferees and assigns may have pursuant to the Preferred Stock Subscription Agreement among the Company, Oak Hill and the other parties thereto, dated as of August 9, 1999. The provisions of this Section 5.06(a) shall constitute the consent required by
Section 6(b)(iii) of Exhibit B to the Certificate of Incorporation. Effective as and from Closing Date each Purchaser and its respective successors in interest does hereby release and forever discharge (i) the Company, (ii) all past and present officers, directors, employees, counsel, agents, representatives and controlling persons, if any, of the Company, (iii) all past and present affiliates and subsidiaries of the Company, and (iv) all of the Company's past or present subsidiaries' and affiliates' officers, directors, employees, counsel agents, representatives, controlling persons, if any, of and from any and all manner of (and hereby waive any) claims, actions or proceedings of any nature which have been, could have been, or could be brought in any local, state or federal court, administrative agency or other tribunal, including but not limited to, those arising under common law, federal law, or state statutory law, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent, including all claims for incidental, consequential, punitive or exemplary damages or equitable relief arising out of any of the foregoing, which any party hereto now has or may hereafter have against any of the foregoing released parties, arising out of or related to the failure to pay dividends or any amount upon the liquidation, dissolution or winding up of the Company or upon any optional or mandatory redemption such Purchaser and its respective successors in interest have as a holder of Series B Preferred Stock by the terms of the Series B Preferred Stock contained in Exhibit B to the Certificate of Incorporation.

     (b) The waiver and relinquishment of rights, powers and preferences as provided in paragraph (a) above does not include any of the following rights (collectively, the "Series B Voting Rights"), all of which will continue in full force and effect in respect of all outstanding shares of Series B Preferred Stock, unaffected by the provisions of this Section 5.06 except as specifically modified by this paragraph (b):

     (i) the requirement under Section 6(i) of Exhibit B to the Certificate of Incorporation that the minimum number of directors on the Board of Directors shall be eleven so long as any shares of Series B Preferred Stock are outstanding;

     (ii) the rights of the holders of Series B Preferred Stock under Section 6(i) of Exhibit B to the Certificate of Incorporation to vote as a class for the election of "Preferred Directors";

     (iii)the requirement under Section 6(b)(iii) of Exhibit B to the Certificate of Incorporation (which shall include any proposal to amend the Certificate of Incorporation to eliminate all or a portion of the terms of the Series B Preferred Stock pursuant to paragraph (h) below) that so long as shares of Series B Preferred Stock are outstanding, the Company shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, with the holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Certificate of Incorporation or the By-laws of the Company, as amended, so as to affect adversely the Series B Voting Rights, or (b) issue any additional shares of Series B Preferred Stock; and

     (iv) the rights of the holders of Series B Preferred Stock and the obligations of the Company under Section 6(b) (iv), (v), (vi), (vii) and (viii) of Exhibit B to the Certificate of Incorporation.

     (c) Effective as of and from the Closing Date, the Company agrees that it shall not at any time seek to effect any optional or mandatory redemption of the Series B Preferred Stock pursuant to Section 5(a) or 5(b) of Exhibit B to the Certificate of Incorporation, and shall not take any action that would or could reasonably be expected to impair the Series B Voting Rights.

     (d) Effective as of and from the Closing Date, each Purchaser and each of its respective successors in interest as holder of shares of Series B Preferred Stock hereby grants to, and appoints, the Company and each of William J. Fair and Mark Miller in their respective capacities as officers of the Company, and any individual who shall hereafter succeed any such officer of the Company, and any other designee of the Company, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote all its shares of Series B Preferred Stock on any matter on which the Series B Preferred Stock are entitled to vote other than the Series B Voting Rights. Each Purchaser intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. Each Purchaser hereby revokes any and all previous proxies with respect to such Purchaser's shares of Series B Preferred Stock that relate to any matter other than the Series B Voting Rights.

     (e) It is the intent of the parties that granting this proxy to the Company will cause the Series B Preferred Stock not to be outstanding for quorum or voting purposes, except with respect to the Series B Voting Rights. Accordingly, on any matter other than the Series B Voting Rights on which a vote of the shares of Series B Preferred Stock is solicited, the Company hereby agrees to take the following actions:

     (i) Except to the extent explicitly permitted under paragraph (ii) below, the Company shall ignore the shares of Series B Preferred Stock for purposes of determining the number of voting securities outstanding for quorum and voting purposes at any meeting of stockholders of the Company or special meeting of holders of Series B Preferred Stock, however called, or in connection with any action of the stockholders of the Company or the holders of Series B Preferred Stock taken by written consent in lieu of a meeting.

     (ii) If the Company determines, based on the advice of counsel, that the Series B Preferred Stock is outstanding for quorum and/or voting purposes and that, therefore, the participation of the Series B Preferred Stock is necessary as a matter of law to establish a quorum for or validly take action at a meeting of the stockholders of the Company or a class meeting of the Series B Preferred Stock (or in connection with any action taken by written consent in lieu of such a meeting), the Company:

          (A) shall (x) cause the shares of Series B Preferred Stock to be counted as present for purposes of establishing a quorum at any class meeting of holders of Series B Preferred Stock and (y) vote or consent (or cause to be voted or consented) all shares of Series B Preferred Stock as decided by the board of directors of the Company, with the prior consent of the Purchasers, which consent shall not be unreasonably withheld; and

          (B) shall (x) cause the shares of Series B Preferred Stock to be counted as present for purposes of establishing a quorum at any meeting of the stockholders of the Company only to the extent that the presence of holders of Common Stock and other voting securities would have been sufficient to establish the requisite quorum had the shares of Series B Preferred Stock not been outstanding; and (y) vote or consent (or cause to be voted or consented) the shares of Series B Preferred Stock as nearly as possible to the vote of the holders of Common Stock and other holders of voting securities on the relevant matter, so that the decision reached on each relevant matter is the same as the decision the stockholders of the Company would have taken, had the shares of Series B Preferred Stock not been outstanding.

     (f) If the Company determines, based on the advice of counsel, that the proxy set forth in this Section 5.06 is not valid or may not be given effect under Delaware law, at a meeting of the stockholders of the Company or at a special meeting of the holders of Series B Preferred Stock, each of the

Purchasers and each of its respective successors in interest as holder of shares of Series B Preferred Stock shall cause its shares of Series B Preferred Stock to be counted as present for quorum purposes and voted as set forth in paragraphs (e)(ii)(A) or (e)(ii)(B), as applicable.

     (g) Nothing contained in this Section 5.06 shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any shares of Series B Preferred Stock. The Company shall have no authority to exercise any power or authority to direct the Purchasers in the voting of any of the shares of Series B Preferred Stock, except as otherwise provided herein, or in the performance of the Purchasers' duties or responsibilities as stockholders of the Company.

     (h) At any time after the Closing Date, the Company may submit for the approval of its stockholders a resolution authorizing an amendment to the Certificate of Incorporation for the purpose of either (i) eliminating all rights of the Series B Preferred Stock other than the Series B Voting Rights, or
(ii) reclassifying the Series B Preferred Stock and the Series C-1 Preferred Stock into a series of preferred stock having all of the rights, powers and preferences of the Series C-1 Preferred Stock and the Series B Voting Rights; provided that in either case the form and substance of such proposal shall have been approved in advance by Oak Hill. Subject to Oak Hill's approval, Oak Hill and the other Purchasers shall vote all of their securities of the Company entitled to vote thereon for the adoption of the Company's proposal at any meeting of the holders of the Common Stock and at any class meeting of the holders of the Series B Preferred Stock held for such purpose.

     (i) On and after the Closing Date and for so long as any shares of Series B Preferred Stock remain outstanding, if any person is acquiring from the Purchasers all or a portion of the Purchasers' or their Affiliates' shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock, the Purchasers and their Affiliates may, without the Company's consent, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer") a pro rata portion (based on the ratio that aggregate Liquidation Price of the Series C-1 Preferred Stock and Series C-2 Preferred Stock to be transferred bears to the aggregate Liquidation Price of the Series C-1 Preferred Stock and Series C-2 Preferred Stock) of the shares of Series B Preferred Stock held by the Purchasers and their Affiliates provided that the transferee shall agree in writing for the benefit of the Company to comply with and be bound by the provisions of this
Section 5.06. In all other cases, the Transfer of shares of Series B Preferred Stock on or after the Closing Date shall be subject to the prior written consent of the Company. In connection with any permitted transfer of shares of Series B Preferred Stock hereunder, the Company shall, if requested by Oak Hill, reaffirm its obligations under this Section 5.06 for the benefit of the transferee in a written instrument reasonably acceptable to such transferee.

     (j) Effective as of and from the Closing Date, if the Company redeems, repurchases or otherwise acquires any of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock pursuant to the Series C-1 Certificate of Designation or the Series C-2 Certificate of Designation from the Purchasers, each of the Purchasers agrees to transfer to the Company for no additional cost, a number of shares of Series B Preferred Stock held by it equal to (i) the total number of shares Series B Preferred Stock held by it multiplied by (ii) the percentage of Series C-1 Preferred Stock and Series C-2 Preferred Stock held by such Purchaser redeemed, repurchased or acquired by the Company (based on the ratio that the aggregate Liquidation Price of the Series C-1 Preferred Stock and Series C-2 Preferred Stock to be redeemed, repurchased or acquired bears to the aggregate Liquidation Price of all outstanding Shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock).

     (k) Any  Transfer of Series B Preferred  Stock in violation of this Section
5.06 shall be null and void. Each certificate representing the shares of Series B Preferred Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN
          EXEMPTION FROM REGISTRATION IS AVAILABLE. CERTAIN OF THE RIGHTS CONFERRED BY THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN IRREVOCABLY WAIVED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT,
          DATED AS OF JULY 15, 2001 AS THE SAME MAY BE AMENDED, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF (THE "SECURITIES PURCHASE AGREEMENT"). the CompaNy reserves the right to reFUSe the trANSFER of such SECURITIEs until CERTAIN conditions SET FORTH IN SECTION 5.06 OF THE SECURITIES PURCHASE AGREEMENT have been fulfilled with respect to such transfer. A copy of such conditions shall be PROVIDED by the ComPANY to the holder hereof upon written request.

     Each holder desiring to transfer securities issued pursuant to this Agreement and bearing the legend specified in this Section 5.06(k) shall furnish to the Company, if the Company so requests, a written opinion of counsel reasonably satisfactory to the Company to the effect that the holder may transfer such securities without registration under the Securities Act; provided, that no such opinion of counsel shall be required for a transfer to any Affiliates of the Purchasers.

     SECTION 5.07 Termination of Warrant Purchase Agreement. Effective as of the Closing Date, the Warrant Purchase Agreement is hereby terminated and none of the Company, ASCRP nor Oak Hill shall have any further rights, benefits or obligation thereunder (including without limitation in the case of Oak Hill, any right to require the issuance of the Tranche C Warrants or obligation to purchase shares of ASCRP). At the Closing, the Company shall cause ASCRP to execute and deliver to Oak Hill a written instrument of termination in order to further give effect to the provisions of this Section 5.07.

     SECTION 5.08 Committees; Directors of Material Subsidiaries. For so long as the Purchasers Beneficially Own (as defined in the Series C-1 Certificate of Designation) at least 25% of both the number of Series C-1 Preferred Stock and the number of Series C-2 Preferred Stock that they own on the Issue Date (as defined in the Series C-1 Certificate of Designation) (such number subject to adjustment for stock splits, stock dividends or similar transactions), the Company shall use its commercially reasonable efforts to cause the Nominating Committee of the Board of Directors to have two members and to cause one Stockholder Director or Series C-1 Preferred Director (as each such term is defined in the Series C-1 Certificate of Designation) (i) to serve as a member of each committee of the Board, (ii) to serve as a member of the board of directors of each of ASC East, Inc., ASC West, Inc., ASC Utah, Inc. and ASCRP and nominees for any other board or comparable body necessary to manage any Subsidiary of the Corporation, whether existing now or created after the date of this Agreement, that is material to the corporation and its subsidiaries, taken as a whole (together, the "Material Subsidiaries") and (iii) to serve as a member of each committee of the board of directors of the Material Subsidiaries; provided, however, that if any applicable law or regulation of the NYSE (or other exchange on which the Common Stock is listed) shall prohibit the Board from appointing any Stockholder Directors or Series C-1 Preferred Directors to serve on any committee, this Agreement shall not require any Stockholder Directors or Series C-1 Preferred Directors to serve on such committee; provided, further, however, that in such event, the Company shall consult with the Purchasers and shall use commercially reasonable efforts to ensure that the Purchasers are able to achieve a level of participation in the operation of the Board and the boards of each Material Subsidiary that is substantially similar to such committee representation and to otherwise preserve the rights provided in this Section 5.08.

     SECTION 5.09 Public Announcements Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Oak Hill and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, each of Oak Hill, on behalf of the Purchasers as the sole authority to make any public disclosure with respect to this Agreement, and the Company shall use commercially reasonable efforts to consult with the other before issuing any press release with respect to this Agreement or any of the transactions contemplated hereby; provided, however, that the Company may make any public disclosures it believes in good faith are required by applicable law or any listing or trading agreement concerning its publicly traded securities.

     SECTION 5.10 NYSE Listing. As soon as practicable after the Closing Date and from time to time thereafter (but in any event prior to each dividend accrual date), the Company shall use commercially reasonable efforts to assure that all shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock is listed on the NYSE, subject to official notice of issuance. The Company shall mail to stockholders as soon as practicable (but in no event later than two (2) Business Days after the date hereof) the notice required by
Section 312.05 of the NYSE Listing Manual in connection with the waiver obtained from the NYSE on the date hereof.

     SECTION 5.11 Enforcement of the Company's Rights. Any demand, claim, lawsuit, action or proceeding for enforcement of this Agreement against the Purchasers or their Affiliates may be initiated either (i) upon the approval of a majority of the Directors of the Company who are not nominated or appointed by the Purchasers or their Affiliates (the "Non-Purchaser Directors"), or (ii) a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement); provided, that no such action may be taken by the Non-Purchaser Directors under (i) above unless one or more Non-Purchaser Directors shall have requested that a meeting of the full Board be held to consider enforcement against the Purchasers or their Affiliates and stating the nature of the enforcement action sought to be taken, and the full Board has not, within 15 days following the date on which such request is first made either (A) taken or authorized the Company to take the requested action or (B) delegated authority with respect to such matter to a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

     SECTION 6.01 Conditions to the Obligations of Each Party. The obligations of the Company and the Purchasers to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

     (a) No Order. No Governmental Authority or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting consummation of the transactions contemplated by this Agreement;

     (b) No Claims. No Actions shall be pending or threatened before any Governmental Authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby;

     (c) NYSE Listing. The Common Shares and the Conversion Stock (issuable upon conversion of the Series C-1 Preferred Stock as of the Closing Date) shall have been listed, and the Conversion Stock shall have been reserved for listing, on the NYSE, subject to official notice of issuance;

     (d) NYSE Waivers. The consents and waivers of the NYSE described in Section
3.05 and previously delivered to the Purchasers shall not have been revoked or withdrawn and shall continue in full force and effect without modification;

     (e) Credit Agreement Amendments and Lender Consents. Each of Oak Hill and the Company shall have received, in form and substance acceptable to it in its discretion, copies of all amendments and modifications to the Amended and Restated Credit Agreement, the Resort Properties Credit Agreement and the Textron Credit Agreement reflecting (i) amendments or consents to the transactions contemplated by this Agreement, (ii) such modifications as are necessary to decrease the amount of the Tranche C Loan commitment from $13,000,000 to $12,000,000 and to adjust the draw down conditions so as to enable ASCRP to submit a drawdown notice for the undrawn portion of the amended commitment ($1,250,000) after giving effect to the funding of the Tranche C Loan on the date hereof and (iii) such further changes as each of the Company and Oak Hill may request or in its discretion approve;

     (f) [Reserved]

     (g) Preemptive Rights. Mr. Otten shall have waived his rights pursuant to
Section 4.05 of the Stockholders' Agreement in a writing acceptable to Oak Hill and the Company; and

     (h) No Injunction. No Governmental Authority shall have, after the date of this Agreement, enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or materially restricts or materially adversely affects the consummation of the transactions contemplated by this agreement.

     SECTION 6.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or written waiver (where permissible) of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranty as are made as of another date, which shall be true and correct as of such date and the covenants and agreements contained in this Agreement to be complied with by the Purchasers on or before the Closing shall have been complied with in all material respects, and the Company shall have received a certificate from each Purchaser to such effect signed by a duly authorized officer thereof;

     (b) Registration Rights Agreement. The Registration Rights Agreement shall have been duly authorized, executed and delivered by each Purchaser;

     (c) Additional Tranche C Loan. Subject to receipt by the Oak Hill, as the Tranche C lender, of a valid draw down notice under the Resort Properties Credit Agreement, Oak Hill shall have advanced an aggregate of $2,500,000 (including the $1,250,000 advanced on July 13, 2001) to the Company in full satisfaction of its remaining commitment (as amended) to provide the Tranche C Loans; and

     (d) Purchasers Closing Deliveries. The Company shall have received the closing deliveries of the Purchasers set forth in Section 2.05 and such other certificates dated the Closing Date as it may reasonably request.

     SECTION 6.03 Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or written waiver (where permissible), with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers, of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects, and each Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

     (b) Registration Rights Agreement. The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company;

     (c) Junior Subordinated Note Indenture. The Junior Subordinated Note Indenture shall have been duly authorized, executed and delivered by the Company, as issuer and Oak Hill, as trustee;

     (d) By-Laws. The By-laws of the Company shall have been amended to conform to Exhibit E attached hereto;

     (e) Certificates of Designation. The Series C-1 Certificate of Designation, the Series C-2 Certificate of Designation and the Series D Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware;

     (f) ASCRP Instrument of Termination. Oak Hill shall have received from ASCRP a written instrument in form and substance acceptable to Oak Hill in its discretion acknowledging the termination of the Warrant Purchase Agreement as described in Section 5.07; and

     (g) Company Closing Deliveries. The Purchasers shall have received the closing deliveries of the Company indicated in Section 2.04 and such other certificates dated the Closing Date as Oak Hill may reasonably request.

     SECTION 6.04 Additional Condition to the Obligations of the Purchasers. In addition to the conditions to the obligations of the Purchasers set forth in
Section 6.03, the Purchasers shall not be obligated to consummate the transactions contemplated by this Agreement on the Closing Date if Oak Hill shall have provided to the Company on or prior to the Closing Date evidence reasonably satisfactory to the Company supporting Oak Hill's reasonable determination that it is unlikely that the Company will be able to enter into the Heavenly Gondola Capital Lease on the terms set forth in Section 5.04 (other than with respect to the release of the Heavenly Gondola Guarantee); provided that this condition may be waived by the Purchasers, with Oak Hill's written waiver constituting an effective waiver on behalf of all Purchasers; and
provided further than nothing in this Section 6.04 shall diminish the obligations of the parties under Section 5.04.

                                  ARTICLE VII

                                   TERMINATION

     SECTION 7.01 Termination. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

     (a) by mutual written consent of each of Oak Hill and the Company;

     (b) by either Oak Hill or the Company if the Closing Date shall not have occurred on or before September 15, 2001; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

     (c) there shall be any Governmental Order which is final and nonappealable preventing the transactions contemplated by this Agreement;

     (d) by Oak Hill upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) would not be satisfied ("Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, Oak Hill may not terminate this Agreement under this Section 7.01(d); or

     (e) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of any Purchaser set forth in this Agreement, or if any representation or warranty of any Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that if such Terminating Purchaser Breach is curable by any Purchaser through the exercise of its respective best efforts and for as long as such Purchaser continues to exercise such best efforts, but not beyond the date specified in paragraph (b) above, the Company may not terminate this Agreement under this Section 7.01(e).

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, if the purchase of Junior Subordinated Notes and the Common Shares is consummated as contemplated by this Agreement, the Company shall, at the Closing, and before any application of the proceeds from the issuance and sale of the Junior Subordinated Notes, reimburse the reasonable out-of-pocket expenses incurred by Oak Hill and the other Purchasers in connection with the transactions contemplated by this Agreement.

     SECTION 8.02 Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing Date for a period of one year from the Closing Date; provided, that the representations and warranties of the Company contained in Sections 3.01, 3.02, 3.11 and (to the extent it relates to the foregoing) 3.12 shall survive for the applicable statutory period of limitations.

     SECTION 8.03 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given or made by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)      If to the Company:

                                            American Skiing Company
                                            P.O. Box 450
                                            Sunday River Access Road
                                            Bethel, ME  04217
                                            Telecopy:  (207) 791-2607
                                            Attention:  Foster Stewart, Esq.

                                    with a copy to:

                                             Kirkland & Ellis
                                            200 East Randolph Drive
                                            Chicago, IL 60601
                                            Telecopy:  (312) 861-2000
                                            Attention:  Gary Silverman, Esq.


(b)      If to the Purchasers:

                                            Oak Hill Capital Partners, L.P.
                                            201 Main Street
                                            Fort Worth, Texas  76102
                                            Telecopy:  (817) 339-7350
                                            Attention:  Ray Pinson

                                            and

                                            Oak Hill Capital Management, Inc.
                                            Park Avenue Tower
                                            65 East 55th Street
                                            New York, NY  10022
                                            Telecopy:  (212) 593-7187
                                            Attention:  Brad E. Bernstein

                                       with a copy to:

                                            Paul, Weiss, Rifkind, Wharton &
                                                Garrison
                                            1285 Avenue of the Americas
                                            New York, NY  10019
                                            Telecopy:  (212) 373-2377
                                            Attention:  John C. Kennedy, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.03 designate another address or Person for receipt of notices hereunder.

     SECTION 8.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     SECTION 8.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

     SECTION 8.07 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that neither the Company, on the one hand, nor Oak Hill on behalf of each Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party, except to Affiliates of Oak Hill or to Oak Hill Securities Fund, L.P. or its Affiliates; provided, further, however, that no such assignment shall release Oak Hill or any of the other Purchasers from any of their obligations hereunder.

     SECTION 8.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.09 Amendments and Waivers. (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any of the parties hereto at law, in equity or otherwise.

     (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company, and Oak Hill, on behalf of each Purchaser.

     SECTION 8.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law principles thereof that might indicate the applicability of the laws of any other jurisdiction.

     SECTION 8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 8.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                            AMERICAN SKIING COMPANY


                                            By:      /s/   William J. Fair
                                                  -----------------------------
                                                  Name: William J. Fair
                                                  Title:  President and
                                                  Chief Executive Officer

                                            OAK HILL CAPITAL PARTNERS, L.P.

                                            By:  OHCP GenPar, L.P.,
                                                 its general partner

                                            By:  OHCP MGP, LLC,
                                                 its general partner

                                            By:      /s/  Steven B. Gruber
                                                  -----------------------------
                                                  Name:  Steven B. Gruber
                                                  Title:  Managing Member


                                            OAK HILL CAPITAL MANAGEMENT
                                                PARTNERS, L.P.

                                            By:  OHCP GenPar, L.P.,
                                                 its general partner

                                            By:  OHCP MGP, LLC,
                                                 its general partner

                                            By:      /s/  Steven B. Gruber
                                                  -----------------------------
                                                  Name:  Steven B. Gruber
                                                  Title:  Managing Member


                                            OAK HILL SECURITIES FUND, L.P.

                                            By:   Oak Hill Securities
                                                  GenPar, L.P.,
                                                  its general partner

                                            By:   Oak Hill Securities MGP, Inc.,
                                                  its general partner

                                            By:    /s/  William H. Bohnsack, Jr.
                                                  ------------------------------
                                                  Name: William H. Bohnsack, Jr.
                                                  Title:     Vice President


                                            OHCP SKI, L.P.

                                            By:  Oak Hill Capital Partners, L.P.
                                                 its general partner

                                            By:  OHCP GenPar, L.P.,
                                                 its general partner

                                            By:   OHCP MGP, LLC,
                                                  its general partner

                                            By:      /s/  Steven B. Gruber
                                                  ------------------------------
                                                  Name:  Steven B. Gruber
                                                  Title:  Managing Member





                                            OAK HILL SECURITIES FUND II, L.P.

                                            By:   Oak Hill Securities GenPar II,
                                                  L.P., its general partner

                                            By:   Oak Hill Securities MGP II,
                                                  Inc., its general partner

                                            By:      /s/  Scott Krase
                                                  -----------------------------
                                                  Name:  Scott Krase
                                                  Title:     Vice President

                                     ANNEX A

                                   PURCHASERS

                  Oak Hill Capital Partners, L.P.
                  Oak Hill Capital Management Partners, L.P.
                  Oak Hill Securities Fund, L.P.
                  Oak Hill Securities Fund II, L.P.
                  OHCP SKI, L.P.


                                     ANNEX B

                                 JSN PURCHASERS

                                                            Principal Amount of
                                   Jurisdiction and          Junior Subordinate
          Name                   Type of Organization         Notes Purchased           Purchase Price
Oak Hill Capital Partners, L.P.       Delaware L.P.              12,187,500                $12,187,500

Oak Hill Capital Management           Delaware L.P.                312,500                  $312,500
Partners, L.P.




                                     ANNEX C

                             COMMON SHARE PURCHASERS

                                              Jurisdiction              Number of
                 Name                   and Type of Organization     Shares Purchased          Purchase Price
Oak Hill Capital Partners, L.P.              Delaware L.P.               975,000                 $975,000.00

Oak Hill Capital Management Partners,        Delaware L.P.                25,000                 $25,000.00
L.P.



                                     ANNEX D

                      SERIES C-1 AND SERIES C-2 ALLOCATIONS

                                                                        Number of         Percentage of
                                              Jurisdiction              Series C-1       Designated C-2
                 Name                   and Type of Organization     Preferred Shares     Share Number 1
                 ----                         ------------           ----------------     -------------
Oak Hill Capital Partners, L.P.              Delaware L.P.                34,586             86.4647%

Oak Hill Capital Management Partners,        Delaware L.P.                 887                2.2170%
L.P.

Oak Hill Securities Fund, L.P.               Delaware L.P.                1,997               4.99335%

Oak Hill Securities Fund II, L.P.            Delaware L.P.                1,997               4.99335%

OHCP SKI, L.P.                               Delaware L.P.                 533                1.3316%



--------
1  Any fractional shares to be allocated among the Purchaser's as directed by
    Oak Hill.

                                                                       EXHIBIT A

                             AMERICAN SKIING COMPANY

                      $12,500,000 (plus accreted interest)

                11.3025% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                    INDENTURE

                           Dated as of July ___, 2001

                         OAK HILL CAPITAL PARTNERS, L.P.

                                     Trustee

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I. DEFINITIONS.........................................................1
         Section 1.01Definitions...............................................1
         Section 1.02Other Definitions.........................................9
         Section 1.03Incorporation by Reference of Trust Indenture Act........10
         Section 1.04Rules of Construction....................................11

ARTICLE II. THE NOTES.........................................................11
         Section 2.01Form and Dating..........................................11
         Section 2.02Title and Terms..........................................13
         Section 2.03Execution and Authentication.............................14
         Section 2.04Registrar and Paying Agent...............................15
         Section 2.05Paying Agent to Hold Money in Trust......................15
         Section 2.06Holder Lists.............................................15
         Section 2.07Transfer and Exchange....................................16
         Section 2.08Replacement Notes........................................20
         Section 2.09Outstanding Notes........................................20
         Section 2.10Treasury Notes...........................................21
         Section 2.11Temporary Notes; Global Notes............................21
         Section 2.12Cancellation.............................................22

ARTICLE III. REDEMPTION.......................................................22
         Section 3.01Notices to Trustee.......................................22
         Section 3.02Selection of Notes to be Redeemed........................22
         Section 3.03Notice of Redemption.....................................23
         Section 3.04Effect of Notice of Redemption...........................24
         Section 3.05Deposit of Redemption Price..............................24
         Section 3.06Notes Redeemed in Part...................................24
         Section 3.07Optional Redemption......................................24
         Section 3.08Mandatory Redemption.....................................24

ARTICLE IV. COVENANTS.........................................................24
         Section 4.01Payment of Notes.........................................24
         Section 4.02Reports..................................................25
         Section 4.03Compliance Certificate...................................25
         Section 4.04Stay, Extension and Usury Laws...........................26
         Section 4.05Corporate Existence......................................26
         Section 4.06Taxes.  26
         Section 4.07Change of Control........................................26
         Section 4.08Compliance with Laws.....................................28

ARTICLE V. CONVERSION.........................................................29
         Section 5.01Conversion Privilege.....................................29

         Section 5.02Conversion Procedure.....................................29
         Section 5.03No Impairment of Conversion Privilege....................30
         Section 5.04Taxes on Conversion......................................30
         Section 5.05Company to Provide Stock.................................30
         Section 5.06Adjustment of Conversion Price...........................31
         Section 5.07No Adjustment............................................35
         Section 5.08Other Adjustments........................................35
         Section 5.09Adjustments for Tax Purposes.............................36
         Section 5.10Notice of Adjustment.....................................36
         Section 5.11Notice of Certain Transactions...........................36
         Section 5.12Effect of Reclassifications, Consolidations, Mergers or
                        Sales on Conversion Privilege.........................36
         Section 5.13Trustee's Disclaimer.....................................37

ARTICLE VI. SUBORDINATION.....................................................38
         Section 6.01Agreement to Subordinate.................................38
         Section 6.02Liquidation; Dissolution, Bankruptcy.....................38
         Section 6.03Default on Senior Debt; No Stock Collateral..............39
         Section 6.04Acceleration of Notes....................................40
         Section 6.05When Distribution Must Be Paid Over......................40
         Section 6.06Notice.................................................. 40
         Section 6.07Subrogation..............................................40
         Section 6.08Relative Rights..........................................41
         Section 6.09Subordination May Not Be Impaired by Company.............41
         Section 6.10Distribution or Notice to Representative.................42
         Section 6.11Rights of Trustee and Paying Agent.......................42
         Section 6.12Authorization to Effect Subordination....................43
         Section 6.13Payment..................................................43
         Section 6.14No Claims Against Subsidiaries...........................43
         Section 6.15Amendments...............................................44

ARTICLE VII. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.............44
         Section 7.01Company May Consolidate, Etc. Only On Certain Terms......44
         Section 7.02Successor Substituted....................................45

ARTICLE VIII. DEFAULTS AND REMEDIES...........................................45
         Section 8.01Events of Default........................................45
         Section 8.02Acceleration.............................................47
         Section 8.03Other Remedies...........................................48
         Section 8.04Waiver of Past Defaults..................................48
         Section 8.05Control by Majority......................................48
         Section 8.06Limitation on Suits......................................48
         Section 8.07Rights of Holders to Receive Payment.....................49
         Section 8.08Collection Suit by Trustee...............................49
         Section 8.09Trustee May File Proofs of Claim.........................49
         Section 8.10Priorities...............................................50

         Section 8.11Undertaking for Costs....................................50

ARTICLE IX. TRUSTEE  50
         Section 9.01Duties of Trustee........................................50
         Section 9.02Rights of Trustee........................................51
         Section 9.03Individual Rights of Trustee.............................52
         Section 9.04Trustee's Disclaimer.....................................52
         Section 9.05Notice of Defaults.......................................52
         Section 9.06Reports by Trustee to Holders............................52
         Section 9.07Compensation and Indemnity...............................52
         Section 9.08Replacement of Trustee...................................53
         Section 9.09Successor Trustee by Merger, etc.........................54
         Section 9.10Eligibility; Disqualification............................54
         Section 9.11Preferential Collection of Claims Against Company........54

ARTICLE X. DISCHARGE OF INDENTURE.............................................55
         Section 10.01       Termination of Company's Obligations.............55
         Section 10.02       Repayment to Company.............................55

ARTICLE XI. AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................55
         Section 11.01       Without Consent of Holders.......................55
         Section 11.02       With Consent of Holders..........................56
         Section 11.03       Compliance with Trust Indenture Act..............57
         Section 11.04       Revocation and Effect of Consents................57
         Section 11.05       Notation on or Exchange of Notes.................58
         Section 11.06       Trustee Protected................................58

ARTICLE XII. MISCELLANEOUS....................................................58
         Section 12.01       Trust Indenture Act Controls.....................58
         Section 12.02       Notices..........................................58
         Section 12.03       Communication by Holders with other Holders......59
         Section 12.04       Certificate and Opinion as to Conditions
                                Precedent.....................................59
         Section 12.05       Statements Required in Certificate or Opinion....59
         Section 12.06       Rules by Trustee and Agents......................60
         Section 12.07       Legal Holidays...................................60
         Section 12.08       No Recourse Against Others.......................60
         Section 12.09       Counterparts and Facsimile Signatures............60
         Section 12.10       Variable Provisions..............................60
         Section 12.11       Governing Law, Submission to Jurisdiction........61
         Section 12.12       No Adverse Interpretation of other Agreements....62
         Section 12.13       Successors.......................................62
         Section 12.14       Severability.....................................62
         Section 12.15       Table of Contents, Headings, etc.................62
         Section 12.16       Enforceability of the Company's Rights...........62

     INDENTURE, dated as of July __, 2001, between American Skiing Company, a Delaware corporation (the "COMPANY"), and Oak Hill Capital Partners, L.P., a Delaware limited partnership, as trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the Company's 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES"):

                                   ARTICLE I.

                                   DEFINITIONS

Section 1.01      Definitions.
                  -----------

     "Accreted Value" means, for any Note, as of any date of determination, the sum of (i) the Original Issue Price of the Note and (ii) any interest in respect of such Note added to such Accreted Value pursuant to Section 2.02 of this Indenture and the terms of such Note. Initially, upon the Issuance Date, the amount under clause (ii) shall be zero.

     "Affiliate" of any specified Person means any other Person directly indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Bank Credit Agreements" means (i) the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 among the Company, various Subsidiaries of the Company, the lenders party thereto and Fleet National Bank, as agent for the lenders, (ii) any other credit, loan, reimbursement or other similar agreements among the Company, any Subsidiary and any bank, insurance company, finance company or other institutional lender, (iii) each instrument pursuant to which Obligations under any of the agreements described in (i) or
(ii) above, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any agreements described in (i), (ii) or (iii) above, in each case, as modified, amended, reformed, renewed, extended, restated or supplemented from time to time.

     "Bank Lenders" means the lenders and creditors under the Bank Credit Agreements.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Board Resolution" means a duly authorized resolution of the Board of Directors.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Company.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depositary" shall mean The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Debt" means the Company's Obligations under the Senior Notes, the Bank Credit Agreements and any other Senior Debt of such Person permitted to be incurred by the Company the principal amount of which is $25.0 million or more and that has been designated by the Board of Directors as "Designated Senior Debt" by notice to the Trustee from both the Company and the Senior Agent.

     "Designated Subsidiary" means any Subsidiary of the Company that is not an "Unrestricted Subsidiary" as defined in, and for the purposes of the Senior Credit Agreement; provided, that each Subsidiary that is a Designated Subsidiary at the time when the obligations under the Senior Credit Agreement shall have been paid in full shall remain a Designated Subsidiary for so long as this Indenture remains in effect.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock.

     "Excess Payment" means the excess of (A) the aggregate of the cash and the fair value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer or other negotiated transaction over (B) the aggregate Current Market Price of such acquired shares immediately prior to the announcement of the tender offer (in the case of a tender offer) or as of the date of acquisition (in the case of a negotiated transaction). For purposes of this definition, the "fair value" of any consideration other than cash shall be agreed to by the Company and the Majority Holders or, if such Persons do not agree, the determination of fair value of such consideration shall be determined in a manner consistent with the determination of Current Market Price as set forth in Section 5.06(f).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered in the register referred to in Section 2.04.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or representing the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

     "Indenture" means this Indenture, as modified, amended, reformed, renewed, extended, restated or supplemented from time to time

     "Insolvency or Liquidation  Proceeding"  means, with respect to any Person,
(i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

     "Interest Accrual Date" means, with respect to any installment of interest on any Notes, the dates specified in Section 2.02 as the fixed dates on which such installment of interest accrues and is added to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date.

     "Issuance Date" means the date on which the Notes are first authenticated and issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Majority Holders" means, at any time, the Holders of a majority in aggregate Accreted Value of the then outstanding Notes.

     "Maturity" means, with respect to any Note, the date on which the Accreted Value of such Note becomes due and payable as therein provided and as provided in this Indenture, whether at the Stated Maturity, the Purchase Date or otherwise.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Non-Recourse Real Estate Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided, that if there has been a legal defeasance or covenant defeasance under Article 8 of the Senior Indenture or the Senior Indenture has been discharged, there shall be no Non-Recourse Real Estate Debt.

     "Notes" has the meaning set forth in the preamble hereto.

     "NYSE" means the New York Stock Exchange.

     "Oak Hill" means Oak Hill Capital Partners, L.P.

     "Obligations" with respect to any instrument or agreement means any and all principal, Accreted Value, interest (including Post-Petition Interest), penalties, premiums, fees (including, without limitation, to the extent provided for in such instrument or agreement, fees and expenses of counsel), indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

     "Officers' Certificate" means a certificate of the Company signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Original Issue Price" means, with respect to any Note, the amount designated as original issue price on the face of such Note.

     "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective affiliates and associates.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of July 15, 2001, among the Company and the purchasers named therein, as modified, amended, reformed, renewed, extended, restated or supplemented, from time to time.

     "Purchasers" means Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.

     "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes and the underlying Series D Preferred Stock, dated July [__], 2001, among the Company and the Persons party thereto, as modified, amended, reformed, renewed, extended, restated or supplemented, from time to time.

     "Representative" means, with respect to any Senior Debt, the agent or other representative(s), if any, of holders of such Senior Debt.

     "Responsible Officer," when used with respect to the Trustee, means (i) with respect to Oak Hill as Trustee, means any member of OHCP MGP, LLC (a Delaware limited liability company and the general partner of OHCP GenPar, L.P., a Delaware limited partnership and general partner of Oak Hill), and (ii) with respect to any other Person as Trustee, any Trust Officer of the Trustee or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an "Unrestricted Subsidiary" as defined in, and for the purposes of, the Senior

Indenture; provided, that each Subsidiary that is a Restricted Subsidiary at the time when the Senior Indenture is discharged shall remain a Restricted Subsidiary for so long as this Indenture remains in effect.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Agents" means, collectively, (i) (A) until all Indebtedness under the Bank Credit Agreements is paid in full in cash, the agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and
(B) if all Indebtedness under the Bank Credit Agreements has been paid in full, the Person (or representative of the Persons) holding the greatest amount of Senior Debt other than Senior Notes, and (ii) until all Indebtedness under the Senior Notes has been paid in full in cash, the trustee under the Senior Indenture.

     "Senior Bank Debt" means all Obligations outstanding under the Bank Credit Agreements.

     "Senior Credit Agreement" means the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999, among the Company and certain Subsidiaries of the Company, as borrowers, the lenders and Fleet National Bank (f/k/a BankBoston, N.A.), as agent for the lenders, as modified, amended, restated or supplemented from time to time.

     "Senior Debt" of any Person means and includes all principal of, premium and interest on and other Obligations with respect to (i) the Bank Credit Agreements, (ii) the Senior Notes and (iii) any other Indebtedness of such
Person (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Notes or thereafter incurred;
provided, however, Senior Debt shall not include: (a) except in the case of Indebtedness under the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 among the Company, various Subsidiaries of the Company, the lenders party thereto and Fleet National Bank, as agent for the lenders, and the guarantees of various Subsidiaries of the Company issued in connection therewith, in each case as modified, amended and in effect from time to time, any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Debt in any respect or (b) that portion of any Indebtedness incurred in violation of this Indenture or the Senior Indenture. Notwithstanding the foregoing, Senior Debt shall not include (1) Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code is without recourse to the Company, (3) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (4) Indebtedness of such Person to the extent such liability constitutes Indebtedness to a Subsidiary of the Company, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase money Indebtedness secured by a security interest in or Lien upon the goods or materials purchased or (6) Indebtedness owed by the Company for compensation to employees or for services.

     "Senior Indenture" means the Indenture, dated as of June 28, 1996, between the Company (as successor to ASC East, Inc.), and United States Trust Company of New York as trustee, as modified, amended, restated or supplemented from time to time.

     "Senior Notes" means the 12% Series A and Series B Senior Subordinated Notes due 2006, issued by the Company pursuant to the Senior Indenture.

     "Series D Equivalents" means Series D Preferred Stock or rights, warrants, options or other convertible securities representing the right to acquire Series D Preferred Stock.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness, the Accreted Value or such installment of interest, as the case may be, is due and payable.

     "Stock Collateral" means any Equity Interests in any Subsidiary of the Company.

     "Stockholders' Agreement" means the Stockholders' Agreement dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Company, Leslie B. Otten, Oak Hill and the other parties identified therein.

     "Subordinated Obligations" means all Indebtedness and other Obligations of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Notes (pursuant to the terms thereof or any other agreement or instrument relating thereto) or this Indenture.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is an "Unrestricted Subsidiary" as defined in, and for the purposes of, the Senior Indenture; provided, that each Subsidiary that is an Unrestricted Subsidiary at the time when the Senior Indenture is discharged shall remain an Unrestricted Subsidiary for so long as this Indenture remains in effect.

Section 1.02      Other Definitions.
                  -----------------


                                                                        DEFINED
                  TERM                                                IN SECTION

                  "AGENT MEMBERS".....................................   2.01

                  "APPLICABLE STOCK"..................................   5.06

                  "BANKRUPTCY LAW"....................................   8.01

                  "CEDEL".............................................   2.01

                  "CHANGE OF CONTROL PAYMENT".........................   4.07

                  "COMMENCEMENT DATE".................................   4.07

                  "CONVERSION AGENT"..................................   2.04

                  "CONVERSION DATE"...................................   5.02

                  "CONVERSION PRICE"..................................   5.01

                  "CONVERSION SHARES".................................   5.01

                  "CURRENT MARKET PRICE" .............................   5.06

                  "CUSTODIAN".........................................   8.01

                  "DISTRIBUTION DATE".................................   5.06

                  "DISTRIBUTION RECORD DATE"..........................   5.06

                  "EUROCLEAR".........................................   2.01

                  "EVENT OF DEFAULT"..................................   8.01

                  "GLOBAL NOTES"......................................   2.01

                  "LEGAL HOLIDAY".....................................  12.07

                  "OFFER AMOUNT"......................................   4.07

                  "OFFICER"...........................................  12.10

                  "NON-PURCHASER DIRECTORS"...........................  12.16

                  "PAYING AGENT"......................................   2.04

                  "PAYMENT BLOCKAGE NOTICE"...........................   6.03

                  "PAYMENT DEFAULT"...................................   8.01

                  "PURCHASE DATE".....................................   4.07

                  "PURCHASE OFFER"....................................   4.07

                  "QIBS"..............................................   2.01

                  "REGISTRAR".........................................   2.04

                  "REGULATION S"......................................   2.01

                  "REGULATION S GLOBAL NOTE"..........................   2.01

                  "RESTRICTED NOTES"..................................   2.01

                  "REPURCHASE DATE"...................................   5.06

                  "RIGHTS"............................................   5.06

                  "RULE 144A"..........................................  2.01

                  "RULE 144A GLOBAL NOTE"..............................  2.01

                  "SURVIVING ENTITY"...................................  7.01

                  "TENDER PERIOD"......................................  4.07

Section 1.03      Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "Indenture Securities" means the Notes;

     "Indenture Security Holder" means a Holder of a Note;

     "Indenture To Be Qualified" means this Indenture;

     "Indenture Trustee" or "institutional trustee" means the Trustee; and

     "Obligor" on the Notes means the Company or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.
                  ---------------------

                  Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

     (c)  "OR" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e)  provisions apply to successive events and transactions;

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

     (g)  a reference to "$" or U.S. Dollars is to United States dollars.

                                   ARTICLE II.

                                    THE NOTES

Section 2.01      Form and Dating.
                  ---------------

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be issued only in denominations of Accreted Value with $100 of Original Issue Price and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes transferred in reliance on Regulation S under the Securities Act ("REGULATION S"), as provided in Section 2.07(a)(ii) hereof, shall be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (the "REGULATION S GLOBAL NOTE"), which shall be deposited on behalf of the transferee of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("EUROCLEAR") or Cedelbank ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     Notes transferred to Qualified Institutional Buyers ("QIBS") in reliance on Rule 144A under the Securities Act ("RULE 144A"), as provided in Section 2.07(a)(ii) hereof, shall be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto ("RULE 144A GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     Notwithstanding the foregoing, for so long as the Purchasers hold the Notes, the Notes shall be held by them in certificated form.

     (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to the Regulation S Global Note and the Rule 144A Global Note issued in the form of one or more permanent Global Notes (collectively, the "GLOBAL NOTES") deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee  shall,  in accordance  with this
Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     Notwithstanding the foregoing, for so long as the Purchasers hold the Notes, the Notes shall not be issued in the form of Global Notes.

     (d) Certificated Notes. Notes transferred to "accredited investors" (as defined in Rule 501 (a) (1), (2), (3), (4), (5), (6) and (7) of Regulation D
under the Securities Act), as provided in Section 2.07(a), or to any Person in a transaction exempt from the registration requirements of the Securities Act, other than a Person who elects to receive a Global Note as provided elsewhere in the Indenture, shall be issued in the form of one or more certificated Notes in definitive, fully registered form without interest coupons with the Restricted Notes Legend set forth in Exhibit A hereto ("RESTRICTED NOTES"), which shall be registered in the name of such Accredited Investor or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Restricted Notes may only be transferred in reliance on Regulation S or to QIBs in reliance on Rule 144A, pursuant to another exception from registration under the Securities Act or pursuant to an effective registration statement.

     In addition to the provisions of Section 2.11, owners of beneficial interests in Global Notes may, if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes, receive a certificated Note, which certificated Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto unless otherwise provided in this
Section 2.01(d) and Section 2.07(b) hereof.

     After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Notes and pursuant thereto, all requirements for Restricted Notes Legends on such Note will cease to apply, and a certificated Note without a Restricted Notes Legend will be available to the Holder of such Notes.

Section 2.02      Title and Terms.
                  ---------------

     The aggregate Original Issue Price of Notes which may be authenticated and delivered under this Indenture is limited to $12,500,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Notes pursuant to Sections 2.03, 2.04, 2.07, 2.08, 4.07 and 11.05.

     The Notes shall be known and designated as the "11.3025% Convertible Subordinated Notes due 2007" of the Company. The Stated Maturity of the Accreted Value of the Notes shall be July __, 20071 and the Notes shall each bear interest at the rate of 11.3025% on the Accreted Value thereof from July __, 2001 until the Stated Maturity of the Accreted Value.

     On each July __ on which the Notes are outstanding, commencing July __, 2002, and at the Stated Maturity of the Accreted Value, interest on the Notes shall accrue and be paid through the addition of such interest to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date. The Company shall notify the Trustee in writing of the aggregate amount of such interest not less than five (5) or more than 45 days prior to any Interest Accrual Date on which accretion will occur. On the applicable Interest Accrual Date, the Accreted Value shall increase by the amount of such interest.

     On Maturity, the Accreted Value shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose. If a Holder so requests, Accreted Value, accrued and unpaid interest thereon, and premium, if any, may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

     At the option of the Holder, the Notes may be converted into shares of Series D Preferred Stock pursuant to Article IV hereof.

                  Holders shall have the right to require the Company to repurchase their Notes, in whole or in part, in the event of a Change of Control, pursuant to Section 3.07.

Section 2.03      Execution and Authentication.
                  ----------------------------

     One Officer shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Notes for Original Issue Price up to an amount stated in paragraph 3 of the Note. The aggregate Notes outstanding at any time may not have an aggregate Original Issue Price that exceeds $12,500,000 except as provided in Section 2.08.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

Section 2.04      Registrar and Paying Agent.
                  --------------------------

     The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), (ii) offices or agencies where the Notes may be presented for payment ("PAYING AGENT") and (iii) offices or agencies where the Notes may be presented for conversion ("CONVERSION AGENT"); provided that if the only Holders are the Purchasers, such offices or agencies may be the executive offices of the Company as set forth in Section
12.10. The Company shall act initially as principal Registrar, Paying Agent and Conversion Agent. The principal Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional Conversion Agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

Section 2.05      Paying Agent to Hold Money in Trust.
                  -----------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Accreted Value at Maturity, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.06      Holder Lists.
                  ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of

Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07      Transfer and Exchange.
                  ---------------------

     Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for one or more new Notes of any authorized denomination or denominations, of a like aggregate Accreted Value, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11 or 11.05 hereof).

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.07(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend.

          (i) Except for transfers or exchanges made in accordance  with clauses
     (ii) through (iv) of this Section 2.07(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the principal Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and
     (3) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest, then the principal Registrar shall instruct the Depositary to reduce or cause to be reduced the Accreted Value of the Rule 144A Global Note and to increase or cause to be increased the Accreted Value of the Regulation S Global Note by the aggregate Accreted Value of the beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the Accreted Value of the Rule 144A Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

          (iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in the Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the principal Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Accreted Value of the Regulation S Global Note and to increase or cause to be increased the Accreted Value of the Rule 144A Global Note by the aggregate Accreted Value of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the Accreted Value of the Regulation S Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

          (iv) Global Note to Restricted Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate Accreted Value. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate Accreted Value as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit

     D attached hereto given by the owner of such beneficial interest to the effect set forth therein, (3) a certificate in the form of Exhibit E attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate Accreted Value of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate Accreted Value in accordance with the instructions referred to above.

          (v) Restricted Note to Restricted Note. If a Holder of a Restricted Note wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Note, cause the exchange of such Restricted Note for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate Accreted Value. Upon receipt by the principal Registrar of (1) such Restricted Note, duly endorsed as provided herein,
     (2) instructions from such Holder directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate Accreted Value as the Restricted Note to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (3) a certificate from the Holder of the Restricted Note to be exchanged in the form of Exhibit D attached hereto, (4) a certificate in the form of Exhibit E attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate Accreted Value, in accordance with the instructions referred to above.

          (vi) Restricted Note to Rule 144A Global Note. If an owner of a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from the Company, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the Accreted Value of the Restricted Note to be exchanged or transferred and (B) to cancel such Restricted Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted

     Note and will instruct the Depositary to increase or cause to be increased the Accreted Value of the Rule 144A Global Note by the Accreted Value of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the Accreted Value of the Restricted Note to be canceled by the Trustee.

          (vii) Restricted Note to Regulation S Global Note. If an owner of a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Euroclear or Cedel, as the case may be, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions from the Company, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the Accreted Value of the Restricted Note to be exchanged or transferred and (B) to cancel such Restricted Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit B attached hereto given by the Holder of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted Note and will instruct the Depositary to increase or cause to be increased the Accreted Value of the Regulation S Global Note by the Accreted Value of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the Accreted Value of the Restricted Note to be canceled by the Trustee.

          (viii) Other Exchanges. In the event that a beneficial interest in a Global Note is exchanged for a certificated Note in definitive registered form pursuant to Section 2.11, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Regulation S or any other available exemption from registration, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Notes Legend on Notes, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Regulation S or any other available exemption from registration under the Securities Act or, with respect to Restricted Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Notes that do not bear the legend.

     (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

Section 2.08      Replacement Notes.
                  -----------------

     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09      Outstanding Notes.
                  -----------------

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Note is replaced, paid or purchased pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser. If the Accreted Value of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.10      Treasury Notes.
                  --------------

     In determining whether the Holders of the required Accreted Value of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or a Subsidiary of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11      Temporary Notes; Global Notes.
                  -----------------------------

     (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only in accordance with Section 2.01(d) or if such transfer complies with Section 2.07 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware of such cessation or (ii) an Event of Default has occurred and is continuing.

     (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to Section 2.01(d) or to this Section
2.11 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate Accreted Value of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section 2.11 shall be executed, authenticated and delivered only in denominations of Accreted Value with $100 of Original Issue Price and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Note in the form of certificated Notes delivered in exchange for an interest in the Global Notes shall, except as otherwise provided by
Section 2.07(b), bear the Restricted Notes Legend set forth in Exhibit A hereto.

     (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (e) In the event of the  occurrence  of either of the events  specified  in
Section 2.11(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.12      Cancellation.
                  ------------

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                                  ARTICLE III.

                                   REDEMPTION

Section 3.01      Notices to Trustee.
                  ------------------

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof, it shall notify the Trustee of the redemption date and the Accreted Value of Notes to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice period shall be reasonably satisfactory to the Trustee).

Section 3.02      Selection of Notes to be Redeemed.
                  ---------------------------------

     If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes with Accreted Value with Original Issue Price of less than $100 shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of Accreted Value with $100 of Original Issue Price or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

     If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereunder, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03      Notice of Redemption.
                  --------------------

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is to be redeemed in part only, the portion of the Accreted Value with $100 Original Issue Price thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in Accreted Value and Original Issue Price equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

          (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

     Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Series D Preferred Stock of the Company will expire.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.
                  ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Notes. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption Price.
                  ---------------------------

     On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date unless theretofore converted into Series D Preferred Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06      Notes Redeemed in Part.
                  ----------------------

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in Accreted Value and Original Issue Price to the unredeemed portion of the Note surrendered.

Section 3.07      Optional Redemption.
                  -------------------

     The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this
Section 3.07 shall be made  pursuant to the  provisions  of Section 3.01 through
3.06 hereof.

Section 3.08      Mandatory Redemption.
                  --------------------

     The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                                  ARTICLE IV.

                                    COVENANTS

Section 4.01      Payment of Notes.
                  ----------------

     The Company shall pay the Accreted Value and any other amounts due on the Notes, if any, at Maturity in the manner provided in the Notes. The Accreted

Value and other amounts due on the Notes, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all Accreted Value and such other amounts payable on the Notes, if any, then due. To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value and any other amounts due on the Notes, if any, at the rate borne by the Notes, compounded annually.

Section 4.02      Reports.
                  -------

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the SEC as in effect on the Issuance Date.

Section 4.03      Compliance Certificate.
                  ----------------------

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the aggregate Accreted Value on the Notes are prohibited.

     One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

     The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.04      Stay, Extension and Usury Laws.
                  ------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05      Corporate Existence.
                  -------------------

     Subject to Article VI hereof, to the extent permitted by law, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole.

Section 4.06      Taxes.
                  -----

     The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 4.07      Change of Control.
                  -----------------

     (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder's Notes (with Accreted Value with $100 of Original Issue Price or integral multiples thereof), pursuant to an offer to all Holders of the Notes to purchase Notes (the "PURCHASE OFFER") at the purchase prices set forth in the Notes plus accrued and unpaid interest to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

     (b) The Purchase Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "COMMENCEMENT DATE") (as determined in accordance with this Section 4.07 hereof), except to the extent that a longer period is required by applicable law (the "TENDER PERIOD"). Upon the expiration of the Tender Period (the "PURCHASE DATE"), the Company shall irrevocably deposit with the Paying Agent an amount in immediately available funds sufficient to pay the aggregate Change of Control Payment for all the

Notes required to be purchased pursuant to this Section 4.07 (the "OFFER AMOUNT"), to be held for payment in accordance with the terms of this Section 4.07.

     (c) The Company shall provide the Trustee with notice of the Purchase Offer at least 10 days before the Commencement Date.

     (d) Within 40 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Purchase Offer and shall state:

          (i) that the Purchase Offer is being made pursuant to which all Notes validly tendered will be accepted for payment and the length of time the Purchase Offer will remain open;

          (ii) the purchase price (as determined in accordance with Section 4.07(a) hereof) and the Purchase Date, and that all Notes tendered will be accepted for payment;

          (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue and accrete interest;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Purchase Offer will cease to accrue or accrete interest after the Purchase Date;

          (v) that Holders electing to have a Note or portion thereof purchased pursuant to any Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the Accreted Value of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased; and

          (vii) that Holders whose Notes were purchased only in part will be issued new Notes equal in Accreted Value to the unpurchased portion of the Notes surrendered.

     (e) On the Purchase Date, the Company shall, to the extent lawful and subject to Article VI hereof, (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 4.07. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in Accreted Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof.

     (f) The Purchase Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes.

     (g) If and to the extent that a purchase of Notes  required by this Section
4.07 is prohibited under the Senior Indenture, then notwithstanding any other provision of this Section 4.07, such purchase shall not occur and be deferred until the first date on which such purchase shall be permitted to be made under the terms of the Senior Indenture. Any Note that is not purchased on a scheduled Purchase Date as otherwise contemplated by this Section 4.07 shall continue to be outstanding and shall accrue interest until such Note is purchased.

     (h) The Company shall not be required to make a Purchase Offer if a third party makes the Purchase Offer in the manner and at the times prescribed by, and otherwise in compliance with the requirements set forth in, this Section 4.07 and purchases all Notes validly tendered and not withdrawn under such Purchase Offer.

Section 4.08      Compliance with Laws.
                  --------------------

     The Company shall, and shall cause each of its Subsidiaries to, comply in all respects with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to it and the operation of its businesses whether now in effect or hereafter enacted if noncompliance with any such law, rule, regulation or governmental order, either individually or in the aggregate, would have a material adverse effect on (i) the business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations in accordance with the terms hereof or of the Notes.

                                   ARTICLE V.

                                   CONVERSION

Section 5.01      Conversion Privilege.
                  --------------------

     A Holder of a Note may convert it into fully paid and nonassessable shares of Series D Preferred Stock at any time following the Issuance Date and prior to Maturity at the Conversion Price then in effect. The number of shares of Series D Preferred Stock issuable upon conversion of a Note (the "CONVERSION SHARES") is determined by dividing (i) the Accreted Value of such Note on the Conversion Date, plus any accrued and unpaid interest thereon as of such date, by (ii) the Conversion Price in effect on the Conversion Date (the "CONVERSION PRICE").

     The initial Conversion Price is stated in paragraph 9 of the Note and is subject to adjustment as provided in this Article V.

     A Holder may convert a portion of the Accreted Value of a Note in effect on the Conversion Date, so long as such portion has a $100 Original Issue Price or any integral multiple thereof. Provisions of this Indenture that apply to conversion of the entire Accreted Value of a Note also apply to conversion of such portion of it.

Section 5.02      Conversion Procedure.
                  --------------------

     To convert a Note, a Holder must satisfy the requirements in paragraph 9 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Series D Preferred Stock (including fractional shares) issuable upon the conversion. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Series D Preferred Stock upon such conversion as the stockholder of record of such shares of Series D Preferred Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Series D Preferred Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     If a Holder converts more than one Note at the same time, the number of whole shares of Series D Preferred Stock issuable upon the conversion shall be based on the total Accreted Value of Notes converted.

     Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in Accreted Value to the unconverted portion of the Note surrendered.

Section 5.03      No Impairment of Conversion Privilege.
                  -------------------------------------

     The Company shall not, nor permit any of its Subsidiaries to, take any action or enter into or amend any transaction, contract, agreement or understanding that impairs the rights of Holders to convert their Notes in accordance with the provisions of the Notes and this Article V.

Section 5.04      Taxes on Conversion.
                  -------------------

     The issuance of certificates for shares of Series D Preferred Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Series D Preferred Stock are to be issued in a name other than the name of the holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

Section 5.05      Company to Provide Stock.
                  ------------------------

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued preferred stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Series D Preferred Stock to permit the conversion of all outstanding Notes for shares of Series D Preferred Stock. All shares of Series D Preferred Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Series D Preferred Stock issuable upon conversion of a Restricted Note shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Series D Preferred Stock are to be issued upon conversion of a Restricted Note and they are to be registered in a name other than that of the holder of such Restricted Note, then the Person in whose name such shares of Series D Preferred Stock are to be registered must deliver to the Trustee a certificate reasonably satisfactory to the Company and signed by such Person as to compliance with the restrictions on transfer contained in such restrictive legends.

Section 5.06      Adjustment of Conversion Price.
                  ------------------------------

     The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Series D Preferred Stock to all holders of Series D Preferred Stock, (2) make a distribution in shares of Series D Preferred Stock to holders of Series D Preferred Stock, (3) subdivide its outstanding shares of Series D Preferred Stock into a greater number of shares of Series D Preferred Stock or (4) combine its outstanding shares of Series D Preferred Stock into a smaller number of shares of Series D Preferred Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Series D Preferred Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection
     (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue Series D Equivalents to all or substantially all holders of Series D Preferred Stock or to any other Person (other than the Holders) entitling such Person or Persons to subscribe for, purchase or otherwise acquire shares of Series D Preferred Stock (or securities in any manner representing the right to acquire Series D Preferred Stock) at a price per share that is less than the then Current Market Price per share of Series D Preferred Stock (as determined in accordance with subsection (f) below) at the record date for the determination of shareholders entitled to receive such Series D Equivalents on the date of issuance thereof or, with respect to issuances to Persons other than shareholders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Series D Preferred Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Series D Preferred Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as defined in subsection (f) below), and of which the denominator shall be the number of shares of Series D Preferred Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Series D Preferred Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any Series D Equivalents are issued, and shall become effective immediately after such record date or such issue date, as applicable. If at the end of the period during which such Series D Equivalents are exercisable not all such Series D Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Series D Preferred Stock actually issued (or the number of shares of Series D Preferred Stock issuable upon conversion of convertible securities actually issued).

          (c) In case the Company shall distribute to all or substantially all holders of Series D Preferred Stock any shares of capital stock of the Company other than Series D Preferred Stock, evidences of indebtedness or other non-cash assets (including securities of any Person other than the Company), or shall distribute to all or substantially all holders of Series D Preferred Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (f) below) of the Series D Preferred Stock on the record date mentioned below less the fair market value on such record date (as agreed to by the Company and the Majority Holders (or, if not so agreed, as determined in a manner similar to that used to determine Current Market Price as provided in the last sentence of subsection (f) below)) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Series D Preferred Stock (determined on the basis of the number of shares of Series D Preferred Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Series D Preferred Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection
     (b) above) ("RIGHTS") pro rata to holders of Series D Preferred Stock, the Company may, at its option, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each Holder who converts her/ his/ its Note (or any portion thereof with Accreted Value with an Original Issue Price of $100 or integral multiples thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Conversion Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Series D Preferred Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Series D Preferred Stock into which the Accreted Value of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock cash (including any distributions of cash out of current or retained earnings of the Company) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock made in cash plus (y) all Excess Payments in respect of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "DISTRIBUTION RECORD DATE") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section 5.06 or this subsection (d) has been made, exceeds five percent (5%) of the product of the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date times the sum of (i) the number of shares of Common Stock and (ii) if any shares of Series D Preferred Stock are outstanding, the number of Common Stock equivalents represented by such shares of Series D Preferred Stock, in each case outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments) paid in respect of the Common Stock, divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

          (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary for all or any portion of the Common Stock and, if any shares thereof are outstanding, the Series D Preferred Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess
     Payments in respect of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock plus (y) the aggregate amount of all distributions to all holders of the Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "REPURCHASE DATE"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section 5.06 or this paragraph (e) has been made, exceeds five percent (5%) of the product of the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date times the sum of (i) the number of shares of Common Stock and (ii) if any shares of Series D Preferred Stock are outstanding, the number of Common Stock equivalents represented by such shares of Series D Preferred Stock, in each case outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Repurchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions paid in respect of the Common Stock, divided by the shares of Common Stock outstanding on the Repurchase Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Repurchase Date.

          (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 5.06, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock or Series D Preferred Stock (the "APPLICABLE STOCK") on any date shall be deemed to be equal to the average of the daily closing prices of the Applicable Stock on the NYSE or, if not then listed or traded on the NYSE, such other national securities exchange or the NASDAQ National Market if the Applicable Stock is then listed or traded thereon, for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (b), (c), (d) or (e) above; provided that in the case of an underwritten public offering of Series D Equivalents which are currently traded, the Current Market Price shall be the closing price of the Series D Preferred Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the shares of Applicable Stock are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the shares of the Applicable Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Applicable Stock as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (f), if (i) the Applicable Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market, but either (A) the prices described in this subsection (f) are not available or (B) the Majority Holders determine that such prices do not adequately reflect the fair value of the Applicable Stock due to limited float or trading volume, or (ii) the Applicable Stock is not listed on the NYSE or other national securities exchange or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of the Applicable Stock as agreed by the Company and the Majority Holders or if the Company and Majority Holders are unable to agree, the fair value of the Applicable Stock as determined by a nationally recognized investment bank selected jointly by the Company and the Majority Holders (or if they are unable to agree on such investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Company and two of which shall be selected by the Majority Holders)).

          (g) In any case in which this Section 5.06 shall require that an adjustment be made following a record date the Company may elect to defer (but only until five Business Days following the mailing by the Company to the holders of the notice of adjustment described in Section 5.10 below) issuing to the Holder of a Note converted after such record date the Conversion Shares and other capital stock of the Company issuable upon such conversion over and above the Conversion Shares and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares.

          (h) The shares of Series D Preferred Stock shall be subject to the antidilution adjustments set forth in their certificate of designation from the date hereof, regardless of whether there are any shares of Series D Preferred Stock outstanding.

          (i) The fees and expenses of any investment bank retained to make any determination under this Indenture shall be paid by the Company.

Section 5.07      No Adjustment.
                  -------------

     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No adjustment need be made for a transaction referred to in Section 5.06 above if all Holders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Series D Preferred Stock participate in the transaction. The Company shall give 30 days prior notice to any transfer agent and to the Holders of any such determination.

     No adjustment need be made for a change in the par value or a change to no par value of the Series D Preferred Stock.

     To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 5.08      Other Adjustments.
                  -----------------

     If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

Section 5.09      Adjustments for Tax Purposes.
                  ----------------------------

     The Company may make such reductions in the Conversion Price, in addition to those required by Section 5.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

Section 5.10      Notice of Adjustment.
                  --------------------

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 5.11      Notice of Certain Transactions.
                  ------------------------------

     In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Price;

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.12; or

     (3) there is a dissolution or liquidation of the Company; a Holder of a Note may wish to convert such Note into shares of Series D Preferred Stock prior to the record date for or the effective date of the transaction. Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.11.

Section 5.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.
                  --------------------------------------------------------------

     If any of the following shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06 above); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Series D Preferred Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Shares deliverable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Series D Preferred Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 5.13      Trustee's Disclaimer.
                  --------------------

     The Trustee has no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 5.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers'

Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12 hereof.

                                  ARTICLE VI.

                                  SUBORDINATION

Section 6.01      Agreement to Subordinate.
                  ------------------------

     The Company, for itself and its successors, and each Holder of Notes by accepting a Note agrees, that the Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Obligations with respect to Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. It is the intention of the Company and each Holder of Notes that the provisions of this Article VI comply with the requirements set forth in clause (x) of Section 4.09 of the Senior Indenture and that the Subordinated Obligations accordingly be subordinated in right of payment to the Senior Notes to the same extent as the Senior Notes are subordinated in right of payment to "Senior Debt" (as defined in the Senior Indenture) of the Company pursuant to Article 10 of the Senior Indenture.

Section 6.02      Liquidation; Dissolution, Bankruptcy.
                  ------------------------------------

     Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities;

          (a) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company); and

          (b) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders of Notes would be entitled but for this Article shall be made to holders of such Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company), as their interests may appear.

Section 6.03      Default on Senior Debt; No Stock Collateral.
                  -------------------------------------------

     The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company) until all principal and other Obligations with respect to such Senior Debt have been paid in full in cash if:

     (1) a default in the payment of the principal of or premium or interest on Senior Debt of the Company occurs and in continuing; or

     (2) a default, other than a payment default, under the agreement, indenture, or other document governing Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a Senior Agent. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or made, the basis for a subsequent Payment Blockage Notice.

     The Company may and shall resume payments on and distributions in respect of the Notes and it may acquire them upon:

     (A) in the case of a default referred to in Section 6.03(1) hereof, the date upon which such default is cured or waived, or

     (B) in the case of a default referred to in Section 6.03(2) hereof, the earlier of the date upon which the default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Senior Debt has been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     The Company agrees that it will not, directly or indirectly, transfer or pledge or grant any security interests in any Stock Collateral for any of the Subordinated Obligations, and the Trustee and the Holders agree that neither the Trustee nor any Holder will demand or accept any such Stock Collateral, and should any transfer or pledge of or security interest in any Stock Collateral at any time be made to or received by the Trustee or any such Holder, such Stock Collateral shall be held for the benefit of the holders of Senior Debt of the Company and, upon request, delivered and transferred to the Senior Agent for the benefit of the holders of such Senior Debt.

Section 6.04      Acceleration of Notes.
                  ---------------------

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the Company of the acceleration.

Section 6.05      When Distribution Must Be Paid Over.
                  -----------------------------------

     In the event that the Trustee or any Holder of Notes receives any payment of any Obligations with respect to the Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 6.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt of the Company as their interests may appear under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear as set forth in a writing provided to the Trustee and consented to by all Representatives of the holders of Senior Debt of the Company, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving affect to any concurrent payment or distribution to or for the holders of such Senior Debt.

     With respect to the holders of Senior Debt of the Company, the trustee undertakes to perform such obligations on the part of the Trustee as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes of the Company or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this
Article VI, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article VI prohibit such payment.

Section 6.06      Notice.
                  ------

     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article VI.

Section 6.07      Subrogation.
                  -----------

     After all Senior Debt of the Company is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior

Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this
Article VI to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

Section 6.08      Relative Rights.
                  ---------------

     This Article VI defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

     (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay Accreted Value of and premium and interest on the Notes in accordance with their terms;

     (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of such Senior Debt; or

     (iii)prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of owners of such Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article VI to pay Accreted Value of or premium or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 6.09      Subordination May Not Be Impaired by Company.
                  --------------------------------------------

          (a) No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or the failure of the Company or any Holder to comply with this Indenture.

          (b) Without in any way limiting Section 6.09(a), the holders of any Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, but subject to the proviso contained in the first sentence, and to the second sentence, of the definition of "Senior Debt," do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (A) the terms of such Senior Debt, (B) any security for, or any guarantee of, such Senior Debt,
     (C) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof;
     (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect to such Senior Debt.

Section 6.10      Distribution or Notice to Representative.
                  ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee and the Holders of Notes shall be entitled, to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.11      Rights of Trustee and Paying Agent.
                  ----------------------------------

     Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article VI, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, the Senior Agent, one or more holders of Senior Debt of the Company or a Representative of any holders of Senior Debt of the Company; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VI, the Trustee or Paying

Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Only the Company, a Representative or a holder of Senior Debt of the Company that has no Representative may give the notice. Nothing in this Article VI shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 6.12      Authorization to Effect Subordination.
                  -------------------------------------

     Each Holder of Notes by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article VI, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
8.09 hereof at least 30 days before the expiration of the time to file such claim, a Senior Agent is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 6.13      Payment.
                  -------

     For all purposes of this Article VI, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of any Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligation being subordinated or any Subordinated Obligations, and any direct or indirect payment or recovery on any claim relating to or arising out of this Indenture, any Note or the issuance of the Notes.

Section 6.14      No Claims Against Subsidiaries.
                  ------------------------------

     The Company and the Holders acknowledge and agree as follows: (a) the Notes are an obligation of the Company only, and the Holders have and will have no claim, right or demand against any Subsidiary of the Company or any assets or properties of any Subsidiary of the Company on or in respect of the Notes; (b) the Company is, and is capitalized as, a separate legal entity such that any claim, right or demand by the Holders with respect to the assets and properties of any Subsidiary of the Company would be solely as a creditor of a direct or indirect shareholder of such Subsidiary, and that such arrangement has been relied upon by and is for the benefit of holders of Senior Debt of the Company or any such guarantor; (c) the Company's direct and indirect Subsidiaries have no obligation to pay dividends to or to make investments in the Company, for the purpose of funding payment obligations of the Company to the Holders or otherwise; and (d) the Bank Credit Agreements and the Senior Indenture permit Subsidiaries of the Company to pay dividends to or to make investments in the Company only in limited amounts and under specified circumstances.

Section 6.15      Amendments.
                  ----------

     The provisions of this Article VI shall not be amended or modified without the written consent of the holders of all Senior Debt of the Company.

                                  ARTICLE VII.

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

Section 7.01      Company May Consolidate, Etc. Only On Certain Terms.
                  ---------------------------------------------------

     The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "SURVIVING ENTITY") shall be a corporation, partnership, limited liability company, business trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

          (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

          (c) at the time of the transaction, the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Paragraph (b) of this Section 7.01 shall not apply to any merger of the Company with or into any wholly owned Subsidiary of the Company. This Section
7.01 shall not apply to the transfer or lease of all or substantially all of the assets of the Company to any of its wholly owned Subsidiaries.

Section 7.02      Successor Substituted.
                  ---------------------

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, with the same effect as if such successor had been named as the Company herein or in the Notes. When a successor (other than a successor that is an Affiliate of the Company) assumes all the Obligations of its predecessor under this Indenture or the Notes, as the case may be, the predecessor shall be released from those Obligations; provided that in the case of a transfer of substantially all of the Company's assets (but not all of the assets), the predecessor shall not be released from the payment of the aggregate Accreted Value and any other payments due on the Notes.

                                 ARTICLE VIII.

                              DEFAULTS AND REMEDIES

Section 8.01      Events of Default.
                  -----------------

     An "EVENT OF DEFAULT" occurs if:

          (a) the Company defaults in the payment of the aggregate Accreted Value of or premium on the Notes when the same becomes due and payable at maturity, in connection with a Purchase Offer, upon declaration or otherwise (whether or not such payment is prohibited by the provisions of Article VI hereof);

          (b) the Company defaults for 30 days in the payment when due of any other amounts payable on any Note (whether or not such payment is prohibited by the provisions of Article VI hereof);

          (c) the Company fails to observe or perform for a period of 30 days after notice any covenant or agreement contained in Sections 5.07 and 7.01 hereof (other than, in the case of Section 5.07, a failure to purchase Notes in connection with a Purchase Offer) hereof;

          (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate Accreted Value of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) a  continuing  default  occurs  under any  mortgage,  indenture or instrument under which may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than any such Indebtedness that constitutes Non-Recourse Real Estate Debt or Indebtedness of an Unrestricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the date hereof, which default:

          (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such (a "PAYMENT DEFAULT"); or

          (ii) results in the acceleration of such Indebtedness prior to its express maturity;

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (f) the Company or any of its Subsidiaries, fails to pay final judgments aggregating in excess of $5 million and either (i) any creditor commences enforcement proceedings upon any such judgment or (ii) such judgments are not paid, discharged or stayed within 60 days after their entry;

          (g) the Company or any of its Designated Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (i)  commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii)consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (iv) makes a general assignment for the benefit of its creditors; or

          (v) admits in writing its inability generally to pay its debts as they become due; and

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Designated Subsidiaries in an involuntary case;

          (ii) appoints a Custodian of the Company or any of its Designated Subsidiaries or for all or substantially all of the property of the Company or any of its Designated Subsidiaries;

          (iii)orders the liquidation of the Company or any of its Designated Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     At any time after Oak Hill ceases to be Trustee, an Event of Default shall not be deemed to have occurred under clause (e) or (f) of this Section 8.01 until the Trustee shall have received written notice of such Default from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default.

Section 8.02      Acceleration.
                  ------------

     If an Event of Default (other than an Event of Default specified in clauses
(g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the aggregate Accreted Value plus accrued and unpaid interest thereon, and any other amounts payable on the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.01 hereof occurs, such amounts shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     If the Notes have been declared due and payable as a result of the acceleration of Indebtedness prior to its express maturity pursuant to Section 8.01(e)(ii), such declaration shall be automatically rescinded if the acceleration of such indebtedness has been rescinded or annulled within 30 days after such acceleration in accordance with the mortgage, indenture or instrument under which it was issued and the conditions set forth in clauses (i) and (ii) in the next paragraph are satisfied.

     Except as otherwise provided in the immediately preceding paragraph, the Majority Holders by notice to the Trustee may rescind an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest on the Notes that has become due solely because of the acceleration of the Notes.

Section 8.03      Other Remedies.
                  --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the aggregate Accreted Value plus accrued and unpaid interest thereon and any other amounts payable on the Notes, if any, or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04      Waiver of Past Defaults.
                  -----------------------

     The Majority Holders by notice to the Trustee may on behalf of all of the Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the aggregate Accreted Value, accrued and unpaid interest thereon, and any other amount payable on any Note, if any. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05      Control by Majority.
                  -------------------

     The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 8.06      Limitation on Suits.
                  -------------------

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes make a request to the Trustee to pursue the remedy;

          (c)  such   Holder  or  Holders   offer  to  the   Trustee   indemnity
               satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Majority Holders do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 8.07      Rights of Holders to Receive Payment.
                  ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the Accreted Value, accrued and unpaid interest thereon, and other amounts payable on the Note, if any, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this Section 8.07.

Section 8.08      Collection Suit by Trustee.
                  --------------------------

     If an Event of Default specified in Section 8.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the aggregate Accreted Value, accrued and unpaid interest thereon, remaining unpaid on the Notes and interest on overdue Accreted Value and such further amounts as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09      Trustee May File Proofs of Claim.
                  --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10      Priorities.
                  ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee for amounts due under Section 9.07 hereof;

     Second: to the holders of Senior Debt to the extent required by Article VI;

     Third: to Holders for amounts due and unpaid on the Notes for the Accreted Value, accrued and unpaid interest thereon, and other amounts payable under the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the aggregate Accreted Value, accrued and unpaid interest thereon, and other amounts, if any, respectively; and

     Fourth: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 8.10.

Section 8.11      Undertaking for Costs.
                  ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
8.07 hereof, or a suit by Holders of more than 10% in aggregate Accreted Value of the then outstanding Notes.

                                  ARTICLE IX.

                                     TRUSTEE

Section 9.01      Duties of Trustee.
                  -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this subsection does not limit the effect of subsection (b) of this
Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02      Rights of Trustee.
                  -----------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) (and subsection (a) or (b) if the Trustee does not act as Paying Agent) of Section 8.01 unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

Section 9.03      Individual Rights of Trustee.
                  ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, subject to the exceptions set forth therein, the Trustee is subject to Sections 9.10 and 9.11 hereof.

Section 9.04      Trustee's Disclaimer.
                  --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in any Note other than its authentication or for compliance by the Company with the Registration Rights Agreement.

Section 9.05      Notice of Defaults.
                  ------------------

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 9.06      Reports by Trustee to Holders.
                  -----------------------------

     Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange. This Section 9.06 shall not apply so long as Oak Hill is the Trustee.

Section 9.07      Compensation and Indemnity.
                  --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay Accreted Value and interest on particular Notes.

     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     All amounts owing to the Trustee under this Section 9.07 shall be payable by the Company in United States dollars. This Section 9.07 shall not apply so long as Oak Hill is the Trustee.

Section 9.08      Replacement of Trustee.
                  ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.08.

     The Trustee may resign by so notifying the Company. The Majority Holders may remove the Trustee by so notifying the Trustee and the Company. If Oak Hill is not the Trustee, the Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the aggregate Accreted Value of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee; provided, that the foregoing shall not apply if the Trustee is Oak Hill.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08 hereof, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 9.09      Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10      Eligibility; Disqualification.
                  -----------------------------

     After the date on which Oak Hill shall no longer be the Trustee, (i) this Indenture shall always have a Trustee who satisfies the requirements of TIA
Section 310(a)(1) and (5), (ii) the Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof and (iii) the Trustee shall be subject to TIA Section 310(b).

Section 9.11      Preferential Collection of Claims Against Company.
                  -------------------------------------------------

     After the date on which Oak Hill shall no longer be the Trustee, (i) the Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), (ii) a Trustee (other than Oak Hill) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X.

                             DISCHARGE OF INDENTURE

Section 10.01     Termination of Company's Obligations.
                  ------------------------------------

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

Section 10.02     Repayment to Company.
                  --------------------

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

                                  ARTICLE XI.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01     Without Consent of Holders.
                  --------------------------

     The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to comply with Sections 6.12 and 7.01 hereof;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to make any change that provides additional rights or benefits to the Holders of the Notes;

          (e) to make any change that does not adversely affect the interests hereunder of any Holder; or

          (f) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

Section 11.02     With Consent of Holders.
                  -----------------------

     Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Majority Holders. Subject to Sections 8.04 and 8.07 hereof, the Majority Holders may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 11.02 may not:

          (a) reduce the percentage in aggregate Accreted Value of the then outstanding Notes the consent of whose Holders is required for any amendment, supplement to this Indenture or waiver of any provision of this Indenture;

          (b) change the Stated Maturity of the Accreted Value of any Note or alter the Accreted Value thereof or any amounts payable thereon under this Indenture, if any;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a default in the payment of the Accreted Value or any other amounts payable on any Note, if any, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof, except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration;

          (e) make any Note payable in money other than that stated in the Note;

          (f) make any change in Sections 8.04 or 8.07 hereof;

          (g)  impair the right to convert  the Notes  into  Series D  Preferred
     Stock;

          (h) modify Article V or VI in a manner adverse to the Holders of Notes;

          (i) except as provided by Article VII, consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; and

          (j) make any change in the foregoing amendment and waiver provisions of this Article XI.

     To secure a consent of the Holders under this Section 11.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

Section 11.03     Compliance with Trust Indenture Act.
                  -----------------------------------

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 11.04     Revocation and Effect of Consents.
                  ---------------------------------

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite Accreted Value of Notes have consented to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the Accreted Value of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period. After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (j) of
Section 11.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

Section 11.05     Notation on or Exchange of Notes.
                  --------------------------------

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

Section 11.06     Trustee Protected.
                  -----------------

     The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                  ARTICLE XII.

                                  MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls.
                  ----------------------------

     This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 12.02     Notices.
                  -------

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03 Communication by Holders with other Holders.
              -------------------------------------------

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). This Section 12.03 shall not apply so long as Oak Hill is the Trustee.

Section 12.04     Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05     Statements Required in Certificate or Opinion.
                  ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

          (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06     Rules by Trustee and Agents.
                  ---------------------------

     The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07     Legal Holidays.
                  --------------

     A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 12.08     No Recourse Against Others.
                  --------------------------

     A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.09     Counterparts and Facsimile Signatures.
                  -------------------------------------

     This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10     Variable Provisions.
                  -------------------

     "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, 2001.

     The reporting date for Section 9.06 hereof is March 15 of each year after Oak Hill ceases to be the Trustee. The first reporting date is March 15, 2002.

     Except for Oak Hill, the Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  The Company's address is:

                           American Skiing Company
                           P. O. Box 450
                           Sunday River Access Road
                           Bethel, Maine 04217
                           Telecopy:    (207) 791-2607
                           Attention:   Foster Stewart, Esq.

                  with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Telecopy:    (312) 861-2000
                           Attention:   Gary Silverman, Esq.

                  The Trustee's address is:

                           Oak Hill Capital Partners, L.P.
                           201 Main Street
                           Fort Worth, Texas 76102
                           Telecopy:    (817) 339-7350
                           Attention:   Ray Pinson

                  with a copy to:

                           Oak Hill Capital Management, Inc.
                           65 East 55th Street, 32nd Floor
                           New York, New York 10022
                           Attention:   Brad E. Bernstein

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Telecopy: (212) 373-2377
                           Attention: John C. Kennedy, Esq.

     Each party may change its address by written notice to the other party.

Section 12.11     Governing Law, Submission to Jurisdiction.
                  -----------------------------------------

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 12.12     No Adverse Interpretation of other Agreements.
                  ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13     Successors.
                  ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.14     Severability.
                  ------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15     Table of Contents, Headings, etc.
                  --------------------------------

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16     Enforceability of the Company's Rights.
                  --------------------------------------

     Any demand, claim, lawsuit, action or proceeding for enforcement of this Agreement against the Purchasers or their Affiliates may be initiated either (i) upon the approval of a majority of the Directors of the Company who are not nominated or appointed by the Purchasers or their Affiliates (the "Non-Purchaser Directors"), or (ii) a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement); provided that no such action may be taken by the Non-Purchaser Directors under (i) above unless one or more Non-Purchaser Directors shall have requested that a meeting of the full Board of Directors be held to consider enforcement against the Purchasers or their Affiliates and stating the nature of the enforcement action sought to be taken, and the full Board of Directors has not, within 15 days following the date on which such request is first made either (A) taken or authorized the Company to take the requested action or (B) delegated authority with respect to such matter to a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          AMERICAN SKIING COMPANY, as Company


                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:



                                           OAK HILL CAPITAL PARTNERS, L.P.,
                                                as Trustee

                                           By:    OHCP GenPar, L.P., its general
                                                  partner

                                           By:    OHCP MGP, LLC, its general
                                                  partner



                                           By:
                                               ---------------------------------
                                                Name:  Steven B. Gruber
                                                Title:    Managing Member

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF SERIES D PREFERRED STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND ANY SHARES OF SERIES D PREFERRED STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
(d) TO AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES
ACT)THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF

THE NOTES (IN SUBSTANTIALLY FORM OF EXHIBIT E OF THE INDENTURE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE WITH AN ORIGINAL ISSUE PRICE (AS DEFINED IN THE TERMS OF NOTES) LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SERIES D PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                                  No.  ________

                        $____________Original Issue Price

           or such other amount as is indicated on Schedule A hereof*

                           CUSIP No. [ ]/CINS No. [ ]

                 11.3025% CONVERTIBLE SUBORDINATED NOTE DUE 2007

                  American Skiing Company, a Delaware corporation (the "COMPANY"), promises to pay to or registered assigns, the Accreted Value of this Note (as defined on the reverse hereof) on July __,
2007,2 subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.


    Interest Accrual Dates:              Each July __, commencing July __, 2002


                  IN WITNESS WHEREOF, American Skiing Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Dated:
        ----------------------------

                                            AMERICAN SKIING COMPANY


                                       By:_____________________________________


                                                     TRUSTEE'S CERTIFICATE OF
                                                     AUTHENTICATION This is one
                                                     of the 11.3025% Convertible
                                                     Subordinated Notes due 2007
                                                     described in the
                                                     within-mentioned Indenture.

                                        ____________________________, as Trustee



                                       By:______________________________________
                                                   Authorized Officer

                                               * Applicable to Global Notes Only

                            [FORM OF REVERSE OF NOTE]


                             AMERICAN SKIING COMPANY

                 11.3025% Convertible Subordinated Note due 2007

1. Interest. American Skiing Company, a Delaware corporation (the "COMPANY," which term includes any successor Person under the Indenture hereinafter referred to), is the issuer of 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES"). The Company promises to pay the Accreted Value of this Note on July __, 2007.3 The Notes will accrue interest, compounded annually, as provided in Section 2 of the Indenture on the Accreted Value of the Note, at a rate of 11.3025% per annum. Interest on the Notes will accrue from July __, 2001 and will be computed on the basis of a 360-day year of twelve 30-day months. The "ACCRETED VALUE" of this Note is defined as the sum of (i) the Original Issue Price of this Note, and (ii) any interest or premium in respect to this Note added to each Accreted Value pursuant to Section 2.02 of the Indenture and the terms of this Note.

2. Method of Payment. Interest on the Notes shall be payable through the addition of such interest to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date. The Company shall notify the Trustee in writing of the aggregate amount of such interest not less than five (5) nor more than 45 days prior to the Interest Accrual Date on which accretion will occur. On the applicable Interest Accrual Date, the Accreted Value shall increase by the amount of such interest. On maturity, Holders must surrender Notes to a Paying Agent to collect the Accreted Value on such Notes. The Company will pay the Accreted Value, accrued and unpaid interest thereon, and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder so requests, Accreted Value, accrued and unpaid interest thereon, and premium, if any, may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

3. Paying Agent, Conversion Agent and Registrar. The Trustee will act as Paying Agent, Conversion Agent and Registrar in the City of New York, New York. The Company may change any Paying Agent, Conversion Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

4. Indenture. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited (except as otherwise provided in the Indenture) to $12,500,000 in aggregate Original Issue Price and subordinated in right of payment to all existing and future Senior Debt of the Company.

5. Optional Redemption. The Notes are not redeemable at the Company's option prior to July 31, 2004. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value thereof) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below:

                                    Year                         Percentage

              2004...........................................         119.00%

              2005...........................................         115.33%

              2006...........................................         111.66%

              2007...........................................         100.00%
                                                                 ---------------


                  Any such optional redemption shall be initiated only upon (i) the approval of a majority of the Board of Directors, provided that such approval includes the approval of a majority of the directors of the Company who are not designated or appointed by the Purchasers or their Affiliates (so long as the Purchasers or their Affiliates are Holders) or by any other Person (or group of Persons) which is a Holder and has the ability to designate or appoint a majority of the Board of Directors or (ii) the approval of a special committee of the Independent Directors (as such terms is defined in the Stockholders' Agreement).

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Company may redeem Notes in whole or in part in denominations of Accreted Value with $100 of Original Issue Price or integral multiples thereof. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

6. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to offer to purchase all outstanding Notes on the Purchase Date at the purchase price equal to the prices (expressed as percentages of the Accreted Value thereof on a Purchase Date occurring within the 12-month period beginning on July 31 of the years indicated below, other than 2001, which shall be the period commencing on July __, 2001 and ending on July 30, 2002) set forth below, plus accrued and unpaid interest thereon to the Purchase Date:

                                    Year                         Percentage

              2001...........................................         123.00%

              2002...........................................         119.10%

              2003...........................................         115.20%

              2004...........................................         103.30%

              2005...........................................         102.20%

              2006...........................................         101.10%

              2007...........................................         100.00%


                  Notwithstanding the foregoing, the purchase price payable with respect to the Notes upon a Change of Control shall not exceed 100% of the Accreted Value of the Notes, plus any accrued and unpaid interest thereon to the Purchase Date unless (i) a majority of the Board of Directors, provided that such majority includes a majority of the directors of the Company who are not designated or appointed by the Purchasers or their Affiliates or by any other Person (or group of Persons) which has the ability to designate or appoint a majority of the Board of Directors or (ii) a majority of a special committee of the Independent Directors (as such terms is defined in the Stockholders' Agreement), shall have approved the transaction(s) constituting the Change of Control; provided, that if such approval has been withheld solely or primarily to reduce the purchase price payable upon a Change of Control the Holders shall be entitled to receive the applicable purchase price set forth in the table in the preceding paragraph, plus any accrued and unpaid interest on the Notes to the Purchase Date.

                  Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

8. Subordination. The payment of the Accreted Value, accrued and unpaid interest thereon or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

9. Conversion. The holder of any Note has the right, exercisable at any time following the Issuance Date and prior to the close of business (New York time) on the date of the Note's maturity, to convert the Accreted Value thereof (or any portion thereof (with $100 Original Issue Price or any integral multiples thereof) into shares of Series D Preferred Stock at the initial Conversion Price of $12,500 per share, subject to adjustment under certain circumstances as set forth in the Indenture.

                  To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. The number of shares issuable upon conversion of a Note is determined by dividing the Accreted Value of the Note converted, accrued and unpaid interest thereon, and any other amounts payable on the Notes on the date of conversion, by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                  A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

10. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of Accreted Value with $100 of Original Issue Price and any integral multiples thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

12. Unclaimed Money. If money for the payment of Accreted Value or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13. Defaults and Remedies. The Notes shall have the Events of Default set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid Accreted Value, accrued and unpaid interest thereon and other amounts payable on the Notes, if any, shall become due and payable immediately without further action or notice. The Majority Holders by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value, and other amounts due on the Notes, if any, that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Majority may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Majority Holders (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Majority Holders. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

15. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

16. No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

18. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors
Act).

                  The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                                    American Skiing Company
                                    P.O. Box 450
                                    Sunday River Access Road
                                    Bethel, Maine 04217
                                    Attention of: Foster Stewart, Esq.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

               (Insert assignee's social security or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                   Your Signature:



                                   _____________________________________________

                                 (Sign exactly as your name appears on the other
                                  side of this Note)

Date:
       -----------------------------
                                                     Signature Guarantee: *


                                   _____________________________________________

                  In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

     (1)  [ ] to the Company or any subsidiary thereof,

     (2)[ ] to a qualified institutional buyer in compliance with Rule 144A,

     (3)[ ]outside the United States in compliance with Rule 904 under the Securities Act,

     (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available),

     (5) [ ] to an Accredited Investor (as defined in Regulation D under the Securities Act) in a transaction exempt from registration under the Securities Act,

     (6) [ ] pursuant to any other exemption from registration under the Securities Act or

     (7) [ ] pursuant to an effective registration statement under the Securities Act.


     * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. However, such guarantee is not required so long as a Purchaser holds the Note.

Signature

Signature Guarantee*

Signature must be guaranteed

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:    _____________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. However, such guarantee is not required so long as a Purchaser holds the Note.

                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 4.07 of the Indenture, check the box: [ ]

                  If the purchase is in part, indicate the portion of Accreted Value with Original Issue Price in denominations of $100 or any integral multiple thereof to be purchased:

                                     Your Signature:


                                     ___________________________________________
                                     (Sign exactly as your name appears on the other side of this Note)


Date:
       -----------------------------

                                     Signature Guarantee:**/


                                     ___________________________________________
                                                     **/ Signature must be
                                                     guaranteed by a commercial
                                                     bank, trust company or
                                                     member firm of the New York
                                                     Stock Exchange. However,
                                                     this guarantee is not
                                                     required so long as a
                                                     Purchaser holds the Note.

                               ELECTION TO CONVERT

To American Skiing Company

                  The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Series D Preferred Stock of American Skiing Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Date:
       -----------------------------

          in whole ___ Portions of Accreted Value of the Note to be converted (with

          $100 Original Issue Price or integral multiples thereof):

          $ ____________

                                         Signature


                                        ________________________________________


          Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                                        Signature Guarantee:  *


                                        ________________________________________
                                                     * Signature must be
                                                     guaranteed by a commercial
                                                     bank, trust company or
                                                     member firm of the New York
                                                     Stock Exchange. However,
                                                     this guarantee is not
                                                     required so long as the
                                                     Purchaser holds the Note.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                        SCHEDULE OF ORIGINAL ISSUE PRICE

                  The original issue price of this Global Note shall be $ . The following increases or decreases in the Original Issue Price (as defined in the Indenture) of this Global Note have been made:

                         Amount of increase                            Signature of       Date of exchange
Amount of decrease in    in Original Issue      Original Issue      authorized officer     following such
 Original Issue Price      Price of this         Price of this     of Trustee or Notes       decrease or
 of this Global Note        Global Note           Global Note           Custodian             increase


----------------------------------------------------------------------------------------------------------



                                    EXHIBIT B

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                  FROM RULE 144A GLOBAL NOTE OR RESTRICTED NOTE
                           TO REGULATION S GLOBAL NOTE

  (Transfers pursuant to Section 2.06(a)(ii) or 2.06(a)(vii) of the Indenture)

[Name of Trustee]
as Trustee
[Address]
Attn:

     Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

     Reference is hereby made to the Indenture, dated as of July __, 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee.

     This letter relates to $[ ] [check one] (i) [ ] aggregate Accreted Value of Notes which are held in the form of the Rule 144A Global Note (CUSIP No. ) with the Depositary or (ii) [ ] Accreted Value of Restricted Note (CUSIP No. ) registered, in either case, in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Regulation S Global Notes. The Original Issue Price of such Notes is $ .

     In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Notes and (ii) that:

     (1)  the offer of the Notes was not made to a Person in the United States;

     (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

     In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                                     [Name of Transferor]


                                                     By:________________________
                                                          Name:
                                                          Title:


Dated:
        -------------------

cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access Road
         Bethel, Maine 04217
         Attn:    _______________

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM REGULATION S GLOBAL NOTE OR RESTRICTED NOTE
                            TO RULE 144A GLOBAL NOTE

  (Transfers pursuant to Section 2.06(a)(iii) or 2.06(a)(vi) of the Indenture)


[Trustee]
as Trustee
[Address]
Attn:

     Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

                  Reference is hereby made to the Indenture, dated as of July __, 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to $[ ] [check one] (i) [ ] aggregate Accreted Value of Notes which are held in the form of the Regulation S Global Note (CUSIP No. ____) with the Depositary or (ii) [ ] Accreted Value of Restricted Note (CUSIP No. ) registered, in each case, in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note. The Original Issue Price of such Notes is $_______.

                  In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

Dated:                                      [Name of Transferor],
        ----------------------------


                                                     By:________________________
                                                          Name:
                                                          Title:
cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access
         Bethel, Maine 04217
         Attn:  ________________

                                    EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         FROM GLOBAL NOTE OR RESTRICTED
                             NOTE TO RESTRICTED NOTE

     (Transfers pursuant to Section 2.06(a)(iv) or Section 2.06(a)(v) of the Indenture)

[Name of Trustee],
                -
as Trustee
[Address]
Attn:

     Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

     Reference is hereby made to the Indenture, dated as of July , 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

     This letter relates to $[ ] aggregate Accreted Value of Notes which are held [in the form of the [Rule 144A/Regulation S]. [Global] [Restricted] Note (CUSIP No. [ ] CINS No. [ ]) [with the Depositary] in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes. The Original Issue Price of such Notes is $_______.

     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

*Insert, if appropriate.

                                                     [Name of Transferor],


                                                     By:________________________
                                                          Name:
                                                          Title:


Dated:
        -------------------

cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access Road
         Bethel, Maine 04217
         Attn:  __________________

                                   APPENDIX E

FORM OF LETTER TO BE DELIVERED BY INVESTORS OR OTHER PERSONS IN A TRANSACTION EXEMPT FROM REGISTRATION

American Skiing Company
P.O. Box 450
Sunday River Access Road
Bethel, Maine 04217

Ladies and Gentlemen:

     We are delivering this letter in connection with our acquisition of 11.3025% Convertible Subordinated Notes due 2007 (the "Notes") of American Skiing Company, a Delaware corporation (the "Company").

     We hereby confirm that:

     [(i) we are an  "accredited  investor"  within the  meaning of Rule 501 (a)
(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501 (a) (1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");]

     [(ii) (A) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501 (a) (7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3 (a) (2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3 (a) (5) (A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;]

     (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum Original Issue Price of not less than $250,000 for our own account or for any separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

     (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereof, as provided below, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to acquire the Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only: (a) to the Company or any of its subsidiaries, (b) to a person whom the seller reasonably believes is a Qualified Institutional Buyer or "QIB" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) in an offshore transaction meeting the requirements of Rule 904 of the Securities Act, (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) to an Accredited Investor that, prior to such transfer, furnishes the trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (in substantially this form) and, if such transfer is in respect of an Accreted Value with an Original Issue Price (as defined in the terms of Notes) less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (g) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States, or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will be in the form of definitive physical certificates and will bear a legend reflecting the substance of this paragraph.

     We acknowledge that the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Dated:
        ----------------------------


                                                     (Name of Purchaser)


                                                     By:________________________
                                                          Name:
                                                          Title:
                                                          Address:





--------

     1 The date that is three days prior to the sixth anniversary of the Issuance Date.


     2 The date that is three days prior to the sixth anniversary of the Issuance Date


     3 The date that is three days prior to the sixth anniversary of the Issuance Date

     EXHIBIT B


     Registration Rights Agreement dated as of July __, 2001, among American Skiing Company, a Delaware corporation (the "Company"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("Oak Hill"), and the other entities identified in Annex A attached hereto (together with Oak Hill, the "Purchasers").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to the Securities Purchase Agreement dated as of July __, 2001 (the "Securities Purchase Agreement") among the Company and the Purchasers, on the date hereof the Company has issued to the Purchasers (i) an aggregate of $12,500,000 principal amount of Junior Subordinated Convertible Notes (ii) an aggregate of 1,000,000 shares of Common Stock (iii) 40,000 shares of Series C-1 Preferred Stock, and (iv) ________ shares of Series C-2 Convertible Preferred Stock;

     WHEREAS, in order to induce each of the Purchasers to enter into the Securities Purchase Agreement and to consummate the transactions contemplated therein, the Company has agreed to grant registration rights with respect to the Registrable Securities as set forth in this Agreement.

     This is the Registration Rights Agreement referred to in the Securities Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers do hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

     "Agreement" or "this Agreement" means this Registration Rights Agreement dated as of July 15, 2001 by and between the Company and the Purchasers (including the Annex hereto) and all amendments hereto made in accordance with the provisions of Section 4.7.

     "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

     "Beneficially Own" has the meaning set forth below:

     A Person shall be deemed to "Beneficially Own" any securities:

     (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

     (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

     (iii)which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

     "Class A Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

     "Common Shares" means the shares of Common Stock being issued to the Purchasers on the date hereof pursuant to the Securities Purchase Agreement.

     "Common Stock" means the common stock (excluding the Class A Common Stock), par value $.01 per share, per share, of the Company.

     "Conversion Stock" means new shares of Common Stock issued or issuable upon conversion of shares of Series C-1 Preferred Stock

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Holder" means the Purchasers and any person to whom rights under this Agreement are assigned in accordance with the provisions of Section 3.10.

     "ING Registration Rights Agreement" means the Registration Rights Agreement dated as of November 10, 1997, between the Company and ING.

     "ING" means ING (U.S.) Capital Corporation.

     "Junior   Subordinated   Notes"  means  the  11.3025%  Junior  Subordinated
Convertible Notes of the Company issued pursuant to the Securities Purchase Agreement and the Junior Subordinated Note Indenture.

     "Junior Subordinated Note Indenture" means the Indenture relating to the Junior Subordinated Notes dated as of the date hereof among the Company, as issuer, and Oak Hill, as trustee.

     "majority in interest" means with respect to the Holders or any subgroup of the Holders, the Holders holding at least a majority in amount of each class of Registrable Securities held by all the Holders or such subgroup of Holders.

     "Mr. Otten" means Mr. Leslie B. Otten.

     "Oak Hill Stockholders" means Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

     "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

     "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

     "Registrable Securities" means collectively (i) the Junior Subordinated Notes, (ii) the Series D Preferred Stock issuable upon conversion of the Junior Subordinated Notes and the Series C-1 Preferred Stock, (iii) the Series C Preferred Shares, (iv) any Common Stock held by Holders (including the Common Shares and the Conversion Stock) and (v) any Common Stock issued as (or upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, any of the foregoing, in each case held, from time to time, by the Holders. In addition to the foregoing, the term "Registrable Securities" shall include any "Registrable Stock" (as such term is defined in the Stockholders' Agreement) held from time to time by Oak Hill, Oak Hill Securities Fund, L.P. or their respective Affiliates; provided, however, that any demand for registration pursuant to Section 3.1 or 3.3 by one or more Initiating Holders (as defined in Section 3.1) that include holders of such Registrable Stock and that includes shares of Registrable Stock in the securities to be registered shall also be deemed to be a demand for registration by such holders under the Stockholders' Agreement for purposes of determining the total number of demand registrations to which such holders are entitled.

     "Repriced Preferred Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement between the Company and Madeline L.L.C. dated as of November 3, 1997.

     "Repriced   Preferred   Stock"   means  the  10.5%   Repriced   Convertible
Exchangeable Preferred Stock, $.01 par value per share, of the Company.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Series  C-1  Preferred   Stock"  means  the  12%  Series  C-1  Convertible
Participating Preferred Stock, par value $.01 per share, of the Company.

     "Series C-2 Preferred Stock" means the 15% Series C-2 Preferred Stock, par value $.01 per share, of the Company.

     "Series C Preferred Shares" means the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock being issued to the Purchasers on the date hereof pursuant to the Securities Purchase Agreement.

     "Series D Preferred Stock" means the Series D Participating Preferred Stock, par value $.01 per share, of the Company issued or issuable upon conversion of the Junior Subordinated Notes.

     "Shares" means the Common Shares, Conversion Stock, the Series D Preferred Stock and the Series C Preferred Shares.

     "Stockholders' Agreement" means the Stockholders' Agreement, dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Company, Mr. Otten, Oak Hill and the other parties identified therein.

     "Transfer" means, in respect of any securities of the Company, to directly or indirectly sell, transfer, assign, pledge, hypothecate or to otherwise dispose of such securities, and the words "Transferred" and "Transferee" shall have corresponding meanings.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     2. Transfers

     2.1 Restrictive Legend. Each certificate representing the Shares shall except as otherwise provided in this Section 2, be stamped or otherwise imprinted with legends substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AS A

                  CONDITION TO ANY TRANSFER, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

     A certificate shall not bear the Securities Act legend if in the opinion of counsel satisfactory to the Company (it being agreed that Paul, Weiss, Rifkind, Wharton & Garrison shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

     2.2 Notice of Proposed Transfer. Prior to any proposed Transfer of any Shares, the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if known, the identity of the proposed transferee and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a Transfer to any Affiliates of the Purchasers. Each certificate representing Shares transferred as above provided shall bear the legends set forth in Section 2.1, except that such certificate shall not bear such legends if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 2.2 shall not apply to securities that are not required to bear the legends prescribed by
Section 2.1 in accordance with the provisions of Section 2.1.

     3. Registration Rights.

     3.1 Request for Registration.

          (a) At any time after the date hereof, one or more Holders of any class of Registrable Securities (the "Initiating Holders") may request in a written notice (which notice shall state the class and the number or amount of Registrable Securities to be so registered and the intended method of distribution) that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Securities held by such Initiating Holders in the manner specified in such notice; provided, however, that there must be included in such registration at least 10% of any class of Registrable Securities to be registered (or any lesser percentage if the anticipated aggregate offering price would exceed $25,000,000). Following receipt of any notice under this Section 3.1, the Company shall (x) within 30 days notify all other Holders of such request in writing and (y) use all commercially reasonable efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

          (b)  If  the  Initiating   Holders  intend  to  have  the  Registrable
     Securities distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause
     (x) of paragraph (a) above. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld.

          (c) Notwithstanding any provision of this Agreement to the contrary:

          (i) the Company shall not be required to effect a registration pursuant to this Section 3.1 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date that is 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement that the Holders have been entitled to join pursuant to Section 3.2; provided, however, that the Company shall actively employ in good faith all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable;

          (ii) if (A)(i) the Company is in possession of material nonpublic information relating to the Company or any of its subsidiaries and (ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, and (ii) the Company determines in good faith that (x) offers and sales of Registrable Securities pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith opinion of the Board of Directors such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its subsidiaries, then, in any such case, the Company's obligation to use all commercially reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 120 days; provided, however, that the Company may not delay the filing or suspend the effectiveness of any registration statement under this Section 3.1(c)(ii) on more than one occasion in any consecutive twelve-month period;

          (iii)the Company shall not be required to effect a registration pursuant to this Section 3.1 if the Registrable Securities requested by all Holders to be registered pursuant to such registration are included in, and eligible for sale under, a Shelf Registration (as defined below); and

          (iv) the  Company  shall  not be  required  to  effect a  registration
               pursuant  to  this   Section  3.1  more  than  one  time  in  any
               consecutive twelve-month period.

          (d) With respect to any registration pursuant to this Section 3.1, the Company may include in such registration any of its primary securities sold on its own behalf, any securities being offered by ING to the extent required pursuant to the ING Registration Rights Agreement, any securities being offered by holders of Repriced Preferred Stock to the extent required pursuant to the Repriced Preferred Registration Rights Agreement, or any securities being offered by a holder of Registrable Stock to the extent required pursuant to the Stockholders' Agreement. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of all securities to be registered, including Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, and
     (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Repriced Preferred Stock, ING and the holders of the Registrable Stock under the Stockholders' Agreement, the Company securities and Registrable Securities to be included in such registration shall be included in the order as set forth below:

          (i) first, any securities of the Initiating Holders in proportion (as nearly as practicable) to the amount of Registrable Securities beneficially owned by such Initiating Holders at the time of filing of the registration statement;

          (ii) second, any securities offered by the Company;

          (iii)third, other Holders requesting registration of Registrable Securities in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders at the time of filing of the registration statement; and

          (iv) fourth, any other securityholders of the Company granted incidental registration rights in proportion (as nearly as practicable) to the amount of registrable securities beneficially owned by such stockholders at the time of the filing of the registration statement.

          If more than one class of Registrable Securities is to be included in a registration pursuant to this Section 3.1, then (i) any reduction in the number or amount of securities to be included may be effected in respect of all of the relevant classes, or in respect of only one or more classes, as determined by the managing underwriter (or the Company, in the case of a non-underwritten offering) in its sole discretion and (ii) the cutback provision of the preceding sentence shall be applied separately to each class of securities.

          (e) The Company shall not be obligated to effect and pay for more than six registrations of the Holders (four of which may be Shelf Registrations requested pursuant to Section 3.3); provided, however, that a registration requested by any Holder pursuant to this Section 3.1 shall not be deemed to have been effected for purposes of this Section 3.1(e) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 3.4(a), (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities) and (iv) such Holder was permitted to include in such registration at least one-half of each class of the Registrable Securities requested by it to be included in such registration.

          3.2 Incidental Registration.

          (a) Subject to Section 3.7 and to the registration rights of the holders of the Repriced Preferred Stock contained in the Repriced Preferred Registration Rights Agreement, the registration rights of ING contained in the ING Registration Rights Agreement and to the registration rights of the holders of Registrable Stock contained in the Stockholders' Agreement, if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of any of its securities (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Securities and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of securities to be sold for cash, the Company shall each such time promptly give the Holders written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Holders of their right to have Registrable Securities included in such registration. In the case of a registration statement to be filed on behalf of selling holders of its securities, the Company shall also indicate in such notice whether it will be registering securities on its own behalf as part of such registration statement. Upon the written request of any Holder received by the Company not later than 15 days after the date of the Company's notice (which request shall state the class and amount of Registrable Securities to be so registered and the intended method of distribution), the Company shall, subject to Section 3.2(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be registered; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation or liability to such Holder.

          (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the rights of the holders of Repriced Preferred Stock, ING and the holders of Registrable Stock under the Stockholders Agreement, the Company securities and Registrable Securities to be included in such registration shall be included in the following order:

          (i)  first, any securities of the Company;

          (ii) second, any Registrable Securities of Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders at the time of filing of the registration statement; and

          (iii)third, any other securityholders of the Company granted incidental registration rights in proportion (as nearly as practicable) to the amount of registrable securities beneficially owned by such stockholders at the time of the filing of the registration statement.

          If more than one class of Registrable Securities is to be included in a registration pursuant to this Section 3.2, then (i) any reduction in the number or amount of securities to be included may be effected in respect of all of the relevant classes, or in respect of only one or more classes, as determined by the managing underwriter (or the Company, in the case of a non-underwritten offering) in its sole discretion and (ii) the cutback provision of the preceding sentence shall be applied separately to each class of securities.

     3.3 Shelf Registration.

          (a) An Initiating Holder may use registration rights granted pursuant to Section 3.1 subject to the limitations of paragraphs (d) and (e) of
     Section 3.1, to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the Securities Act or any successor rule (the "Shelf Registration") with respect to the Registrable Securities. The Company shall (i) use all commercially reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) use all commercially reasonable efforts to keep the Shelf Registration continuously effective from the date that such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Securities have been sold thereunder or (B) the second anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

          (b) The Company shall supplement or amend the Shelf Registration, (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act,
     (ii) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof and
     (iii)  following the written  request of an Initiating  Holder  pursuant to
     Section 3.3(c), to cover offers and sales of all or a part of the Registrable Securities by means of an underwriting. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Holders a meaningful opportunity to comment thereon.

          (c) The Holders may, at their election and upon written notice by an Initiating Holder to the Company, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of Section 3.1(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Securities pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 3.1.

     3.4  Obligations of the Company.  Whenever  required under Sections 3.1 and
3.3 to use all commercially reasonable efforts to effect the registration and sale of any Registrable Securities under the Securities Act, the Company shall:
(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities (which shall be filed in no event later than 90 days after written notice requesting a registration statement under Sections 3.1 or
3.3 has been received) and use all commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided, however, that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 120 days;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

     (c) furnish to the Holders such reasonable numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

     (d) use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this paragraph (except that the Company will use all commercially reasonable efforts to register or qualify Registrable Securities in such additional jurisdictions as the Holder may request subject to the foregoing proviso and at the Holder's own expense), be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

     (e) promptly notify each Holder for whom such Registrable Securities is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 3.4(a) (or, in the case of the Shelf Registration, Section 3.3(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus;

     (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3.1 or 3.3, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities is not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or to the Holders holding a majority in interest of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction, and (ii) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or to the Holders holding a majority in interest of the Registrable Securities included in such registration, as the case may be, reasonably request and as would be customary in such a transaction;

     (g)  enter  into   customary   agreements   (including  if  the  method  of
distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

     (h) take all action necessary (i) to qualify the Junior Subordinated Note Indenture under the Trust Indenture Act and (ii) to appoint a trustee to replace Oak Hill Capital Partners, L.P. under the Junior Subordinated Note Indenture that satisfies the requirements of the Junior Subordinated Note Indenture and the Trust Indenture Act and is otherwise reasonably acceptable to Oak Hill Capital Partners, L.P. if it holds any Junior Subordinated Notes;

     (i) appoint a transfer agent for any class of Registrable Securities if such class has no transfer agent;

     (j) obtain CUSIP numbers for the applicable class of Registrable Securities and arrange for delivery of printed certificates or other appropriate forms for such Registrable Securities;

     (k) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

     (l) use all commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any U.S. nationally recognized securities exchange on which the applicable class of Registrable Securities is then listed.

     For purposes of Sections 3.4(a) and 3.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six months after the effective date thereof.

     3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3 of this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     3.6 Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 3.1, 3.2 and 3.3 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company; provided, however, that if a registration request pursuant to Sections 3.1 or 3.2 is subsequently withdrawn by the Holders the Company shall not be required to pay any expenses of such registration, and such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of any additional counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

     3.7 Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 3.1 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected in connection with the underwritten offering.

     3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, agents of such Holder, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement (including any preliminary prospectus, any prospectus filed under Rule 424 under the Securities Act or other final prospectus, any amendments or supplements to any prospectus or registration statement, any exhibits to the registration statement or any documents or other information incorporated by reference into such registration statement or any prospectus thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, agents, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that, subject to Section 3.8(c), the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further that the Company shall not be liable to any Holder, such Holder's directors and officers, agents, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, agents, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, agents, participating person or controlling person, and shall survive the Transfer of such securities by such Holder.

          (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement (including any preliminary prospectus, any prospectus filed under Rule 424 under the Securities Act or other final prospectus or, any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that subject to Section 3.8(c) the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or relating proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than the separate firm (in addition to any local counsel), whose fees must be reasonable, for the Holders of Registrable Securities and all persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively, (b) the fees and expenses of more than one separate firm (in addition to any local counsel), whose fees must be reasonable, for the Company, and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 3.8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement , compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this
     Section 3.8 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement party being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether or not any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything to the contrary in this Section 3.8(d), the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     3.9 Lockup. Each Holder of a class of Registrable Securities shall, in connection with any underwritten registration of that class of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than the Registrable Securities included in such registration), without the prior written consent of such underwriters, as the case may be, for such period of time from 30 days prior to the effective date of such registration to such time as the Company or the underwriters may specify; provided, however, that (x) all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 3.9 and
(y) in no event shall the Holders be required to not effect any sale, disposition or distribution for longer than 90 days after the registration statement becomes effective pursuant to this Section 3.9.

     3.10 Transfer of Registration Rights. The registration rights of the Purchasers under this Agreement with respect to the Registrable Securities may be transferred to any Person who is the transferee of Registrable Securities; provided, however, that (i) the Purchasers shall give the Company written notice at or prior to the time of such Transfer stating the name and address of the Transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being Transferred; (ii) such Transferee shall agree in writing, in form and substance reasonable satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such Transfer, the further disposition of such securities by such Transferee is restricted under the Securities Act. Except as set forth in this Section 3.10, no Transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

     3.11 No Inconsistent Agreements. The Company represents and warrants that except for rights granted to the Holders herein and the registration rights contained in the Repriced Preferred Registration Rights Agreement, the Stockholders Agreement and the ING Registration Rights Agreement, the Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company shall not enter into any agreement, or amend or modify any existing agreement, with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

     3.12 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

     3.13 Furnishing of Information. For so long as the Oak Hill Stockholders Beneficially Own at least 5% of the outstanding shares of Common Stock (assuming the conversion of all convertible securities held by such Persons):

          (a) The Company will furnish or make available to the Oak Hill Stockholders, as the case may be, its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act.

          (b) If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall furnish to the Oak Hill Stockholders its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act.

          (c) The Company shall, at any reasonable time and from time to time, permit the Oak Hill Stockholders or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of the Company, and to discuss the records, finances and accounts of the Company with any of its officers, directors and with their independent certified public accountants.

     4. Enforcement of the Company's Rights. Any demand, claim, lawsuit, action or proceeding for enforcement of this Agreement against the Purchasers or their Affiliates may be initiated either (i) upon the approval of a majority of the Directors of the Company who are not nominated or appointed by the Purchasers or their Affiliates (the "Non-Purchaser Directors"), or (ii) a special committee of the Independent Directors (as such term is defined in the Stockholders'
Agreement); provided that no such action may be taken by the Non-Purchaser Directors under (i) above unless one or more Non-Purchaser Directors shall have requested that a meeting of the full Board be held to consider enforcement against the Purchasers or their Affiliates and stating the nature of the enforcement action sought to be taken, and the full Board has not, within 15 days following the date on which such request is first made either (A) taken or authorized the Company to take the requested action or (B) delegated authority with respect to such matter to a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

     5. Miscellaneous.

     5.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given or made by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)               If to the Company:

                                            American Skiing Company
                                            Sunday River Road
                                            Bethel, ME 04217
                                            Telecopy: (207) 791-2607
                                            Attention:  Foster Stewart, Esq.

                                            with a copy to:

                                            Kirkland & Ellis
                                            200 East Randolph Drive
                                            Chicago, IL 60601
                                            Telecopy: (312) 861-2000
                                            Attention:  Gary Silverman, Esq.

(b)                                         If to the Purchasers:

                                            Oak Hill Capital Partners, L.P.
                                            201 Main Street
                                            Fort Worth, Texas 76102
                                            Telecopy: (817) 339-7350
                                            Attention: Ray Pinson

                                            and

                                            Oak Hill Capital Management, Inc.
                                            Park Avenue Tower
                                            65 East 55th Street
                                            New York, NY 10022
                                            Telecopy: (212) 593-7187
                                            Attention: Brad E. Bernstein

                                            with a copy to:

                                            Paul, Weiss, Rifkind, Wharton &
                                                Garrison
                                            1285 Avenue of the Americas
                                            New York, NY 10019
                                            Telecopy: (212) 373-2377
                                            Attention: John C. Kennedy, Esq.

     (c) If to any other Holder, to the address of such Holder appearing in the records of the Company.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 5.1 designate another address or Person for receipt of notices hereunder.

     5.2 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     5.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

     5.5 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, neither the Company, on the one hand, nor Oak Hill on behalf of each Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party except, in the case of the Purchasers, as contemplated by Section 3.10.

     5.6 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and, except for the rights set forth in Section 3.8, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     5.7 Amendments and Waivers. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any of the parties hereto at law, in equity or otherwise.

     (a) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given (i) in writing and signed by the Company and Holders of a majority of each class of Registrable Securities or (ii) in a writing by the Person or Persons against whom enforcement of such amendment or waiver is sought.

     5.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law principles thereof that might indicate the applicability of the laws of any other jurisdiction.

     5.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     5.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                  AMERICAN SKIING COMPANY


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                     OAK HILL CAPITAL PARTNERS, L.P.

                                     By:  OHCP GenPar, L.P., its general partner

                                     By:  OHCP MGP, LLC, its general partner

                                     By:
                                        ----------------------------------------
                                        Name:  Steven B. Gruber
                                        Title:  Managing Member

                                     OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                     By:  OHCP GenPar, L.P., its general partner

                                     By:  OHCP MGP, LLC, its general partner

                                     By:
                                        ----------------------------------------
                                        Name:  Steven B. Gruber
                                        Title:  Managing Member

                                        OAK HILL SECURITIES FUND, L.P.

                                     By:      Oak Hill Securities GenPar, L.P.,
                                              its general partner

                                     By:      Oak Hill Securities MGP, Inc.,
                                              its general partner

                                     By:
                                        ----------------------------------------
                                        Name:  William H. Bohnsack, Jr.
                                        Title:     Vice President

                                        OHCP SKI, L.P.

                                      By:  Oak Hill Capital Partners, L.P.,
                                           its general partner

                                      By:  OHCP GenPar, L.P.,
                                           its general partner

                                      By:   OHCP MGP, LLC,
                                            its general partner


                                      By:
                                         ---------------------------------------
                                         Name:  Steven B. Gruber
                                         Title:  Managing Member

                                     OAK HILL SECURITIES FUND II, L.P.

                                      By:   Oak Hill Securities GenPar II, L.P.,
                                            its general partner

                                      By:      Oak Hill Securities MGP II, Inc.,
                                               its general partner

                                      By:
                                         ---------------------------------------
                                          Name:  Scott Krase
                                          Title:     Vice President

                                     ANNEX A
                                   Purchasers

Oak Hill Capital Partners, L.P.
Oak Hill Capital Management Partners, L.P.
Oak Hill Securities Fund, L.P.
Oak Hill Securities Fund II, L.P.
OHCP SKI, L.P.

                                                                     EXHIBIT C-1

                           CERTIFICATE OF DESIGNATION

                          OF 12% SERIES C-1 CONVERTIBLE

                          PARTICIPATING PREFERRED STOCK

                                       OF

                             AMERICAN SKIING COMPANY

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

                  AMERICAN SKIING COMPANY, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Serial Preferred Stock, $.01 par value per share, designated 12% Series C-1 Convertible Participating Preferred Stock:

                  RESOLVED, that the series of authorized Preferred Stock, par value $.01 per share, designated 12% Series C-1 Convertible Participating Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                   A. The Corporation shall have authority to issue 40,000 shares of 12% of Series C-1 Convertible Participating Preferred Stock, $.01 par value per share (the "Series C-1 Preferred Stock"); and

                   B. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series C-1 Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows: Section 1. Definitions.

                  As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Accretion Amounts" shall mean the sum of all amounts added to the Liquidation Price pursuant to Section 3.

                  "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Beneficially Own" has the meaning set forth below:

                  A Person shall be deemed to "Beneficially Own" any securities:

                  (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

                  (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

                  (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Corporation's capital stock, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Corporation; provided, that, for so long as any Senior Subordinated Notes are outstanding, a Change of Control shall not be deemed to occur for purposes of this Certificate of Designation unless the same event or transaction shall also have caused a "Change of Control" to have occurred for purposes of the Senior Subordinated Note Indenture, and the Corporation shall be required to make a "Change of Control Offer" as provided therein.

                  "Change of Control Notice" shall have the meaning set forth in
Section 5(c).

                  "Change of Control Price" shall have the meaning set forth in
Section 5(c).

                  "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

                  "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

                   "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                  "Conversion Date" shall have the meaning specified in Section 9(b).

                  "Conversion Price" shall mean the applicable price at which Conversion Shares shall be delivered upon conversion of shares of the Series C-1 Preferred Stock as specified in Section 9(a).

                  "Conversion Shares" shall have the meaning specified in
Section 9(a).

                  "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 9(c)(iv).

                  "Default Voting Event" shall have the meaning specified in
Section 6(b)(ii).

                  "Definitive Agreements" shall mean the Purchase Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes.

                  "Distribution Date" shall have the meaning specified in
Section 9(c)(iii).

                  "Dividend Rate" shall have the meaning specified in Section 3.

                  "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, or any securities that have similar common equity features, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" shall mean the holders of the Series C-1 Preferred Stock.

                   "Issue Date" shall mean the original date of issuance of the Series C-1 Preferred Stock.

                   "Junior Preferred" shall have the meaning specified in
Section 2.

                  "Junior Stock" shall have the meaning specified in Section 2.

                   "Junior Subordinated Note Indenture" means the Indenture dated as of the Closing Date (as defined in the Purchase Agreement) relating to the Junior Subordinated Notes, between the Corporation as issuer and Oak Hill Capital Partners, L.P. as initial trustee.

                  "Junior Subordinated Notes" means the 11.3025% Junior Subordinated Convertible Notes due issued pursuant to the Junior Subordinated
Note Indenture.

                  "Legal Holiday" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

                  "Liquidation Price" shall mean for each share of Series C-1 Preferred Stock, as of any date, an amount equal to $1,000 per share, plus (x) the aggregate Accretion Amounts through such date and (y) all accrued and unpaid dividends to such date, whether or not declared, to the extent such accrued and unpaid dividends are not taken into account in determining the Accretion Amounts under clause (x).

                  "Liquidation Right" shall mean for each share of Series C-1 Preferred Stock the greater of (i) the Liquidation Price and (ii) the amount that would be received in liquidation following conversion of a share of Series C-1 Preferred Stock into Common Stock.

                  "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Series C-1 Preferred Stock.

                  "Mandatory Redemption" shall have the meaning specified in
Section 5(a).

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Notice" shall have the meaning specified in Section 5(b).

                  "NYSE" shall mean the New York Stock Exchange.

                  "Parity Securities" shall have the meaning specified in
Section 4.

                  "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

                  "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 15, 2001, between the Corporation and the Stockholders.
                  "Redemption Price" shall have the meaning specified in Section 5(b).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Closing Date (as defined in the Purchase Agreement), between the Corporation and the Stockholders.

                  "Repriced Preferred Stock" shall mean the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

                  "Rights" shall have the meaning specified in Section
9(c)(iii).

                  "Senior Liquidation Stock" shall have the meaning specified in
Section 4.

                  "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999, and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Corporation, as issuers, several of the Corporation's subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

                  "Senior Subordinated Notes" means the Corporation's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

                  "Series B Preferred Stock" shall mean the 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series C-1 Default Preferred Directors" shall have the meaning specified in Section 6(b)(ii).

                  "Series C-1 Preferred Directors" shall have the meaning specified in Section 6(b)(i).

                  "Series C-2 Preferred Stock" shall mean the 15% Series C-2 Preferred Stock, par value $0.01 per share, of the Corporation.

                  "Series D Preferred Stock" shall mean the Series D Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Stockholder Director" means a director of the Corporation designated by the Stockholders and elected pursuant to the Stockholders' Agreement, or a director elected by the holders of the Series B Preferred Stock pursuant to the terms thereof.

                   "Stockholders" shall mean Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates who may now or hereafter own Equity Equivalents.

                  "Stockholders' Agreement" means the Stockholders' Agreement dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Corporation, Leslie B. Otten, Oak Hill Capital Partners, L.P. and the other parties identified therein.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such person or of one or more Subsidiaries of such Person (or any combination thereof).

Section 2.        Rank.

                  All shares of Series C-1 Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) senior to all of the Corporation's now or hereafter issued preferred stock including, without limitation, the Series D Preferred Stock (the "Junior Preferred") except for (A) the Repriced Preferred Stock, as to which it shall rank junior, and (B) the Series B Preferred Stock and the Series C-2 Preferred Stock, as to which it shall rank pari passu, and (ii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

Section 3.        Dividends and Certain Restrictions.

                  The Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at a rate per share of 12% per annum (as may be adjusted from time to time as provided in this Section 3) of the Liquidation Price (the "Dividend Rate"), which shall be fully cumulative, shall accrue and be compounded quarterly on July 31, October 31, January 31 and April 30 of each year, commencing on July 31, 2001 (except that if such date is a Saturday, Sunday or Legal Holiday, then dividends to be paid in cash will be payable on the next Business Day) to Holders of record as they appear on the stock transfer books of the Corporation on the record date for the payment of such dividend, which shall be not more than 60 nor less than 30 days preceding the payment date for such dividend, as is fixed by the Board of Directors. Dividends may, at the option of the Corporation, be paid (i) in cash at the Dividend Rate or (ii) by way of an increase in the Liquidation Price in effect as of the relevant quarterly dividend payment date in an amount calculated based on the Dividend Rate. Notwithstanding the foregoing, dividends shall be payable solely in accordance with clause (ii) if cash dividends have not been paid on the Repriced Preferred Stock on the immediately preceding dividend payment date with respect to such Repriced Preferred Stock. The Dividend Rate on the Series C-1 Preferred Stock shall be increased by 2% per annum upon a declaration of Default Voting Event as set forth in Section 6(b)(ii) for so long as such Default Voting Event remains uncured.

                  In addition to the dividends described in the preceding paragraph, if the Corporation declares and pays any dividend or makes a distribution on the Company Common Stock, the Holders shall be entitled to an amount in cash, securities or other property receivable by the holders of Company Common Stock equal to the amount that the Holders would be entitled to receive if the Series C-1 Preferred Stock were fully converted into Company Common Stock on the record date for the payment of any such dividends or distribution. No dividends may be paid (or declared and set aside for payment) on the Common Stock and no other distributions may be made in respect of the Common Stock, and no Common Stock (or any rights, options or warrants to purchase Common Stock) may be redeemed, purchased or otherwise acquired for any consideration by the Corporation, unless the Corporation shall simultaneously declare and pay a dividend or make a distribution to the holders of the Series C-1 Preferred stock as provided in this paragraph, or unless, in the case of a redemption, purchase or acquisition of Common Stock, the Corporation is simultaneously redeeming, purchasing or acquiring all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock. The record date for the payment of any dividend or distribution under this Section 3 shall be not more than 60 nor less than 30 days preceding the date of payment thereof.

                  On any quarterly dividend payment date, if all dividends that have accrued on the Series C-1 Preferred Stock are not paid, then such dividends shall accumulate and be added to the Liquidation Price of the Series C-1 Preferred Stock effective as of such dividend payment date and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Series C-1 Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Any reference to "dividend" or "distribution" contained in this Section 3 shall not be deemed to include any dividend or distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's certificate of incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

Section 4.        Liquidation Right.

                  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, for each share of Series C-1 Preferred Stock the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Right, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C-1 Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series C-1 Preferred Stock (the "Senior Liquidation Stock") are fully met. If the assets of the Corporation available for distribution after the payment of the liquidation preferences of the holders of all Senior Liquidation Stock are not sufficient to pay an amount equal to the Liquidation Right to the holders of outstanding shares of Series C-1 Preferred Stock and the liquidation preferences payable to the holders of shares of capital stock of the Corporation ranking (based on relative liquidation preference) pari passu with the Series C-1 Preferred Stock, including, without limitation, the Series C-2 Preferred Stock ("Parity Securities"), then the assets of the Corporation shall be distributed ratably among the Holders and the holders of Parity Securities. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

Section 5.        Redemption.

(a) Mandatory Redemption. The Corporation shall mandatorily redeem all of the outstanding shares of Series C-1 Preferred Stock for cash on July 31, 2007 (the "Mandatory Redemption"), at a redemption price equal to the Liquidation Price per share.

                  No Mandatory Redemption pursuant to this Section 5(a) shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired, or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a Mandatory Redemption cannot occur by reason of this paragraph, the Corporation shall redeem all of the outstanding shares of Series C-1 Preferred Stock as provided herein on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or after the holders of the Repriced Preferred Stock shall have consented to such redemption.

                  If, upon any Mandatory Redemption, funds are not legally available to the Corporation for redemption of all the shares of Series C-1 Preferred Stock, the Corporation shall redeem on such date, at the applicable redemption price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-1 Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the applicable redemption price shares of Series C-1 Preferred Stock pro rata among the Holders until the Corporation has redeemed the shares of Series C-1 Preferred Stock in full.

                  In the event that the Corporation is in arrears in the redemption of its Series C-1 Preferred Stock pursuant to a Mandatory Redemption (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the redemption price), or a mandatory redemption cannot occur by reason of the fact that the Repriced Preferred Stock remains outstanding, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or (ii) make any mandatory purchase or redemption of any Series C-1 Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

                  Any shares of Series C-1 Preferred Stock that are not redeemed on the scheduled redemption date shall continue to be outstanding and shall accrue dividends until redeemed.

(b) Optional Redemption. From and after the Issue Date, the Corporation shall have the right, at its option, at any time and from time to time, upon not less than 60 days' prior written notice ("Notice"), but subject to the right of the Holders to convert their shares of Series C-1 Preferred Stock into shares of Common Stock pursuant to Section 9, to redeem, out of funds legally available therefor, all or a portion of the shares of Series C-1 Preferred Stock during the 12-month period beginning on [July 31] of the years indicated below (other than 2001, which shall be the period commencing on the Issue Date and ending on [July 30], 2002) at the redemption prices in cash (expressed as a percentage of the Liquidation Price) set forth below (the "Redemption Price"):


                          Year                                 Redemption Price

                          2001                                          112%

                          2002                                          109.6%

                          2003                                          107.2%

                          2004                                          104.8%

                          2005                                          102.4%

                          2006 and thereafter                           100%

                  Any redemption made pursuant to this Section 5(b) shall be initiated only upon (i) the approval of a majority of the Board of Directors, provided that such approval includes the approval of a majority of the directors of the Corporation who are not designated or appointed by the Purchasers (as defined in the Purchase Agreement) or their Affiliates (so long as the Purchasers or their Affiliates are Holders) or by any other Person which is a Holder and has the ability to designate or appoint a majority of the Board of Directors or (ii) the approval of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                  No Notice shall be given, and no redemption shall be made, pursuant to this Section 5(b) unless the Corporation shall, on the date fixed for redemption, simultaneously redeem a pro rata portion (based on the aggregate liquidation preference of Series C-1 Preferred Stock and Series C-2 Preferred Stock then outstanding) of the Series C-2 Preferred Stock.

                  In case of the redemption of less than all of the then outstanding Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall (subject the preceding paragraph) select the shares of Series C-1 Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the shares to be redeemed are then listed, or if not so listed, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata among the Holders and the holders of shares of the Series C-2 Preferred Stock.

                  The Notice shall be given by first class mail, postage prepaid, to each holder of record of the Series C-1 Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the then current Conversion Price, the place or places of payment and conversion and that payment or conversion will be made upon presentation of and surrender of the certificates evidencing the shares of Series C-1 Preferred Stock to be redeemed or converted, and that the Series C-1 Preferred Stock may be converted at any time before the close of business on such date fixed for redemption.

                  Any Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series C-1 Preferred Stock receives such Notice; and failure to give such Notice by mail, or any defect in such notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Series C-1 Preferred Stock owned by other Holders to whom such Notice was duly given. On or after the date fixed for redemption as stated in such Notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such Notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the

Holder thereof representing the unredeemed shares. If such Notice shall have been so mailed and if, on or prior to the redemption date specified in such Notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the Holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Series C-1 Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Series C-1 Preferred Stock with respect to which such Notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series C-1 Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the date of redemption) without interest thereon.

                  The Holder of any shares of Series C-1 Preferred Stock redeemed upon any exercise of the Corporation's redemption right under this
Section 5(b) shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the Notice (i) the certificate(s) representing such shares of Series C-1 Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C-1 Preferred Stock to the Corporation free of any adverse interests; provided, that the foregoing is subject to the other provisions of the Corporation's certificate of incorporation or the Corporation's bylaws governing lost certificates generally.

(c) Change Of Control. Upon the occurrence of a Change of Control, each Holder may require the Corporation to purchase such requesting Holder's Series C-1 Preferred Stock at a purchase price in cash (expressed as a percentage of the Liquidation Price) set forth below (such prices to be applicable in respect of a purchase relating to a Change of Control occurring during the 12-month period beginning on [July 31] of the years indicated below, other than 2001, which shall be the period commencing on the Issue Date and ending on [July 30], 2002) (the "Change of Control Price"):

                                                    Change of
                        Year                        Control Price
                        ----                        -------------
                        2001                        112.0%
                        2002                        108.9%
                        2003                        105.7%
                        2004                        102.6%
                        2005                        101.3%
                        2006 and thereafter         100.0%

                  Notwithstanding the foregoing, the Change of Control Price shall not exceed 100% of the Liquidation Price unless (i) a majority of the Board of Directors, provided that such majority includes a majority of the directors of the Corporation who are not designated or appointed by the

Purchasers (as defined in the Purchase Agreement) or their Affiliates or by any other Person which has the ability to designate or appoint a majority of the Board of Directors, or (ii) a majority of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement) shall have approved the transaction(s) constituting the Change of Control; provided, that if such approval has been withheld solely or primarily to reduce the Change of Control Price, the Holders shall be entitled to receive the applicable Change of Control Price set forth in the table in the preceding paragraph.

                  Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Series C-1 Preferred Stock at the Change of Control Price as set forth above;

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

(iv) the instructions a Holder must follow in order to have its Series C-1 Preferred Stock purchased pursuant to this Section 5(c).

                  Change of Control Notices shall otherwise be governed by the provisions set forth above in paragraph (b) relating to Notices.

                  Holders electing to have Series C-1 Preferred Stock purchased under this Section 5(c) will be required to surrender such Series C-1 Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified purchase date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series C-1 Preferred Stock delivered for purchase by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series C-1 Preferred Stock purchased.

                  On the purchase date specified in the Change of Control Notice, the Corporation shall purchase all the electing Holders' Series C-1 Preferred Stock at the Change of Control Price and otherwise on the terms and subject to the conditions set forth herein.

                  No Change of Control Notice shall be issued pursuant to this
Section 5(c) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a Change of Control Notice cannot be issued by reason of this paragraph, the Corporation shall deliver the Change of Control Notice on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted.

                  If any Senior Subordinated Notes are outstanding or were outstanding within 91 days prior to the scheduled date of purchase under this
Section 5(c), (i) notwithstanding any other provision of this Section 5(c), the purchase date of any Series C-1 Preferred Stock shall not occur prior to the purchase date for the Senior Subordinated Notes, and (ii) no purchase or payments shall be made under this Section 5(c) so long as such payments are prohibited by the terms of the Senior Subordinated Note Indenture. Any purchase or payment not made by reason of this paragraph shall be deferred until the first date on which such purchase or payment shall be permitted to be made under the terms of the Senior Subordinated Note Indenture. If the Corporation is only permitted to purchase a portion of the Series C-1 Preferred Stock or to pay part of the Change of Control Price (including, without limitation, paying only the Liquidation Price and a portion of the premium), it shall immediately pay such portion to the Holders pro rata in accordance with the Liquidation Price of their shares.

                  If, upon any Change of Control, funds are not legally available to the Corporation for purchase of the shares of Series C-1 Preferred Stock that the Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Change of Control Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-1 Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Change of Control Price shares of Series C-1 Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series C-1 Preferred Stock that the Holders have requested be purchased.

                  If the Corporation defaults or is in arrears in its obligations under this Section 5(c), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Change of Control Price), or if the Corporation does not deliver a Change of Control Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, or if the Corporation is not permitted to purchase all of the Series C-1 Preferred Stock or to pay all or any portion of the Change of Control Price for any reason, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series C-1 Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears (including the pro rata purchase of any Series C-2 Preferred Stock required in connection with a Change of Control).

                  Notwithstanding anything in this Section 5(c) to the contrary, the Corporation will not be required to pay the Change of Control Price upon a Change of Control if a third party pays the Change of Control Price in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5(c) applicable to a Change of Control Price paid by the Corporation.

                  Any shares of Series C-1 Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and shall accrue dividends at the Dividend Rate, compounding quarterly as provided in Section 3, until purchased. If any shares of Series C-1 Preferred Stock are purchased on the scheduled purchase date but the Change of Control Price is not paid in full, then the unpaid portion of the Change of Control Price shall accrue dividends at the Dividend Rate (calculated as if the affected shares of series C-1 Preferred Stock were still outstanding), compounding quarterly as provided in Section 3, until paid in full.

(d) Conflict. If there is any conflict between the provisions of this Section 5 and any applicable federal securities laws or regulations, the provisions of such federal securities laws and regulations shall apply.

Section 6.        Voting Rights.

(a)      General.

                  In addition to the voting rights required under or granted by Delaware law and as otherwise provided in Section 6(b), the Holders shall vote, in person or by proxy, as a single class with the holders of the Common Stock (and any other class of equity securities which may similarly vote with the holders of the Common Stock as a single class with respect to any matter) on all matters upon which stockholders are entitled to vote, except for the election of directors (on which the Holders shall be entitled to vote as a separate class pursuant to paragraph (b) below), and shall be entitled to a number of votes per share of Series C-1 Preferred Stock equal to the number of shares of Common Stock into which the shares of the Series C-1 Preferred Stock are convertible on the record date of the determination of stockholders entitled to notice of and to vote on such matter. Any shares of Series C-1 Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights under this paragraph (a) or under paragraph (b) and shall not be counted in determining the presence of a quorum.

(b)      Class Voting Rights.

(i) Right To Elect Directors. The Holders shall be entitled from time to time to vote together as a class to elect the number of directors of the Corporation ("Series C-1 Preferred Directors") provided in subparagraphs (A), (B) and (C) of this Section (6)(b)(i).

(A) If for any reason the Stockholder Directors do not constitute a majority of the members of the Board of Directors at any time for so long as the Stockholders Beneficially Own at least 80% of both the number of shares of

Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), the Holders shall be entitled to elect the smallest number of Series C-1 Preferred Directors necessary so that the Stockholder Directors and Series C-1 Preferred Directors together constitute a majority of the members of the Board of Directors.

(B) In the event that the Stockholders Beneficially Own less than 80% but at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), then the Holders shall be entitled to elect the number of Series C-1 Preferred Directors necessary so that the Stockholder Directors and Series C-1 Preferred Directors together constitute at least the following percentage of the members of the Board of Directors:

(1) For so long as the Stockholders Beneficially Own at least 70% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 40%;

(2) For so long as the Stockholders Beneficially Own at least 60% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 331/3%;

(3) For so long as the Stockholders Beneficially Own at least 40% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 25%; and

(4) For so long as the Stockholders Beneficially Own at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 10%.

(C) If the Stockholders Beneficially Own less than 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date, then the Holders shall not be entitled to elect any Series C-1 Preferred Directors unless the Stockholders Beneficially Own at least 10% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions) and there are no Stockholder Directors, in which case the Holders shall be entitled to elect one (1) Series C-1 Preferred Director.

(ii) Default Voting Rights. If, without either the consent of Majority Holders or the consent of at least one Series C-1 Preferred Director or Stockholder Director, the Corporation breaches a material covenant contained in the Definitive Agreements or the provisions of Section 6(b)(iii) hereof (each such event being a "Default Voting Event"), the Holders, following a declaration of default by the Majority Holders, will have the right to elect two Series C-1 Preferred Directors ("Series C-1 Default Preferred Directors"). In addition, the Accretion Rate on the Series C-1 Preferred Stock shall be increased by 2% per annum for so long as any Default Voting Event remains uncured by the Corporation. At such time as a Default Voting Event no longer exists, any Series C-1 Default Preferred Directors elected pursuant to this Section 6(b)(ii) shall be deemed to have automatically resigned from the Board of Directors and they shall cease to be directors of the Corporation. The Holders (voting separately as a class) will have the exclusive right to vote for and elect such Series C-1 Default Preferred Directors pursuant to a written consent or at a meeting of stockholders without any further action on the part of the Corporation or the Holders as provided below.

(iii) Actions Requiring Affirmative Vote. So long as shares of Series C-1 Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Corporation's certificate of incorporation or the Corporation's by-laws, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series C-1 Preferred Stock, (b) except for the Series C-2 Preferred Stock, authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-1 Preferred Stock, (c) reclassify any of its capital stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-1 Preferred Stock or (d) issue any additional shares of Series C-1 Preferred Stock.

(iv) Special Meeting. Whenever the rights of the Holders to vote as a class on any matter shall vest pursuant to this Section 6(b) or Delaware law, such rights may be exercised by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series C-1 Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series C-1 Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter. In connection with any right to vote pursuant to this Section 6(b), each Holder will have one vote for each share of Series C-1 Preferred Stock held.

(v) Term of Office of Directors. Any Series C-1 Preferred Director or Series C-1 Default Preferred Director shall hold office for a term expiring at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the Majority Holders of record, with the Series C-1 Preferred Stock voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the Majority Holders of record, with the Series C-1 Preferred Stock voting as a single class. A special meeting of the Holders for the removal of a director elected by the Holders in accordance with this paragraph (b) and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of not less than 25% of the outstanding shares of the Series C-1 Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series C-1 Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

(vi) Vacancies. Any vacancy caused by the death, resignation or removal of any Series C-1 Preferred Director or Series C-1 Default Preferred Director may be filled by the remaining Series C-1 Preferred Directors and Series C-1 Default Preferred Directors or, if not so filled, or if there are no Series C-1 Preferred Directors or Series C-1 Default Preferred Directors on the Board of Directors, by and only by a vote of the Majority Holders present and voting as a single class, in person or by proxy, at a meeting of such Holders called for such purpose, or by written consent without a meeting of the Majority Holders. Unless such vacancy shall have been filled by the remaining Series C-1 Preferred Directors and Series C-1 Default Preferred Directors or by written consent as aforesaid, such meeting shall be called by the Secretary of the Corporation at the earliest practicable date after such death, resignation or removal, and in any event within 10 days after the receipt of a written request signed by the Holders of record of at least 25% of the outstanding shares of the Series C-1 Preferred Stock taken as a single class.

(vii) Stockholders' Right To Call Meeting. If any meeting of the Holders required by this paragraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series C-1 Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series C-1 Preferred Stock may designate in writing a Holder of the Series C-1 Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series C-1 Preferred

Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series C-1 Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series C-1 Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

(viii) Quorum. At any meeting of the Holders called in accordance with the provisions of this paragraph (b) for the election or removal of directors, the presence in person or by proxy of the Majority Holders with the Holders of Series C-1 Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section 7.        Outstanding Shares.

                  For purposes of this Certificate of Designation, all shares of Series C-1 Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5(b), all shares of Series C-1 Preferred Stock that have been so called for redemption under Section 5(b) if funds necessary for payment of the Redemption Price have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Series C-1 Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

Section 8.        Status of Acquired Shares.

                  The Corporation shall take all such actions as are necessary to cause any shares of Series C-1 Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9, or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series C-1 Preferred Stock unless the other provisions of this Certificate of Designation have been complied with.

Section 9.        Conversion.

(a) Except as provided in the next succeeding sentence, each share of the Series C-1 Preferred Stock shall be convertible, at any time, at the option of the Holder thereof, into validly issued, fully paid and non-assessable shares of the Company Common Stock and, to the extent set forth in Section 9(c), shares of Series D Preferred Stock (collectively, "Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Unless default be made in the payment of any amount due on redemption or repurchase of shares of Series C-1 Preferred Stock as provided in this Certificate of Designation, shares of Series C-1 Preferred Stock called for redemption or otherwise redeemed or purchased by the Corporation in accordance with the terms herein shall cease to be convertible into Conversion Shares at the close of business on the redemption date or date of purchase. The Conversion Price shall be initially $1.25 per share. The number of Conversion Shares issuable upon conversion of a share of Series C-1 Preferred Stock is determined by dividing the Liquidation Price (inclusive of any accrued and unpaid dividends to the conversion date) of a share of Series C-1 Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. If a holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted.

(b) In order to convert shares of the Series C-1 Preferred Stock into Conversion Shares, the Holder thereof shall surrender at the office of any transfer agent for the Series C-1 Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Series C-1 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (hereinafter the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

(c)      The Conversion Price shall be subject to adjustment as follows:

(i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series C-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the Holder would have owned had such Series C-1 Preferred Stock been converted immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock or other Equity Equivalent) at a price per share (or conversion price or other equivalent price per share) that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (iv) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock or other Equity Equivalent so offered, (or the aggregate conversion price or other equivalent price of the securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible or, in the case of other Equity Equivalents, the number of shares of Common Stock represented by such Equity Equivalents). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on the record date mentioned below less the fair market value on such record date (as agreed to by the Corporation and the Majority Holders or, if not so agreed, as determined in a manner similar to the definition of Current Market Price described in the second to the last sentence of subsection (iv) below) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subsection (ii) above) ("Rights") pro rata to holders of any class of Common Stock, the Corporation may, at its option, in lieu of making any adjustment pursuant to this Section 9, make proper provision so that each holder of Series C-1 Preferred Stock who converts such stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Conversion Shares issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the shares of Series C-1 Preferred Stock so converted were convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(iv) For the purpose of any computation under subsections (ii) and (iii) of this
Section 9(c), the current market price (the "Current Market Price") per Conversion Share on any date shall be deemed to be equal to the average of the daily closing prices of the Common Stock on the NYSE or, if not then listed or traded on the NYSE, such national securities exchange or the NASDAQ National Market if the Common Stock is then listed or traded thereon on for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or (iii) above; provided, that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the Conversion Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Conversion Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Conversion Shares as quoted on the NASDAQ National Market or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (iv), if (A) the Common Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market but either (1) the prices described in this Section 9(c)(iv) are not available or
(2) the Majority Holders determine that such prices do not adequately reflect the fair value of a Conversion Share due to limited float or trading volume, or
(B) the Common Stock is not listed on the NYSE or other national securities market or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of a Conversion Share as agreed by the Corporation and the

Majority Holders or if the Corporation and the Majority Holders are unable to agree, the fair value of a Conversion Share as determined by a nationally recognized investment bank selected jointly by the Corporation and the Majority Holders (or if they are unable to agree on such an investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Corporation, and two of which shall be selected by the Majority Holders)). The fees and expenses of such investment bank shall be paid by the Corporation.

(v) In any case in which this Section 9 shall require that an adjustment be made following a record date the Corporation may elect to defer (but only until five Business Days following the mailing by the Corporation to the holders of the notice of adjustment described in subsection (viii) below) issuing to the Holder of any Series C-1 Preferred Stock converted after such record date the Conversion Shares and other capital stock of the Corporation issuable upon such conversion over and above the Conversion Shares and other capital stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

(vi) No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in paragraph (c)(i), (ii) or (iii) above if all Holders of Series C-1 Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days prior notice to any transfer agent and to the Holders of the Series C-1 Preferred Stock of any such determination.

                  No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee or delegee thereof.

                  To the extent that the Series C-1 Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(vii) Adjustment for Tax Purposes. The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by other provisions of this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

(viii) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of the Series C-1 Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

(ix)     Notice of Certain Transactions.  In the event that:

(A) the Corporation takes any action which would require an adjustment in the Conversion Price;

(B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

(C) there is a dissolution or liquidation of the Corporation, the Corporation shall mail to holders of the Series C-1 Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 9(c)(ix).

(x) Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Series C-1 Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i),
(ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the certificate of incorporation of the resulting or surviving corporation or otherwise that each holder of Series C-1 Preferred Stock then outstanding shall have the right to convert such Series C-1 Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Stock deliverable upon conversion of such Series C-1 Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and that the Conversion Price shall continue to be subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Conversion Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Series C-1 Preferred Stock by reason of the foregoing. The provisions of this Section 9(c)(x) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (c) Notwithstanding the foregoing provisions of this Section 9, if at any time the Corporation does not have a sufficient number of authorized shares of Common Stock to permit the conversion of Series C-1 Preferred Stock into shares of Common Stock, then to the extent of the deficiency, the Corporation may satisfy its obligation to deliver Conversion Shares upon conversion of Series C-1 Preferred Stock by delivering shares of Series D Preferred Stock in lieu of Conversion Shares. In any such case, the number of Shares of Series D Preferred Stock to be delivered shall be determined by dividing the number of Conversion Shares the Corporation would otherwise be obligated to deliver by the Common Share Equivalent Number (as defined in the certificate of designation for the Series D Preferred Stock) then in effect. The Corporation shall use all commercially reasonable efforts to ensure that the number of authorized shares of Common Stock is at all times sufficient to enable the full conversion of Series C-1 Preferred Stock into Conversion Shares.

Section 10.       Reports.

                  So long as the Series C-1 Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Series C-1 Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series C-1 Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

Section 11.       Severability of Provisions.

                  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                                                     EXHIBIT C-2

                           CERTIFICATE OF DESIGNATION

                        OF 15% SERIES C-2 PREFERRED STOCK

                                       OF

                             AMERICAN SKIING COMPANY

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

                  AMERICAN SKIING COMPANY, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Serial Preferred Stock, $.01 par value per share, designated 15% Series C-2 Preferred Stock:

                  RESOLVED, that the series of authorized Preferred Stock, par value $.01 per share, designated 15% Series C-2 Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

                   A. The Corporation shall have authority to issue 150,000 shares of 15% of Series C-2 Preferred Stock, $.01 par value per share (the "Series C-2 Preferred Stock"); and

                   B. The powers, preferences and relative, optional and other special rights of the shares of the Series C-2 Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows: Section 1. Definitions.

                  As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Accretion Amounts" shall mean the sum of all amounts added to the Liquidation Price pursuant to Section 3.

                  "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Corporation's capital stock, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Corporation; provided that, for so long as any Senior Subordinated Notes are outstanding, a Change of Control shall not be deemed to occur for purposes of this Certificate of Designation unless the same event or transaction shall also have caused a "Change of Control" to have occurred for purposes of the Senior Subordinated Note Indenture, and the Corporation shall be required to make a "Change of Control Offer" as provided therein.

                  "Change of Control Notice" shall have the meaning set forth in
Section 5(c).

                  "Change of Control Price" shall have the meaning set forth in
Section 5(c).

                  "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

                  "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

                   "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                  "Definitive Agreements" shall mean the Purchase Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes.

                  "Dividend Rate" shall have the meaning specified in Section 3.

                  "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, or any securities that have similar common equity features, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" shall mean the holders of the Series C-2 Preferred Stock.

                   "Issue Date" shall mean the original date of issuance of the Series C-2 Preferred Stock.

                  "Junior Preferred" shall have the meaning specified in Section 2.

                  "Junior Stock" shall have the meaning specified in Section 2.

                  "Junior Subordinated Note Indenture" means the Indenture dated as of the Closing Date (as defined in the Purchase Agreement) relating to the Junior Subordinated Notes, between the Corporation as issuer and Oak Hill Capital Partners, L.P. as initial trustee.

                  "Junior Subordinated Notes" means the 11.3025% Junior Subordinated Convertible Notes due 2007 issued pursuant to the Junior Subordinated Note Indenture.

                  "Legal Holiday" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

                  "Liquidation Price" shall mean for each share of Series C-2 Preferred Stock, as of any date, an amount equal to $1,000 per share, plus (x) the aggregate Accretion Amounts through such date and (y) all accrued and unpaid dividends to such date, whether or not declared, to the extent such accrued and unpaid dividends are not taken into account in determining the Accretion Amounts under clause (x).

                  "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Series C-2 Preferred Stock.

                  "Mandatory Redemption" shall have the meaning specified in
Section 5(a).

                  "Notice" shall have the meaning specified in Section 5(b).

                  "Parity Securities" shall have the meaning specified in
Section 4.

                  "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

                  "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 15, 2001, between the Corporation, Oak Hill Capital Partners, L.P. and the other parties identified therein.

                  "Redemption Price" shall have the meaning specified in Section 5(b).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Closing Date (as defined in the Purchase Agreement), between the Corporation, Oak Hill Capital Partners, L.P. and the other parties identified therein.

                  "Repriced Preferred Stock" shall mean the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

                  "Senior Liquidation Stock" shall have the meaning specified in
Section 4.

                  "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999, and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Corporation, as issuers, several of the Corporation's subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

                  "Senior Subordinated Notes" means the Corporation's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

                  "Series B Preferred Stock" shall mean the 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series C-1 Preferred Stock" shall mean the 12% Series C-1 Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series D Preferred Stock" shall mean the Series D Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such person or of one or more Subsidiaries of such Person (or any combination thereof).

Section 2.        Rank.

                  All shares of Series C-2 Preferred Stock, both as to payment of dividends and to distribution of assets upon optional or mandatory redemption, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) senior to all of the Corporation's now or hereafter issued preferred stock, including, without limitation, the Series D Preferred Stock, (the "Junior Preferred") except for (A) the Repriced Preferred Stock, as to which it shall rank junior, and (B) the Series B Preferred Stock and the Series C-1 Preferred Stock, as to which it shall rank pari passu, and
(ii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

Section 3.        Dividends and Certain Restrictions.

                  The Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at a rate per share of 15% per annum (as may be adjusted from time to time as provided in this Section 3) of the Liquidation Price (the "Dividend Rate"), which shall be fully cumulative, shall accrue, be compounded and payable quarterly on July 31, October 31, January 31 and April 30 of each year, commencing on July 31, 2001 (except that if such date is a Saturday, Sunday or Legal Holiday, then dividends to be paid in cash will be payable on the next Business Day) to Holders of record as they appear on the stock transfer books of the Corporation on the record date for the payment of such dividend, which shall be not more than 60 nor less than 30 days preceding the payment date for such dividend, as is fixed by the Board of Directors. Dividends may, at the option of the Corporation, be paid (i) in cash at the Dividend Rate or (ii) by way of an increase in the Liquidation Price in effect as of the relevant quarterly dividend payment date in an amount calculated based on the Dividend Rate. Notwithstanding the foregoing, dividends shall be payable solely in accordance with clause (ii) if cash dividends have not been paid on the Repriced Preferred Stock on the immediately preceding dividend payment date with respect to such Repriced Preferred Stock. The Dividend Rate on the Series C-2 Preferred Stock shall be increased by 2% per annum upon a declaration of a Default Voting Event (as defined in the Certificate of Designation authorizing the Series C-1 Preferred Stock) for so long as such Default Voting Event remains uncured.

                  On any quarterly dividend payment date, if all dividends that have accrued on the Series C-2 Preferred Stock are not paid, then such accrued dividends shall accumulate and be added to the Liquidation Price of the Series C-2 Preferred Stock effective as of such dividend payment date and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Series C-2 Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Any reference to "dividend" or "distribution" contained in this Section 3 shall not be deemed to include any dividend or distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's certificate of incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

Section 4.        Liquidation Right.

                  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, for each share of Series C-2 Preferred Stock the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Price, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C-2 Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series C-2 Preferred Stock (the "Senior Liquidation Stock") are fully met. No further distribution of residual property will be made to the holders of Series C-2 Preferred Stock. If the assets of the Corporation available for distribution after the payment of the liquidation preferences of the holders of all Senior Liquidation Stock are not sufficient to pay an amount equal to the Liquidation Price to the holders of outstanding shares of Series C-2 Preferred Stock and the liquidation preferences payable to the holders of shares of capital stock of the Corporation ranking (based on relative liquidation preference) pari passu with the Series C-2 Preferred Stock, including, without limitation, the Series C-1 Preferred Stock

("Parity Securities"), then the assets of the Corporation shall be distributed ratably among the Holders and the holders of Parity Securities. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

Section 5.        Redemption.

(a) Mandatory Redemption. The Corporation shall mandatorily redeem all of the outstanding shares of Series C-2 Preferred Stock for cash on July 31, 2007 (the "Mandatory Redemption"), at a redemption price equal to the Liquidation Price per share.

                  No Mandatory Redemption pursuant to this Section 5(a) shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a Mandatory Redemption cannot occur by reason of this paragraph, the Corporation shall redeem all of the outstanding shares of Series C-2 Preferred Stock as provided herein on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or after the holders of the Repriced Preferred Stock shall have consented to such redemption.

                  If, upon any Mandatory Redemption, funds are not legally available to the Corporation for redemption of all the shares of Series C-2 Preferred Stock, the Corporation shall redeem on such date, at the applicable redemption price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-2 Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the applicable redemption price shares of Series C-2 Preferred Stock pro rata among the Holders until the Corporation has redeemed the shares of Series C-2 Preferred Stock in full.

                  In the event that the Corporation is in arrears in the redemption of its Series C-2 Preferred Stock pursuant to a Mandatory Redemption (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the redemption price), or a mandatory redemption cannot occur by reason of the fact that the Repriced Preferred Stock remains outstanding, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or (ii) make any mandatory purchase or redemption of any Series C-2 Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

                  Any shares of Series C-2 Preferred Stock that are not redeemed on the scheduled redemption date shall continue to be outstanding and accrue dividends until redeemed.

(b) Optional Redemption. From and after the Issue Date, the Corporation shall have the right, at its option, at any time and from time to time, upon not less than 60 days' prior written notice ("Notice"), to redeem, out of funds legally available therefor, all or a portion of the shares of Series C-2 Preferred Stock during the 12-month period beginning on [July 31] of the years indicated below (other than 2001, which shall be the period commencing on the Issue Date and ending on [July 30], 2002) at the redemption prices in cash (expressed as a percentage of the Liquidation Price) set forth below set forth below (the "Redemption Price"):

                        Year                        Redemption Price
                        2001                        118.5%
                        2002                        115.5%
                        2003                        112.5%
                        2004                        109.5%
                        2005                        106.5%
                        2006 and thereafter         100%

                  Any redemption made pursuant to this Section 5(b) shall be initiated only upon (i) the approval of a majority of the Board of Directors, provided that such approval includes the approval of a majority of the directors of the Corporation who are not designated or appointed by the Purchasers (as defined in the Purchase Agreement) or their Affiliates (so long as the Purchasers or their Affiliates are Holders) or by any other Person which is a Holder and has the ability to designate or appoint a majority of the Board of Directors or (ii) the approval of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                  No Notice shall be given, and no redemption shall be made, pursuant to this Section 5(b) unless the Corporation shall, on the date fixed for redemption, simultaneously redeem a pro rata portion (based on the aggregate liquidation preference of Series C-1 Preferred Stock and Series C-2 Preferred Stock then outstanding) of the Series C-1 Preferred Stock.

                  In case of the redemption of less than all of the then outstanding Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall (subject to the preceding paragraph) select the shares of Series C-2 Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the shares to be redeemed are then listed, or if not so listed, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata among the Holders and the holders of shares of Series C-1 Preferred Stock.

                  The Notice shall be given by first class mail, postage prepaid, to each Holder of record of the Series C-2 Preferred Stock to be redeemed, at such Holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment and that payment will be made upon presentation of and surrender of the certificates evidencing the shares of Series C-2 Preferred Stock to be redeemed.

                  Any Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Series C-2 Preferred Stock receives such Notice; and failure to give such notice by mail, or any defect in such Notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Series C-2 Preferred Stock owned by other Holders to whom such Notice was duly given. On or after the date fixed for redemption as stated in such Notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such Notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares. If such Notice shall have been so mailed and if, on or prior to the redemption date specified in such Notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Series C-2 Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Series C-2 Preferred Stock with respect to which such Notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series C-2 Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the date of redemption) without interest thereon.

                  The Holder of any shares of Series C-2 Preferred Stock redeemed upon any exercise of the Corporation's redemption right under this
Section 5(b) shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the Notice (i) the certificate(s) representing such shares of Series C-2 Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C-2 Preferred Stock to the Corporation free of any adverse interests; provided that the foregoing is subject to the other provisions of the Corporation's certificate of incorporation or the Corporation's bylaws governing lost certificates generally.

(c) Change Of Control. Upon the occurrence of a Change of Control, each Holder may require the Corporation to purchase such requesting Holder's Series C-2 Preferred Stock at a purchase price in cash (expressed as a percentage of the Liquidation Price) set forth below (such prices to be applicable in respect of a purchase relating to a Change of Control occurring during the 12-month period beginning on [July 31] of the years indicated below, other than 2001, which shall be the period commencing on the Issue Date and ending on [July 30], 2002) (the "Change of Control Price"):

                                                    Change of
                        Year                        Control Price
                        ----                        -------------
                        2001                        106.5%
                        2002                        106.5%
                        2003                        106.5%
                        2004                        102.6%
                        2005                        101.3%
                        2006 and thereafter         100%

                  Notwithstanding the foregoing, the Change of Control Price shall not exceed 100% of the Liquidation Price unless (i) a majority of the Board of Directors, provided that such majority includes a majority of the directors of the Corporation who are not designated or appointed by the Purchasers (as defined in the Purchase Agreement) or their Affiliates or by any other Person which has the ability to designate or appoint a majority of the Board of Directors or (ii) a majority of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement) shall have approved the transaction(s) constituting the Change of Control; provided, that if such approval has been withheld solely or primarily to reduce the Change of Control Price, the Holders shall be entitled to receive the applicable Change of Control Price set forth in the table in the preceding paragraph.

                  Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Series C-2 Preferred Stock at the Change of Control Price as set forth above;

(ii)     the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

(iv) the instructions a Holder must follow in order to have its Series C-2 Preferred Stock purchased pursuant to this Section 5(c).

                  Change of Control Notices shall otherwise be governed by the provisions set forth above in paragraph (b) relating to Notices.

                  Holders electing to have Series C-2 Preferred Stock purchased under this Section 5(c) will be required to surrender such Series C-2 Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified purchase date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series C-2 Preferred Stock delivered for purchase by such

Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series C-2 Preferred Stock purchased.

                  On the purchase date specified in the Change of Control Notice, the Corporation shall purchase all the electing Holders' Series C-2 Preferred Stock at the Change of Control Price and otherwise on the terms and subject to the conditions set forth herein.

                  No Change of Control Notice shall be issued pursuant to this
Section 5(c) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired, or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a mandatory redemption cannot occur by reason of this paragraph, the Corporation shall deliver the Change of Control Notice on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted.

                  If any Senior Subordinated Notes are outstanding or were outstanding within 91 days prior to the schedule date of purchase under this
Section 5(c), (i) notwithstanding any other provision of this Section 5(c), the purchase date of any Series C-2 Preferred Stock shall not occur prior to the purchase date for the Senior Subordinated Notes, and (ii) no purchase or payments shall be made under this Section 5(c) so long as such purchase or payments are prohibited by the terms of the Senior Subordinated Note Indenture. Any purchase or payment not made by reason of this paragraph shall be deferred until the first date on which such purchase or payment shall be permitted to be made under the terms of the Senior Subordinated Note Indenture. If the Corporation is only permitted to purchase a portion of the Series C-2 Preferred Stock or to pay part of the Change of Control Price (including, without limitation, paying only the Liquidation Price and a portion of the premium), it shall immediately pay such portion to the Holders pro rata in accordance with the Liquidation Price of their shares.

                  If, upon any Change of Control, funds are not legally available to the Corporation for purchase of the shares of Series C-2 Preferred Stock that the Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Change of Control Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-2 Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Change of Control Price shares of Series C-2 Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series C-2 Preferred Stock that the Holders have requested be purchased.

                  If the Corporation defaults or is in arrears in its obligations under this Section 5(c), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Change of Control Price), or if the Corporation does not deliver a Change of Control Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, or if the Corporation is not permitted to purchase all of the Series C-2 Preferred Stock or to pay all or any portion of the Change of Control Price for any reason, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series C-2 Preferred Stock Parity Securities except pro rata according to all such obligations then due or in arrears (including the pro rata purchase of any Series C-1 Preferred Stock required in connection with a Change of Control.)

                  Notwithstanding anything in this Section 5(c) to the contrary, the Corporation will not be required to pay the Change of Control Price upon a Change of Control if a third party pays the Change of Control Price in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5(c) applicable to a Change of Control Price paid by the Corporation.

                  Any shares of Series C-2 Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and shall accrue dividends at the Dividend Rate, compounding quarterly as provided in Section 3 until purchased. If any shares of Series C-2 Preferred Stock are purchased on the scheduled purchase date but the Change of Control Price is not paid in full, then the unpaid portion of the Change of Control Price shall accrue dividends at the Dividend Rate (calculated as if the affected shares of Series C-2 Preferred Stock were still outstanding), compounding quarterly as provided in Section 3, until paid in full.

(d) Conflict. If there is any conflict between the provisions of this Section 5 and any applicable federal securities laws or regulations, the provisions of such federal securities laws and regulations shall apply.

Section 6.        Voting Rights.

(a) General. The Series C-2 Preferred Stock shall not have the right to vote except as provided in Section 6(b) below and for voting rights required under or granted by Delaware law. In connection with any right of the Holders of the Series C-2 Preferred Stock to vote separately as a class pursuant to Section 6(b) or under Delaware law, each Holder will have one vote for each share of Series C-2 Preferred Stock held by it. Any shares of Series C-2 Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

(b)      Class Voting Right

(i) Actions Requiring Affirmative Vote. So long as shares of Series C-2 Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Corporation's certificate of incorporation or the Corporation's by-laws, as amended, so as to affect adversely the relative rights, preferences, powers and privileges of the Series C-2 Preferred Stock,
(b) except for the Series C-1 Preferred Stock, authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-2 Preferred Stock, (c) reclassify any of its capital stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-2 Preferred Stock or (iv) issue any additional shares of Series C-2 Preferred Stock.

(ii) Special Meeting. Whenever the rights described above shall vest pursuant to this Section 6(b) or Delaware law, they may be exercised by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series C-2 Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series C-2 Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

(c) Stockholders' Right To Call Meeting. If any meeting of the Holders required by this paragraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series C-2 Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series C-2 Preferred Stock may designate in writing a Holder of the Series C-2 Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series C-2 Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series C-2 Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series C-2 Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

(d) Quorum. At any meeting of the Holders called in accordance with the provisions of this paragraph (b), the presence in person or by proxy of the Majority Holders with the Holders of Series C-2 Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section 7.        Outstanding Shares.

                  For purposes of this Certificate of Designation, all shares of Series C-2 Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5(b), all shares of Series C-2 Preferred Stock that have been so called for redemption under Section 5(b) if funds necessary for payment of the Redemption Price have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Series C-2 Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

Section 8.        Status of Acquired Shares.

                  The Corporation shall take all such actions as are necessary to cause any shares of Series C-2 Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series C-2 Preferred Stock unless the other provisions of this Certificate of Designation have been complied with.

Section 9.        Reports.

                  So long as the Series C-2 Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Series C-2 Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series C-2 Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

Section 10.       Severability of Provisions.

                  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                                                       EXHIBIT D
                           CERTIFICATE OF DESIGNATION

                            OF SERIES D PARTICIPATING

                                 PREFERRED STOCK

                                       OF

                             AMERICAN SKIING COMPANY

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

                  AMERICAN SKIING COMPANY, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Serial Preferred Stock, $.01 par value per share, designated Series D Participating Preferred Stock:

                  RESOLVED, that the series of authorized Preferred Stock, par value $.01 per share, designated Series D Participating Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         A. The Corporation shall have authority to issue 5,000 shares of Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"); and

         B. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series D Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.        Definitions.

                  As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Adjustment Date" shall mean the date on which any adjustment to the Common Share Equivalent Number or Common Share Equivalent Price takes effect in accordance with the provisions of Section 10.

                  "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Acquisition Transaction" shall mean a Change of Control effected by any transaction or series of transactions in which at least a majority of the outstanding Common Stock is acquired by any Person, whether pursuant to a tender offer, merger, acquisition or otherwise, or a sale of all or substantially all of the assets of the Corporation as an entirety.

                  "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Corporation's capital stock, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Corporation; provided that, for so long as any Senior Subordinated Notes are outstanding, a Change of Control shall not be deemed to occur for purposes of this Certificate of Designation unless the same event or transaction shall also have caused a "Change of Control" to have occurred for purposes of the Senior Subordinated Note Indenture, and the Corporation shall be required to make a "Change of Control Offer" as provided therein.

                   "Change of Control Notice" shall have the meaning set forth in Section 6(b)

                  "Change of Control Price" shall have the meaning set forth in
Section 6(b).

                  "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

                  "Common Share Equivalent Number " shall have the meaning set forth in Section 3.

                  "Common Share Equivalent Price" means initially $1.25 (the quotient obtained by dividing the Liquidation Price by the initial Common Share Equivalent Number), subject to adjustment pursuant to Section 10.

                  "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

                   "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                  "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 10(a)(iv).

                  "Dividend Rate" shall have the meaning specified in Section 4.

                  "Employee Plans" shall mean any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option or other stock arrangement with respect to any directors, officers or other employees of the Corporation.

                  "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, or any securities that have similar common equity features, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee thereof.

                  "Equity Put Notice" shall have the meaning specified in
Section 6(a)(ii).

                  "Equity Put Purchase Price" shall have the meaning specified in Section 6(a)(ii).

                  "Equity Share Value" shall mean (a) with respect to an Acquisition Transaction in which the holders of Company Common Stock receive consideration, the price per share received by such holders of Company Common Stock, (b) with respect to a Stock Transaction, the price per share paid if Company Common Stock is issued or sold in a Stock Transaction (or the conversion price or exercise price (or equivalent price per share) if convertible securities (or any other securities that have similar common equity features) are issued or sold in a Stock Transaction), and (c) with respect to any other Change of Control transaction, the Current Market Price of the Company Common Stock determined as provided in Section 10(a)(iv) as of the date of such Change of Control transaction. If the consideration in any Acquisition Transaction, Stock Transaction or other Change of Control transaction includes any evidence of indebtedness, securities or other non-cash assets (including securities of any company other than the Corporation), the Equity Share Value shall include the fair value of such evidence of indebtedness, securities or other non-cash assets as agreed to by the Corporation and the Majority Holders (or, if not so agreed, as determined in the manner described in the second to last sentence of
Section 10(a)(iv)).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

                  "Holders" shall mean the holders of the Series D Preferred Stock.

                  "Junior Stock" shall have the meaning specified in Section 2.

                  "Junior Subordinated Note Indenture" means the Indenture dated as of the Closing Date (as defined in the Purchase Agreement) relating to the Junior Subordinated Notes, between the Corporation or issuer and Oak Hill Capital Partners, L.P. as trustee.

                  "Junior Subordinated Notes" means the 11.3025% Junior Subordinated Convertible Notes due 2007 issued pursuant to the Junior Subordinated Note Indenture.

                  "Legal Holiday" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

                  "Liquidation Price" shall mean for each share of Series D Preferred Stock, as of any date, an amount equal to $12,500 per share.

                  "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Series D Preferred Stock.

                  "Market Price Determination Date" shall have the meaning specified in Section 6(a)(ii).

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Notice" shall have the meaning specified in Section 6(b).

                  "NYSE" shall mean the New York Stock Exchange.

                  "Parity Securities" shall have the meaning specified in
Section 5.

                  "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

                  "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

                  "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

                  "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 15, 2001, between the Corporation, Oak Hill Capital Partners, L.P., and the other parties identified therein.

                  "Repriced Preferred Notice" shall have the meaning specified in Section 6(a)(i).

                  "Repriced Preferred Stock" shall mean the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

                  "Senior Liquidation Stock" shall have the meaning specified in
Section 5.

                  "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999, and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Corporation, as issuers, several of the Corporation's subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

                  "Senior Subordinated Notes" means the Corporation's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

                  "Series B Preferred Stock" shall mean the 8.5% Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series C-1 Preferred Stock" shall mean the 12% Series C-1 Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

                  "Series C-2 Preferred Stock" shall mean the 15% Series C-2 Preferred Stock, par value $.01 per share, of the Corporation.

                  "Stock Transaction" shall mean a Change of Control effected by transaction or series of transactions pursuant to which the Corporation issues or sells shares of Common Stock or rights, warrants, options or other convertible securities representing the right to acquire Common Stock, or any securities that have similar common equity features.

                   "Stockholders" shall mean Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates who may now or hereafter own Equity Equivalents.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such person or of one or more Subsidiaries of such Person (or any combination thereof).

Section 2.        Rank.

                  All shares of Series D Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) junior to the Repriced Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, (ii) senior to any class of the Corporation's preferred stock hereafter issued (other than any class of preferred stock which expressly ranks pari passu (based on relative liquidation preference) with the Series D Preferred Stock) (the "Junior Preferred"), and
(iii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

Section 3.        Common Equivalent.

                  For purposes of determining the rights and preferences of the Holders of Series D Preferred Stock hereunder, each share of Series D Preferred Stock shall initially be deemed to represent 10,000 shares of Company Common Stock, subject to adjustment pursuant to the provisions of Section 10. The number of shares of Common Stock which a share of Series D Preferred Stock shall be deemed to represent from time to time, taking account of the adjustment events described in Section 10, is referred to herein as the "Common Share Equivalent Number."

Section 4.        Dividends and Certain Restrictions.

                  The Holders shall not be entitled to receive any dividends or distributions except as provided in this Section 4. If the Corporation declares and pays dividends on the Common Stock or otherwise makes any distribution in respect thereof, the Holders shall participate ratably in such dividends or distributions based on the following formula: For each share of Series D Preferred Stock, the Holder thereof shall be entitled to receive an amount equal to the product of (x) the Common Share Equivalent Number multiplied by (y) the amount of the dividend declared and paid or distribution made in respect of each share of Common Stock.

                  No dividends may be paid (or declared and set aside for payment), on the Common Stock, and no other distributions may be made in respect of the Common Stock, and no Common Stock (or any rights, options or warrants to purchase Common Stock), may be redeemed, purchased or otherwise acquired for any consideration by the Corporation, unless the Corporation shall simultaneously declare and pay a dividend or make a distribution to the holders of the Series D Preferred Stock as provided in this paragraph or unless, in the case of a redemption, purchase or acquisition of Common Stock, the Corporation simultaneously offers to redeem, purchase or acquire a corresponding portion (based on the ratio that the Common Share Equivalent Number of all outstanding shares of Series D Preferred Stock bears to the total number of outstanding shares of Common Stock) at a price per share of Series D Preferred Stock equal to the Common Share Equivalent Number of such share multiplied by the price per share to be paid for each share of Common Stock, and otherwise on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock are entitled to participate in the offer. The record date for the payment of any dividend or distribution under this Section 4 shall be not more than 60 nor less than 30 days preceding the date of payment thereof.

                  Any reference to "dividend" or "distribution" contained in this Section 4 shall not be deemed to include any dividend or distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's certificate of incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

Section 5.        Liquidation Right.

                  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, for each share of Series D Preferred Stock the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series D Preferred Stock an amount equal to the sum of (1) the Liquidation Price and (2) an additional amount equal to the product of (x) the amount of the remaining assets of the Corporation available for distribution after payment in full of the Liquidation Price of the Series D Preferred Stock and the respective liquidation preferences payable to the holders of any class or series of preferred stock of the Corporation ranking senior as to liquidation rights to the Series D Preferred Stock (the "Senior Liquidation Stock") and to the holders of any other class or series of preferred stock (but excluding in each case any liquidation preference that ranks equally with the Common Stock) multiplied by (y) a fraction the numerator of which is the Common Share Equivalent Number and the denominator of which is the sum of the number of shares of Common Stock then outstanding and the aggregate Common Stock Equivalent Number for all outstanding shares of Series D Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of the Senior Liquidation Stock shall have been fully met. If the assets of the Corporation available for distribution after payment of the liquidation preferences of holders of all the Senior Liquidation Stock are not sufficient to pay the full amount to which the holders of outstanding shares of Series D Preferred Stock and the liquidation preferences payable to the holders of any class or series of preferred stock ranking (based on relative liquidation preference) pari passu with the Series D Preferred Stock ("Parity Securities"), then the assets of the Corporation shall be distributed ratably among the Holders and the holders of Parity Securities.

                  Upon any liquidation, dissolution or winding up of the Corporation, after the holders of the Senior Liquidation Stock, the Series D Preferred Stock and any Parity Securities shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Stock.

                  Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5 (unless in connection therewith the liquidation of the Corporation is specifically approved).

Section 6.        Redemption.

                  The Company shall purchase all or a portion (as applicable) of a Holder's Series D Preferred Stock at the prices and on the dates, and otherwise on the terms and subject to the conditions, provided in this Section 6.

(a)      Redemption at the Option of the Holders.

(i) Each Holder may require the Corporation to purchase such requesting Holder's Series D Preferred Stock on July 31, 2007, at a purchase price per share of Series D Preferred Stock in cash in an amount equal to the Liquidation Price.

                  No purchase of Series D Preferred Stock shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a repurchase of Series D Preferred Stock cannot occur by reason of this paragraph, the Corporation, on the first Business Day after all Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted, shall give to each Holder a written notice (a "Repriced Preferred Notice") stating:

          (1) that Repriced Preferred Stock has been converted, repurchased, redeemed or retired or that the consent of the holders of the Repriced Preferred Stock has been obtained; and

          (2) that the Holder has the right to require the Corporation to purchase such Holder's Series D Preferred Stock at a purchase price per share of Series D Preferred Stock in cash in an amount equal to the Liquidation Price;

          (3) the purchase date, which date shall be no earlier than 10 days nor later than 15 days from the date such notice is mailed; and

          (4) the instructions (which shall be consistent with this Section 6(a)(i)) a Holder must follow in order to have its Series D Preferred Stock purchased.

                  Holders electing to have Series D Preferred Stock purchased under this Section 6(a)(i) will be required to surrender such Series D Preferred Stock to the Corporation at any time during normal business hours at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders) at least five Business Days prior to July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice). Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice), a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series D Preferred Stock delivered by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series D Preferred Stock purchased.

                  If, on July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice), funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the Holders have requested to be purchased by the Company, the Corporation shall purchase on such date, at the Liquidation Price, pro rata among the electing Holders based on the Liquidation Price of their shares, that number of shares of Series D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Liquidation Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the Holders have requested be purchased.

                  In the event that the Corporation is in arrears in the purchase of its Series D Preferred Stock pursuant to this Section 6(a)(i) (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the purchase price), or a purchase cannot occur by reason of the fact that the Repriced Preferred Stock is outstanding, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or
(ii) make any mandatory purchase or redemption of any Series D Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

                  Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

(ii) After the 91st day following the date on which all Senior Subordinated Notes are no longer outstanding, each Holder may require the Corporation to purchase all or a portion of such requesting Holder's Series D Preferred Stock at a purchase price in cash for each share of Series D Preferred stock equal to the product obtained by multiplying the Common Share Equivalent Number effective as of the Market Price Determination Date (as defined below) in any year multiplied by the Current Market Price per share of Company Common Stock, determined in the manner set forth in Section 10(a)(iv) below, as of the Market Price Determination Date (the "Equity Put Purchase Price"). "Market Price Determination Date" means (A) the 92nd day (or if such day is not a Business Day, the succeeding Business Day) following the date on which all Senior Subordinated Notes are no longer outstanding (the "Initial Market Price Determination Date") and (B) in any subsequent year, the anniversary of the Initial Market Price Determination Date (or, if such anniversary is not a Business Day, the next succeeding Business Day).

                  If the Company Common Stock is then listed or admitted to trading on the NYSE or another national securities exchange or prices for the Company Common Stock are quoted on the NASDAQ National Market, the Company may, at its option and in lieu of cash, pay the Equity Put Purchase Price by delivery to the requesting Holders, for each share of Series D Preferred Stock, a number of shares of Company Common Stock equal to the Common Share Equivalent Number of such share of Series D Preferred Stock on the Market Price Determination Date.

                  In connection with any purchase of shares of Series D Preferred Stock in any one year pursuant to this Section 6(a)(ii), if the Corporation elects to pay the Equity Put Purchase Price in cash and the aggregate purchase price for all shares of Series D Preferred Stock requested to be purchased by the electing Holders would exceed $15,000,000, then the Corporation shall not be obligated to purchase more than one third of the total number of outstanding shares of Series D Preferred Stock on a fully diluted basis (after giving effect to the conversion of any outstanding convertible securities) on the first date on which a Holder requests a repurchase under this
Section 6(a)(ii) (or such greater number of shares with an aggregate Equity Put Purchase Price equal to $15,000,000). If the Corporation elects to limit the number of shares of Series D Preferred Stock to be purchased as provided in this paragraph, then any reduction in the number of shares of Series D Preferred Stock shall be effected pro rata as to all Holders based on the number of shares of Series D Preferred Stock held by them.

                  Within 15 days following each Market Price Determination Date, the Corporation shall give to each Holder a written notice (the "Equity Put Notice") stating:

          (1) that such Holder has the right to require the Corporation to purchase all or a portion of such Holder's Series D Preferred Stock at the Equity Put Purchase Price as set forth above;

          (2) the purchase date, which date shall be no earlier than 15 days nor later than 30 days from the date the Equity Put Notice is mailed;

          (3) the Corporation's calculation of the Equity Put Purchase Price and whether the Equity Put Purchase Price will be paid in cash or in shares of Company Common Stock;

          (4) if the Corporation elects to pay the Equity Put Purchase Price in cash, and intends to limit the number of shares of Series D Preferred Stock to be purchased as provided above, the aggregate number of shares of Series D Preferred Stock the Corporation intends to purchase (which shall not be less than one-third of the total number of shares of Series D Preferred Stock on a fully diluted basis as provided above, or such greater number of shares with an Equity Put Purchase Price equal to $15,000,000); and

          (5) the instructions a Holder must follow in order to have its Series D Preferred Stock purchased pursuant to this Section 6(a)(ii).

                  Holders electing to have Series D Preferred Stock purchased under this Section 6(a)(ii) shall be required, at least five Business Days prior to the purchase date specified in the Equity Put Notice, to deliver written notice to the Corporation at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders), that he or she elects to have such shares purchased by the Corporation pursuant to this Section 6(a)(ii) and stating the number of shares of Series D Preferred Stock to be purchased. Any Holder will be entitled to withdraw its election at any time prior to the purchase date specified in the Equity Put Notice for any reason.

                  A Holder requesting to have its shares of Series D Preferred Stock purchased pursuant to this Section 6(a)(ii) shall not be entitled to receive payment of the Equity Put Purchase Price for its shares until such Holder shall cause to be delivered to the place specified in the Equity Put Notice (i) the certificate(s) representing such shares of Series D Preferred Stock to be purchased and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series D Preferred Stock to the Corporation free of any adverse interests; provided that the foregoing is subject to the other provisions of the Corporation's certificate of incorporation or the Corporation's bylaws governing lost certificates generally. If less than all of the shares represented by any such certificate are to be purchased, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares.

                  No Equity Put Notice shall be issued pursuant to this Section 6(a)(ii) unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock shall have consented to the issuance of the Equity Put Notice in accordance with the requirements of the Corporation's certificate of incorporation.

                  If funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the electing Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Equity Put Purchase Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series

D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Equity Put Purchase Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the electing Holders have requested be purchased.

                  If the Corporation defaults or is in arrears in its obligations under this Section 6(a)(ii), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Equity Put Purchase Price), or if the Company is not permitted to deliver an Equity Put Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series D Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

                  Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

(b) Change Of Control. Upon the occurrence of a Change of Control, each Holder may require the Corporation to purchase such requesting Holder's Series D Preferred Stock at a purchase price in cash in an amount equal to the greater of
(i) the Liquidation Price and (ii) the Equity Share Value (the "Change of Control Price").

                  Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Series D Preferred Stock at the Change of Control Price as set forth above;

(ii)     the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

(iv) the instructions a Holder must follow in order to have its Series C-1 Preferred Stock purchase pursuant to this Section 6(b).

                  The Change of Control Notice shall be given by first class mail, postage prepaid, to each Holder of record of the Series D Preferred Stock, at such Holder's address as it shall appear upon the stock transfer books of the Corporation.

                  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Series D Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to a Holder of any shares designated for purchase shall not affect the validity of the proceedings for the purchase of any shares of Series D Preferred Stock owned by other Holders to whom such notice was duly given.

                  Holders electing to have Series D Preferred Stock redeemed under this Section 6(b) will be required to surrender such Series D Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified purchase date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the redemption date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series D Preferred Stock delivered for purchase by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series D Preferred Stock purchased.

                  No Change of Control Notice shall be issued pursuant to this
Section 6(b) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock shall have consented to the issuance of the Change of Control Notice in accordance with the requirements of the Corporation's certificate of incorporation. If a Change of Control Notice cannot be issued by reason of this paragraph, the Company shall deliver the Change of Control Notice on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted.

                  If any Senior Subordinated Notes are outstanding or were outstanding within 91 days prior to the scheduled date of purchase under this
Section 6(b), (i) notwithstanding any other provision of this Section 6(b), the purchase date of any Series D Preferred Stock shall not occur prior to the purchase date for the Senior Subordinated Notes, and (ii) no purchase or payments shall be made under this Section 6(b) so long as such purchase or payments are prohibited by the terms of the Senior Subordinated Note Indenture. Any purchase or payment not made by reason of this paragraph shall be deferred until the first date on which such payment shall be permitted to be made under the terms of the Senior Subordinated Note Indenture. If the Corporation is only permitted to purchase a portion of the Series D Preferred Stock or to pay part of the Change of Control Price (including, without limitation, paying only the Liquidation Price and a portion of the premium), it shall immediately pay such portion to the Holders pro rata in accordance with the Liquidation Price of their shares.

                  If, upon any Change of Control, funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Change of Control Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the

Corporation shall purchase at the Change of Control Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the Holders have requested be purchased.

                  If the Corporation defaults or is in arrears in its obligations under this Section 6(b), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Change of Control Price), or if the Company does not deliver a Change of Control Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, or if the Company is not permitted to purchase all of the Series D Preferred Stock or to pay all or any portion of the Change of Control Price for any reason, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series D Preferred Stock or Parity Securities, except pro rata according to all such obligations then due or in arrears.

                  The Corporation will not be required to pay the Change of Control Price upon a Change of Control if a third party pays the Change of Control Price in the manner, at the time and otherwise in compliance with the requirements set forth in Section 6(b) applicable to the Change of Control Price payable by the Corporation.

                  Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

(c) Conflict. If there is any conflict between the provisions of this Section 6) and any applicable federal securities laws or regulations, the provisions of such federal securities laws and regulations shall apply.

Section 7.        Voting Rights.

(a)      General.

                  The Series D Preferred Stock shall not have the right to vote except as provided in Section 7(b) below and for voting rights required under or granted by Delaware law. In connection with any right of the Holders of the Series D Preferred Stock to vote separately as a class pursuant to Section 7(b) or under Delaware law, each Holder will have one vote for each share of Series D Preferred Stock held by it. Any shares of Series D Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

(b)      Class Voting Rights.

(i) Actions Requiring Affirmative Vote. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Corporation's certificate of incorporation or the Corporation's by-laws, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series D Preferred Stock, (b) authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on a parity with, the Series D Preferred Stock, (c) reclassify any of its Junior Stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on a parity with, the Series D Preferred Stock, or (d) issue any additional shares of Series D Preferred Stock (other than upon conversion of the Junior Subordinated Notes).

(ii) Special Meeting. Whenever the rights described above shall vest pursuant to this Section 7(b) or Delaware law, such rights may be exercised by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series D Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series D Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

(iii) Stockholders' Right To Call Meeting. If any meeting of the Holders required by this paragraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series D Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series D Preferred Stock may designate in writing a Holder of the Series D Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series D Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series D Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series D Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

(iv) Quorum. At any meeting of the Holders called in accordance with the provisions of this paragraph (b), the presence in person or by proxy of the Majority Holders with the Holders of Series D Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section 8.        Outstanding Shares.

                  For purposes of this Certificate of Designation, all shares of Series D Preferred Stock shall be deemed outstanding except from the date of registration of transfer, all shares of Series D Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

Section 9.        Status of Acquired Shares.

                  The Corporation shall take all such actions as are necessary to cause any shares of Series D Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series D Preferred Stock unless the other provisions of this Resolution have been complied with.

Section 10.       Anti-Dilution Adjustments

(a) The Common Share Equivalent Number and the Common Share Equivalent Price shall be adjusted from time to time as follows: Whenever the Common Share Equivalent Number is adjusted pursuant to paragraph (a)(i) below, the Common Share Equivalent Price shall be automatically adjusted to equal the quotient obtained by dividing the Liquidation Price by the adjusted Common Share Equivalent Number, and whenever the Common Share Equivalent Price is adjusted pursuant to paragraph (b)(ii) or (iii) below, the Common Share Equivalent Number shall also be automatically adjusted by dividing the Common Share Equivalent Number in effect as of the Adjustment Date by the adjusted Common Share Equivalent Price.

(i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Common Share Equivalent Number shall be adjusted so that following such event the Common Share Equivalent Number shall represent a percentage of the number of outstanding shares of Common Stock equal to the percentage of the number of shares of Common Stock outstanding immediately preceding the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock or other Equity Equivalent) at a price per share (or conversion or other equivalent price per share) that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Common Share Equivalent Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Common Share Equivalent Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock or other Equity Equivalent so offered, (or the aggregate conversion price or other equivalent price of the securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible or, in the case of other Equity Equivalents, the number of shares of Common Stock represented by such Equity Equivalent). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Common Share Equivalent Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or other Equity Equivalents actually issued).

(iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Common Share Equivalent Price shall be adjusted so that the same shall equal the price determined by multiplying the Common Share Equivalent Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Company Common Stock on the record date mentioned below less the fair market value on such record date (as agreed to by the Corporation and the Majority Holders or, if not so agreed, as determined in a manner similar to the determination of Current Market Price described in the second to last sentence of subsection (iv) below) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Company Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(iv) For the purpose of any computation under subsections (ii) and (iii) of this
Section 10(a), the current market price (the "Current Market Price") per share of Company Common Stock on any date shall be deemed to be equal to the average of the daily closing prices of the Company Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other national securities exchange or the NASDAQ National Market if the Company Common Stock is then listed or traded thereon for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or (iii) above; provided that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Company Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if shares of the Company Common Stock are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Company Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Company Common Stock as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (iv), if (A) the Common Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market but either (1) the prices described in this Section 10(c)(iv) are not available or (2) the Majority Holders determine that the such prices do not adequately reflect the fair value of a share of Company Common Stock due to limited float or trading volume, or
(B) the Common Stock is not listed on the NYSE or other national securities market or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of a share of Company Common Stock as agreed by the Corporation and the Majority Holders or if the Corporation and the Majority Holders are unable to agree, the fair value of a share of Company Common Stock as determined by a nationally recognized investment bank selected jointly by the Corporation and the Majority Holders (or if they are unable to agree on such an investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Corporation and two of which shall be selected by the Majority Holders)). The fees and expenses of such investment bank shall be paid by the Corporation.

(v) No Adjustment. No adjustment in the Common Share Equivalent Number or Common Share Equivalent Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Common Share Equivalent Number or Common Share Equivalent Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in paragraph (b)(i), (ii) or (iii) above if all Holders of Series D Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days' prior notice to any transfer agent and to the Holders of the Series D Preferred Stock of any such determination.

                  No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee thereof.

(vi) Notice of Adjustment. Whenever the Common Share Equivalent Number or the Common Share Equivalent Price is adjusted, the Corporation shall promptly mail to holders of the Series D Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

(vii)    Notice of Certain Transactions.

                  In the event that:

(A) the Corporation takes any action which would require an adjustment in the Common Share Equivalent Number or the Common Share Equivalent Price;

(B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

(C) there is a dissolution or liquidation of the Corporation, the Corporation shall mail to holders of the Series D Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 10(b)(vii).

(viii) Effect of Reclassification, Consolidation, Merger or Sale on Reference Number and Reference Price. If any of the following shall occur, namely: (a) any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i), (ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the agreements relating to such transaction and the certificate of incorporation of the resulting or surviving corporation or otherwise such that each the Holder will receive, in exchange for it's Series D Preferred Stock, either (1) shares of a class of securities of the Corporation or its successor that is substantially equivalent to (and not less favorable than) the Series D Preferred Stock, including, without limitation, with respect to rank, antidilution protection, rights, dividends and rights or liquidation, or (2) with respect to any Holder who so elects, into such Holder's proportionate share (based on the Common Share Equivalent Number of such Holder's Series D Preferred Stock and assuming that such Holder's Series D Preferred Stock is Common Stock) the same kind and amount of shares of stock and the securities and property (including cash) receivable by a holder of Common Stock upon such reclassification, change, consolidation merger, sale or conveyance. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Series D Preferred Stock by reason of the foregoing. The provisions of this Section 10(a)(viii) shall similarly apply to successive consolidations, mergers, sales or conveyances. The provisions of this Section 10(a)(viii) shall be in addition to any other rights the Holders of Series D Preferred Stock may have by operation of law, contract or otherwise.

(b)      Deemed Adjustment of Unissued Shares.

                   All adjustments to the Common Share Equivalent Number and the Common Share Equivalent Price pursuant to this Section 10 shall apply to and be effective in respect of all shares of Series D Preferred Stock whether or not issued and outstanding (or deemed to be outstanding) pursuant to the terms of this Certificate of Designation. If an adjustment event occurs, the adjustment to the Common Share Equivalent Number and the Common Share Equivalent Price shall take effect (1) in the case of shares of Series D Preferred Stock that are issued and outstanding (including, for this purpose, shares that are deemed not to be outstanding by reason of the provisions of Section 8 hereof), on the applicable Adjustment Date, and (2) in the case of all shares of Series D Preferred Stock that are not outstanding on the applicable Adjustment Date, on the date such shares are subsequently issued, automatically upon such issuance.

Section 11.       Reports.

                  So long as the Series D Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Series D Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series D Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

Section 12.       Severability of Provisions.

                  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                                                       EXHIBIT E
                           AMENDED AND RESTATED BYLAWS
                                       OF
                             AMERICAN SKIING COMPANY

                              Adopted: July , 2001

                                   ARTICLE I

                                      Name

     Section 1. Name. The name of this corporation is stated in the Certificate of Incorporation, as amended by the Certificate of Ownership and Merger Merging American Skiing Company into ASC Delaware, Inc. filed with the Secretary of State of Delaware on or about October 8, 1999.

                                   ARTICLE II

                         References, Locations and Seal

     Section 1. References. References in these Bylaws to the Certificate of Incorporation shall mean this corporation's Certificate of Incorporation as amended from time to time, as on file with the Secretary of State of Delaware. References in these Bylaws to the Delaware General Corporation Law and to particular sections of said Law are to said Law and said sections as amended from time to time. The headings of Articles and Sections in these Bylaws are for convenience only, and shall not be taken into account in construing these Bylaws.

     Section 2. Office and Location. The registered office of this corporation in Delaware and the municipality or other place in Delaware where it is located are set forth in the Certificate of Incorporation. The principal office and place of business of this corporation, within or without Delaware or Maine, shall be at such place as the Board of Directors shall from time to time fix.

     Section 3. Seal. The seal of this corporation shall be circular in form with the name of the corporation, the word "Delaware" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document, in which case such wafer seal affixed to such document shall be the corporate seal of this corporation thereon for all purposes provided by law. The Secretary shall have custody of the corporate seal and he or the Assistant Secretary may affix the same to documents requiring it and attest the same. The Secretary may permit the President or Assistant Secretary to keep a duplicate of the corporate seal.

                                  ARTICLE III

                            Meetings of Shareholders

     Section 1. Place. All meetings of shareholders shall be held at the registered office of the corporation or at such other place within or without Delaware as shall be fixed (i) by the Board of Directors, (ii) by the person or persons calling the meeting, or (iii) in waivers of notice of the meeting signed by all persons entitled to notice thereof.

     Section 2. Date of Annual Meeting. The annual meeting of shareholders shall be held on the third Monday of November in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., Local Time, or at such other hour as may be fixed by the President or Board of Directors, for the election of a Board of Directors, and for the transaction of such other business as may properly come before the meeting. The annual meeting of shareholders may likewise be held at any date and time fixed by the President or Board of Directors during a period of 30 days after the date hereinabove specified. If there shall be a failure for whatever reason to hold the annual meeting for a period of 30 days after the date hereinbefore specified, a substitute annual meeting of shareholders may be called by any person or persons entitled to call a special meeting of shareholders.

     Section 3. Call of Special Meetings. Special meetings of shareholders for any purpose or purposes may be called to be held at the date and time fixed in the call by the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors, or the holders of not less than 50% of the shares entitled to vote at the meeting.

     Section 4. Notice. Unless waived in the manner prescribed by law, written notice stating the place, day and time of the meeting and, in case of a special meeting or when otherwise required by the Delaware General Corporation Law, the purpose or purposes for which the meeting is called, shall be delivered within the time period prescribed in Section 222 of the Delaware General Corporation Law, either personally or by mail, by or at the direction of the President, Secretary, , or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, and to shareholders of record not entitled to vote when required by the Delaware General Corporation Law.

                                   ARTICLE IV

                           Quorum and Voting of Shares

     Section 1. Quorum. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders.

     Section 2. Votes. Except as otherwise provided by the Delaware General Corporation Law, any corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote on the subject matter. In elections of Directors, those candidates who receive the greatest number of votes cast at the meeting by the holders of shares entitled to vote to elect Directors, even though not receiving a majority of the votes cast, shall be deemed elected.

                                   ARTICLE V

                                    Directors

     Section 1. Number and Term. The number of Directors shall be fixed by resolution of the shareholders or the Board of Directors within the limits specified in the Certificate of Incorporation. The Directors shall be elected at the annual meeting of the shareholders, and each Director so elected shall hold office for one year and until the next succeeding annual meeting and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

     Section 2. Vacancies, Resignation and Removal. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, including newly created directorships created by an increase in the number of Directors, may be filled by a majority of the remaining Directors or by the sole remaining Director. Any Director may resign his office by delivering a written resignation to the President or Secretary.

     Section 3. Powers. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with the power to authorize any and all corporate action, except when shareholder action is specifically required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws.

     Section 4. Special Voting Requirements. For so long as the Stockholders (as defined in the Certificate of Designation authorizing the 12% Series C-1 Convertible Participating Preferred Stock of this corporation (the "Series C-1 Preferred Stock") (the "Series C-1 Certificate of Designation")) Beneficially Own (as defined in the Series C-1 Certificate of Designation) at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of this corporation's 15% Series C-2 Preferred Stock (the "Series C-2 Preferred Stock") that they own on the Issue Date (as defined in the Series C-1 Certificate of Designation) (as such number may be adjusted for stock splits, stock dividends and similar transactions), the corporation shall not take the actions listed in clauses (i) through (ix) below without the affirmative vote of at least one Stockholder Director or Series C-1 Preferred Director (as each such term is defined in the Series C-1 Certificate of Designation), either as part of the vote of the full Board of Directors or of the Executive Committee.

          (i) Approval of an annual operating and capital budget, which shall include operating plans, detailed capital expenditure plans and a business plan (the "Budget"), which Budget will include, without limitation:

               (A) detailed operating assumptions relating to, without limitation, (1) pricing, (2) expected skier visits, (3) an explanation of changes in operating cost from the prior year, (4) head-count and expected seasonal head-count, (5) departmental "sales, general and administrative" expenses, including marketing plans and related budgets, and (6) a detailed analysis of all required capital expenditures, including return on investment analysis and a prioritization of both growth and maintenance capital expenditures;

                    (B) planned material acquisitions, divestitures and other
               development decisions (1) involving more than $2,000,000 in the aggregate or (2) reasonably expected to have an impact of 5% or more on the corporation's consolidated revenues or earnings;

                    (C) overall corporate strategy, including actions that
               involve repositioning the corporation, commencing new lines of business or significantly expanding lines of existing business (other than the skiing business) or making material investments in joint ventures or non-controlled operating companies;

                    (D) requirements for capital in accordance with the Budget, including, without limitation, planned material financings (whether in the form of debt or equity), including (1) issuance of debt or equity securities, (2) entering into material new credit or financing agreements, (3) materially increasing lines of credit or making material changes in existing credit arrangements, (4) pledging material assets, (5) the payment of dividends on outstanding capital stock of the corporation and (6) any redemption or repurchase of capital stock of the corporation, other than (x) the redemption or repurchase of the Series C-1 Preferred Stock, the Series C-2 Preferred Stock or of this corporation's 8.5% Series B Convertible Participating Preferred Stock or Series D Participating Preferred Stock, and (y) redemptions in accordance with the terms of any equity incentive plan, agreement or other bonus, award or stock arrangement with respect to any directors, officers or other employees of this corporation (each such arrangement, an "Employee Plan"); and

                    (E) a "materiality" standard for variations in the Budget
               requiring Board of Directors' approval.

          (ii) Significant executive personnel decisions (other than terminations), including, without limitation, hiring decisions or decisions materially changing the compensation or responsibilities of the chief executive officer, the president, the chief operating officer, the chief financial officer or the general counsel of the corporation, or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc.

          (iii) Material actions that are likely to affect the corporation's operating and strategic direction that are reasonably expected or likely to have an impact of 5% or more on the corporation's consolidated revenues or earnings.

          (iv) Any amendment to the corporation's Certificate of Incorporation or Bylaws.

          (v) Any voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the corporation.

          (vi) Initiation of material litigation other than with respect to any counterclaim made by the corporation in response to any claim made by a third party.

          (vii) Any merger, consolidation or other business combination of the corporation with or into another person or entity or any sale of all or substantially all the assets of the corporation or any of ASC East, Inc., ASC West, Inc., ASC Utah, Inc. and American Skiing Company Resort Properties, Inc. or any other subsidiary of the corporation, whether existing now or created after the date of these Bylaws, that is material to the corporation and its subsidiaries, taken as a whole.

          (viii) Material changes to or reduction in insurance coverage.

          (ix) Material financing or capital markets activity not expressly provided in the Budget.

                                   ARTICLE VI

                       Meetings of the Board of Directors

     Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors, which shall be the Annual Meeting of the Board of Directors, shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Board of Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors, and shall be held at least four (4) times in each fiscal year commencing August, 2000. Unless action is to be taken with respect to the Certificate of Incorporation or Bylaws, no notice of such regular meetings shall be necessary.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), President, Secretary or any other person or persons authorized by the Delaware General Corporation Law. The person or persons calling the special meeting shall fix the time and place thereof.

     Section 4. Notice; Generally. Notice of each special meeting of the Board of Directors shall be given to each Director who has not signed a waiver of notice before or after the meeting. Notices of meetings of the Board of Directors shall be given by the Secretary or the person or persons calling the meeting. Neither the business to be transacted at nor the purpose of the meeting need be specified in the notice unless the Delaware General Corporation Law shall otherwise require. The giving of notice of a special meeting of the Board of Directors by or at the direction of the person or persons authorized to call the same shall constitute the call thereof.

     Section 5. Notice; When and How Given. Notice of meetings of the Board of Directors may be given by any of the following methods within the time period specified for that method:

          (i) by depositing a copy of the notice in the United States mail, first class postage prepaid, addressed to the Director at his usual or last known business or residence address, at least 3 business days before the meeting;

          (ii) by delivering a copy of the notice to a recognized overnight delivery or express service addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 2 business days before the meeting;

               (iii) by delivering a copy of the notice in hand to the Director at least 24 hours before the meeting;

               (iv) by reading or causing to be read the notice over the telephone to the Director at least 24 hours before the meeting;

               (v) by sending a telegram containing the contents of the notice addressed to the Director at his usual or last known business or residence address at least 2 business days before the meeting;

               (vi) by transmitting the contents of the notice by telecopy, fax or any other electronic means for the simultaneous or substantially simultaneous transmission of data to a telephone or other number held out by the Director as a number maintained by him for the receipt of the means of transmission selected at least 24 hours before the meeting; or

               (vii) by sending a copy of the notice by any usual means of communication addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 3 business days before the meeting.

     Notice to any Director actually received by him at least 24 hours before the meeting shall be deemed sufficient, notwithstanding the method or means of communication selected or the time when sent. For the purposes of this Section, a "business day" is any day other than a Saturday, Sunday or legal holiday in Maine.

                                  ARTICLE VII

                         Executive and Other Committees

     Section 1. Establishment; Authority. The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may designate from among its members an executive committee and other committees, each consisting of 2 or more Directors, and may delegate to such committee or committees any part or all of the authority of the Board of Directors, except as otherwise provided by Section 141(c)(2) of the Delaware General Corporation Law. Without limitation of the foregoing, no Employee Plan may be adopted or amended in any material respect without the approval of the compensation and stock bonus (or equivalent) committee, which approval must include the affirmative vote of at least one Stockholder Director or Series C-1 Preferred Director.

     Section 2. Procedures. Vacancies in the membership of a committee shall be filled by resolution adopted by a majority of the Directors then in office in accordance with the provisions set forth in Section 1 of this Article VII. Committees shall keep minutes of their proceedings and report the same to the Board of Directors. Members of a committee may be removed from office, with or without cause, by resolution adopted by a majority of the Directors then in office. Any person or persons authorized to call a meeting of the Board of Directors, as well as the chairman of a committee or the committee itself, may call a meeting of a committee. Except as hereinbefore otherwise provided, so far as applicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of committees.

                                  ARTICLE VIII

                                    Officers

     Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall be a President, a Chief Operating Officer and President-Resort Operations, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents (one of whom may be designated by the Board of Directors as the Executive Vice President), and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. When Chosen; Qualifications; Term; Removal. The Board of Directors at its initial meeting after the incorporation of the corporation and at each Annual Meeting thereafter shall elect said officers, who shall hold office until the next Annual Meeting of the Board of Directors and thereafter until their successors are chosen and have qualified, or until their earlier death, resignation or removal from office.

     The President (and any other officer which may at any time be deemed to be the chief executive officer, if the President is not so identified) may be removed only by the affirmative vote of at least (a) seven (7) directors, in the event that there are eleven (11) directors, (b) six (6) directors (including at


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least one director who is not related to Mr. Leslie Otten, the Stockholders, their respective affiliates, or to this corporation in any other capacity than his/her capacity as a director of this corporation (an "Independent Director")) in the event that there are ten (10) directors, (c) two-thirds of the directors (including at least one Independent Director), in the event that there are fewer than ten (10) directors, or (d) a majority of the directors (including at least one Independent Director) in the event that there are more than eleven (11) directors.

     The President shall have sole authority to remove the chief operating officer, the chief financial officer or the general counsel of the corporation, or the chief operating officer (or equivalent position) of American Skiing Company Resort Properties, Inc., but only after having sought (but not necessarily obtained) the approval of the Executive Committee and the Board of Directors at duly called meetings thereof.

     Section 3. Authority and Duties. Each officer shall have such authority and perform such duties as are set forth in the Delaware General Corporation Law or in these Bylaws, and as shall be determined from time to time by the Board of Directors. Each officer shall also have such authority and perform such duties as are usually incumbent upon his office except as the same may be limited from time to time by the Board of Directors.

     Section 4. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

     Section 5. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and of the Board of Directors at which he is present, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 6. Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in case of the absence or disability of the President, have the authority and perform the duties of the President. If the Board of Directors shall elect an Executive Vice President, it shall be presumed that he is the Vice President determined by the Board of Directors first to act in case of the absence or disability of the President.

     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and record all the proceedings of the Board of Directors and the shareholders in a book or books kept for that purpose. The Secretary shall perform like duties for the executive committee. The Secretary or an Assistant Secretary may certify all votes, resolutions and actions of the shareholders and the Board of Directors and its committees.

     Section 8. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, have the authority and perform the duties of the Secretary.



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     Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit all such funds in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall keep or cause to be kept all books and records of account and shall prepare or cause to be prepared all financial statements required by the Delaware General Corporation Law, the Board of Directors or good accounting practices. The Treasurer shall render to the Board of Directors, whenever required, accounts of all corporate financial transactions and of the financial condition of the corporation.

     Section 10. Assistant Treasurers. Except as hereinbefore provided, the Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Treasurer, have the authority and perform the duties of the Treasurer.

                                   ARTICLE IX

                       Voting Shares of Other Corporations

     Section 1. Voting Shares of Other Corporations. The Chairman of the Board of Directors, if any, the President, any Vice President, the Secretary, and the Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the President or the Secretary is authorized to execute and deliver in the name and on behalf of this corporation proxies appointing any one or more of the foregoing officers as the proxy agents of this corporation.

                                   ARTICLE X

                             Lost Stock Certificates

     Section 1. Lost Stock Certificates. The Board of Directors may authorize, generally or in a specific case, the appropriate officers to execute and deliver a replacement certificate for shares of this corporation in substitution for any certificate for shares theretofore issued alleged to have been lost, destroyed or stolen. Unless waived by the Board of Directors, the officers executing the replacement certificate shall require the registered holder thereof to sign and swear to an affidavit of loss and indemnity agreement in such form as shall be prescribed by the Secretary. In addition, the Board of Directors may prescribe such other terms and conditions precedent to the issuance of replacement certificates, including without limitation the requirement of further indemnities and surety bonds or insurance policies, as it deems appropriate to protect the corporation and its officers and agents from any claim that may be made against it or them with respect to any such certificate alleged to have been lost, destroyed or stolen. The powers and duties of the Board of Directors prescribed in this ARTICLE X may be delegated in whole or in part to any registrar or transfer agent for this corporation.



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                                   ARTICLE XI

                      Transfers and Registration of Shares

     Section 1. Stock Transfer Books. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded in the original stock transfer books of the corporation, provided that the provisions of Article XV of these Bylaws respecting restrictions on transfers of shares have been complied with. The original issue of shares of this corporation shall likewise be recorded in the original stock transfer books of the corporation.

     Section 2. Registered Shareholders. The corporation shall be entitled to recognize the person or persons shown on its original stock transfer books as the owner of shares as the exclusive and only owner thereof for all purposes, including without limitation the right to (i) receive dividends and other distributions; (ii) vote (except as otherwise provided in the Delaware General Corporation Law); and (iii) examine lists, books, minutes or other materials relating to the corporation. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person not noted in its original stock transfer books, whether or not it shall have express or other notice thereof.

                                  ARTICLE XII

                                 Indemnification

     Section 1. Definitions. For all purposes of this Article, (i) the term "Officer" (when capitalized, but not otherwise) shall mean any person who is or was a Director, the President, the Treasurer, or the Secretary of this corporation; (ii) the term "Employee" (when capitalized, but not otherwise) shall mean any other person (whether or not a common law employee) who is or was an officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise; and (iii) the term "Claimant" (when capitalized, but not otherwise) shall mean any Officer or Employee seeking indemnification under this Article.

     Section 2. Indemnification. This corporation shall in all cases indemnify any Officer, and shall have power exercisable by its Board of Directors as provided in Section 5 hereof to indemnify any Employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that the Claimant is or was an Officer or Employee, against expenses,


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

including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by the Claimant in connection with such action, suit or proceeding if the Claimant:

          (i) Acted in good faith and in a manner that, in the Claimant's reasonable belief, was in or not opposed to the best interests of this corporation; or

          (ii) With respect to any criminal action or proceeding, had no reasonable cause to believe that the Claimant's conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order or conviction adverse to the Claimant, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Claimant did not act in good faith and in a manner that, in the Claimant's reasonable belief ,was in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Claimant's conduct was unlawful.

     Section 3. Derivative Actions. The corporation shall indemnify any Officer, and shall have power exercisable by its Board of Directors as provided in
Section 5 hereto to indemnify any Employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that the person is or was an Officer or Employee against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the Claimant acted in good faith and in a manner the Claimant reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Claimant shall have been adjudged to be liable to this corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Claimant is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 4. When Defense Successful. Any provisions of Sections 2, 3 or 5 hereof to the contrary notwithstanding, to the extent that a Claimant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 or 3, or in defense of any claim, issue or matter therein, the Claimant shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

     Section 5. Determination in Specific Cases. Any indemnification under
Section 2 or 3 hereof, unless ordered by a court or required by Section 4 hereof, shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the Claimant is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 2 or 3 hereof, as applicable, and in the best interests of this corporation. Where such a case specific determination is required, that determination shall be made, with respect to a Claimant who is a director or officer of this corporation at the time of such determination, by the Board of Directors by a majority vote of the Directors who were not parties to the action, suit or proceeding, even though less than a quorum, or by a committee of


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such directors designated by a majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the Claimant may enforce the indemnification against this corporation by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

     Section 6. Advances of Expenses. Expenses incurred by or in behalf of a Claimant in defending a civil, criminal, administrative or investigative action, suit or proceeding (i) in the case of a Claimant who is an Employee may be authorized and paid by this corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 5 hereof that, based solely on the facts then known to those making the determination and without further investigation, such Claimant satisfies the standard of conduct prescribed by Section 2 or Section 3 hereof, as applicable, and (ii) in the case of a Claimant who is an Officer shall in all cases be paid, as reasonably requested from time to time by the Officer, and in the case of an Employee, may (subject to clause (i) of this Section 6) be paid, by this corporation in advance of the final disposition of the action, suit or proceeding upon receipt by this corporation, at the time of the initial advance, of a written undertaking by or on behalf of it to repay all amounts advanced if it is ultimately determined that the Claimant is not entitled to be indemnified by this corporation as authorized in this Article XII.

     The undertaking described in clause (ii) shall be an unlimited general obligation of the Claimant seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

     Section 7. Indemnification Not Exclusive. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which a Claimant may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Claimant's official capacity and as to action in another capacity while holding an office with this corporation, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such a person.

     Section 8. Enforceable By Separate Action. A right to indemnification required by this Article or established pursuant to the provisions of this Article may be enforced by a separate action against this corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

     Section 9. Miscellaneous. For purposes of this Article, (i) references to this "corporation" shall include, in addition to the surviving corporation or


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new corporation, any participating corporation in a consolidation or merger;
(ii) this corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him of his duties to this corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; and (iii) excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines".

     Section 10. Amendment. Any amendment, modification or repeal of this Article shall not deny, diminish or otherwise limit the rights of any Claimant to indemnification or advances hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

                                  ARTICLE XIII

                                   Fiscal Year

     Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XIV

                             Execution of Documents

     Section 1. Execution of Documents. Unless the Board of Directors, Executive Committee or shareholders shall otherwise generally or in any specific instance provide:

          (i) Any bill, note or negotiable instrument may be signed or endorsed in the name and on behalf of this corporation in the ordinary course of business by the President or Treasurer, acting singly;

          (ii) The President or Treasurer, acting singly, shall in the ordinary course of business have authority to sign or endorse in the name and on behalf of this corporation all checks and other orders for the payment of money drawn on any bank or trust company;

          (iii) The President or Treasurer, acting singly, shall have authority to make, in the name and on behalf of this corporation, all contracts in the ordinary course of business; and

          (iv) Any other instrument, document, deed, bill of sale or other writing of whatever nature to be executed in the ordinary course of business may be executed in the name and on behalf of this corporation by the President or Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.



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     Section 2. Assistants. Vice Presidents and Assistant Treasurers shall not have the authority provided in Section 1 unless granted by the Board of Directors generally or in any specific instance.

                                   ARTICLE XV

                              Amendments to Bylaws

     Section 1. Amendments. Subject to the provisions of Article V, Section 4, the Board of Directors shall have the power to alter, amend or repeal these Bylaws, and to adopt new Bylaws, provided that the notice, unless notice shall be duly waived, of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new Bylaw or amendment or Bylaw to be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further that the shareholders may amend or repeal a Bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the Bylaw provision thus amended or repealed by the shareholders.






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